UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
EXPRESS-1 EXPEDITED SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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EXPRESS-1 EXPEDITED SOLUTIONS, INC.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, Michigan 49085

August 3, 2011

Dear Fellow Stockholders:

On behalf of the Board of Directors of Express-1 Expedited Solutions, Inc., a Delaware Corporation (the “Company”, “we”, “us” or “our”), we invite you to join us at a special meeting of stockholders of the Company, which will be held in the Express-1, Inc. Training Center located at 441 Post Road, Buchanan, MI 49107, at 9:00 a.m., Eastern Daylight Time, on September 1, 2011.

On June 13, 2011, the Company entered into an Investment Agreement (the “Investment Agreement”) with Jacobs Private Equity, LLC (“JPE”) and the other investors party thereto (including by joinders thereto) (collectively with JPE, the “Investors”), providing for an aggregate investment by the Investors of up to $150,000,000 in cash in the Company, including amounts payable upon exercise of the warrants described herein. Up to an aggregate of $135,000,000 of such investment will be made by JPE. The Investment Agreement has been approved by the Company’s Board of Directors, acting upon the unanimous recommendation of a special committee composed of independent directors. Following the closing of the transactions contemplated by the Investment Agreement, JPE will be the controlling stockholder of the Company, and Bradley Jacobs, the Managing Member of JPE, will become Chairman of the Board of Directors of the Company. Mr. Jacobs will also become the Company’s Chief Executive Officer following the closing. The Company expects to use the proceeds primarily to make strategic acquisitions and any balance will be used for general corporate purposes.

As controlling stockholder, JPE intends to cause the Company to leverage its prominent positions in expedited transportation solutions, freight brokerage and freight forwarding to make the Company a platform for growth through strategic acquisitions and organic expansion, with a view to building a multi-billion dollar market leader.

Subject to the terms and conditions of the Investment Agreement, upon the closing, the Company will issue to the Investors, for $75,000,000 in cash, (i) shares of Series A Convertible Perpetual Preferred Stock of the Company (the “Preferred Stock”), which will initially be convertible into an aggregate of 42,857,143 shares of Company common stock (subject to adjustment in connection with the contemplated reverse stock split described below) and will vote together with the Company common stock on an “as-converted” basis on all matters on which the Company common stock may vote, except as otherwise required by law, and (ii) warrants to purchase 42,857,143 shares of Company common stock at an initial exercise price of $1.75 per share (subject to adjustment in connection with the contemplated reverse stock split described below) (the “Warrants”, and together with the Preferred Stock, the “Securities”). We refer to this investment as the “Equity Investment”, and to the Equity Investment collectively with the other transactions contemplated by the Investment Agreement as the “Proposed Transaction”.

In connection with the closing of the Equity Investment, the common stock of the Company will undergo a 4:1 reverse stock split.

Upon the closing of the Equity Investment, the Board of Directors will be reconstituted such that: (i) there will be eight Board members, (ii) one of such directors will be James Martell, our current Chairman, (iii) seven of such directors will be designated by JPE (including Bradley Jacobs), (iv) each standing committee of the Board will be reconstituted in a manner reasonably acceptable to JPE and (v) Bradley Jacobs will become the Chairman of the Board. After giving effect to the reconstitution of the Board, a majority of the members of the Board will continue to be independent.

You will be asked, at the special meeting of the Company’s stockholders, to vote to approve, as a condition to the Equity Investment, each of the following:

1.	The issuance of the Securities, which will constitute an issuance of securities convertible into or exercisable for a number of shares of Company common stock in excess of 20% of our presently outstanding common stock, and thus requires the approval of stockholders in accordance with NYSE Amex Rule 713;

2.	An amendment to the certificate of incorporation of the Company (as amended, the “Company Certificate”) to increase the number of authorized shares of Company common stock to 150,000,000 shares;

3.	An amendment to the Company Certificate to give effect to a 4-for-1 reverse stock split of the Company common stock;

4.	An amendment to the Company Certificate providing that any vacancy on our Board of Directors shall be filled by the remaining directors or director (consistent with our existing by-laws); and

5.	The 2011 Omnibus Incentive Compensation Plan, to be implemented following the closing.

The failure of the Company’s stockholders to approve any of the foregoing Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

In addition, you will be asked, at the special meeting of the Company’s stockholders, to vote to approve an amendment to the Company Certificate to change the name of the Company to XPO Logistics, Inc. The implementation of this Proposal 6 is conditioned on approval of each of Proposals 1 through 5.

The Board of Directors believes that the Proposed Transaction and Proposal 6 are in the best interests of the Company and its stockholders and, therefore, recommends that the Company’s stockholders vote “FOR” Proposals 1 through 6 at the special meeting.

The proxy statement attached to this letter provides you with information about the Proposed Transaction and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information” in the accompanying proxy statement.

Regardless of the number of shares of Company common stock you own, your vote is important. Because certain of the Proposals require the approval of a majority of the outstanding shares of Company common stock, the failure to vote on any such Proposal will have the same effect as a vote against such Proposal. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct such broker or other nominee how to vote in accordance with the voting instruction form furnished by such broker or other nominee.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Sincerely,

/s/  Michael R. Welch
Michael R. Welch
Director and Chief Executive Officer

THE ACCOMPANYING PROXY STATEMENT IS DATED AUGUST 3, 2011
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT AUGUST 4, 2011.

EXPRESS-1 EXPEDITED SOLUTIONS, INC.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, Michigan 49085

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 1, 2011

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Express-1 Expedited Solutions, Inc., a Delaware corporation (the “Company”, “we”, “us” or ‘‘our”), will be held in the Express-1, Inc. Training Center, located at 441 Post Road, Buchanan, MI 49107, at 9:00 a.m., Eastern Daylight Time, on September 1, 2011, for the following purposes:

1.	To approve the issuance to Jacobs Private Equity, LLC (“JPE”) and the other investors party to the Investment Agreement, dated as of June 13, 2011 (the “Investment Agreement”), for $75,000,000 in cash, of (i) 75,000 shares of Series A Convertible Perpetual Preferred Stock of the Company (the “Preferred Stock”), which are initially convertible into an aggregate of 42,857,143 shares of Company common stock at a conversion price of $1.75 per share (subject to adjustment in connection with the Reverse Stock Split (as defined below)), and (ii) warrants to purchase 42,857,143 shares of Company common stock at an exercise price of $1.75 per share (subject to adjustment in connection with the Reverse Stock Split) (the “Warrants”, and together with the Preferred Stock, the “Securities”);

2.	To approve an amendment to the certificate of incorporation of the Company (as amended, the “Company Certificate”) to increase the number of authorized shares of Company common stock to 150,000,000 shares;

3.	To approve an amendment to the Company Certificate to give effect to a 4-for-1 reverse stock split of the Company common stock (the “Reverse Stock Split”);

4.	To approve an amendment to the Company Certificate providing that any vacancy on our Board of Directors shall be filled by the remaining directors or director;

5.	To adopt the 2011 Omnibus Incentive Compensation Plan (the “Plan”);

6.	To approve an amendment to the Company Certificate to change the name of the Company to XPO Logistics, Inc.;

7.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt Proposals 1 through 5; and

8.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on August 1, 2011, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

The issuance of the Securities (Proposal 1) and the adoption of the Plan (Proposal 5) require the affirmative vote of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present. The amendment to increase the number of authorized shares of Company common stock (Proposal 2), the amendment to give effect to the Reverse Stock Split (Proposal 3), the amendment to provide that vacancies on the Board of Directors shall be filled by the remaining directors or director (Proposal 4) and the amendment to effect the Company name change (Proposal 6) require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date. The approval of the adjournment of the special meeting (Proposal 7) requires the affirmative vote of a majority of the shares of Company common stock present and entitled to vote at the special meeting, whether or not a quorum is present.

The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the transactions contemplated by the Investment Agreement and effecting the Company name change (Proposal 6).

Even if you plan to attend the special meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the special meeting if you are unable to attend. Because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, the failure to vote on any such Proposal will have the same effect as a vote against such Proposal. If you sign, date and return your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” Proposals 1 through 6 (and, if necessary and appropriate, Proposal 7). If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct such broker or other nominee how to vote in accordance with the voting instruction form furnished by such broker or other nominee.

Whether you attend the special meeting or not, you may revoke a proxy at any time before your proxy is voted at the special meeting. You may do so by properly delivering a later-dated proxy either by mail, the internet or telephone or by attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company (Attention: Chief Executive Officer, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085) prior to the vote at the special meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of such broker or other nominee regarding revocation of proxies.

By order of the Board of Directors,

/s/  Michael R. Welch
Michael R. Welch
Director and Chief Executive Officer

Saint Joseph, Michigan

August 3, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held on September 1, 2011
This proxy statement for the special meeting to be held on September 1, 2011, is available free of charge at www.envisionreports.com/XPO2.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker or other nominee to see which voting options are available or contact such broker or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and internet voting are included on the proxy card.

Because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, the failure to vote on any such Proposal will have the same effect as a vote against such Proposal. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the transactions contemplated by the Investment Agreement and effecting the Company name change (Proposal 6). If you sign, date and return your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” Proposals 1 through 6 (and, if necessary and appropriate, Proposal 7).

For additional questions about the Proposed Transaction, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company at (269) 429-9761.

ANNEX A	Investment Agreement, dated as of June 13, 2011, by and among Jacobs Private Equity, LLC, each of the other investors party thereto and Express-1 Expedited Solutions, Inc.
ANNEX B	Fairness Opinion of Ladenburg Thalmann & Co. Inc.
ANNEX C	Voting Agreement, dated as of June 13, 2011, between Jacobs Private Equity, LLC and Michael R. Welch
ANNEX D	Voting Agreement, dated as of June 13, 2011, between Jacobs Private Equity, LLC and Daniel Para

v

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions you may have regarding the special meeting and the Proposals. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why did I receive these proxy materials?

A:	We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the special meeting in connection with the transactions contemplated by the Investment Agreement (such transactions, collectively, the “Proposed Transaction”), as further described in this proxy statement.

Q:	What items of business will be voted on at the special meeting?

A:	The business expected to be voted on at the special meeting is a series of Proposals related to the Proposed Transaction, described in detail in this proxy statement.

Q:	What is the Proposed Transaction?

A:	The Investment Agreement with JPE and the other investors party thereto (including by joinders thereto) (collectively with JPE, the “Investors”) provides for an aggregate investment by the Investors of up to $150,000,000 in cash in the Company (including amounts payable upon exercise of the Warrants). Pursuant to the Investment Agreement, at the closing, the Investors will invest an aggregate of $75,000,000 in cash into the Company in return for the Company’s issuance of:

•  75,000 shares of Preferred Stock, which shares will initially be convertible into 42,857,143 shares of Company common stock at an initial conversion price of $1.75 per share of Company common stock (before giving effect to the contemplated Reverse Stock Split, and subject to customary anti-dilution adjustments); the Preferred Stock carries an annual cash dividend of 4% and will generally vote together with the Company common stock on an “as-converted” basis on all matters; and

•  Warrants to purchase 42,857,143 shares of Company common stock at an initial exercise price of $1.75 per share (before giving effect to the Reverse Stock Split, and subject to customary anti-dilution adjustments); the Warrants will be exercisable for 10 years.

We refer to the foregoing transactions as the “Equity Investment”.

In addition, in connection with the Equity Investment, among other things:

• The number of authorized shares of Company common stock will be increased to 150,000,000;

• The Company common stock will undergo the Reverse Stock Split;

•  The Company Certificate will be amended to provide that any vacancy on our Board of Directors shall be filled by the remaining directors or director (consistent with our by-laws as currently in effect);

• The Company will implement a new Omnibus Incentive Compensation Plan; and

•  The Board of Directors will be reconstituted such that: (i) there will be eight directors, (ii) one of such directors will be James Martell, our current Chairman (or a replacement acceptable to JPE), (iii) seven of such directors will be designated by JPE (including Bradley Jacobs, the Managing Member of JPE), (iv) each standing committee of the Board will be reconstituted in a manner reasonably acceptable to JPE and (v) Bradley Jacobs will become the Chairman of the Board; and JPE will have certain ongoing Board nomination rights tied to its equity interest in the Company.

Following the closing Mr. Jacobs will become the Company’s Chief Executive Officer.

Q:	What was the market price of our common stock upon the signing of the Investment Agreement and upon the mailing of this proxy statement?

A:	On June 13, 2011, which was the last trading day before we entered into the Investment Agreement, the closing price of the Company common stock was $2.19 per share. On August 3, 2011, which was the last trading day before this proxy statement was mailed, the closing price of the Company common stock was $3.36 per share.

Q:	What will I receive in the Proposed Transaction?

A:	You will not receive any consideration in the Proposed Transaction. Your shares of Company common stock will remain outstanding following the closing of the Proposed Transaction, and you will continue to participate as a stockholder by virtue of such shares.

Q:	What percentage of the Company’s voting stock will the Investors own upon completion of the Proposed Transaction?

A:	As of the record date, there were 33,011,561 shares of Company common stock outstanding, plus outstanding options to purchase an additional 3,267,750 shares of Company common stock. Based upon the number of shares of Company common stock outstanding on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, the Investors would have held in the aggregate approximately 56.5% of the total voting power of the Company’s capital stock before giving effect to the exercise of any Warrants, and approximately 72.2% of the total voting power of the Company’s capital stock after giving effect to the exercise of all of the Warrants. Because the Preferred Stock votes on an “as converted” basis, the conversion of the Preferred Stock into Company common stock will not reduce the general voting power of the Investors allocable to the Preferred Stock upon its issuance. The Reverse Stock Split will not affect the relative percentage of the voting power held by any stockholder or any of the Investors (except as a result of any cash paid in lieu of fractional shares in connection with the Reverse Stock Split).

Q:	Where and when is the special meeting?

A:	The special meeting will be held in the Express-1, Inc. Training Center located at 441 Post Road, Buchanan, MI 49107, at 9:00 a.m., Eastern Daylight Time, on September 1, 2011. To obtain directions to be able to attend the special meeting and vote in person please contact Becky Scamehorn, Accounting Manager, at (269) 695-4953.

Q:	What vote is required to approve the Proposals?

A:	The issuance of the Securities (Proposal 1) and the adoption of the Plan (Proposal 5) require the affirmative vote of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present. The amendment to increase the number of authorized shares of Company common stock (Proposal 2), the amendment to give effect to the Reverse Stock Split (Proposal 3), the amendment to provide that vacancies on the Board of Directors shall be filled by the remaining directors or director (Proposal 4) and the amendment to effect the Company name change (Proposal 6) require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date. The approval of the adjournment of the special meeting (Proposal 7) requires the affirmative vote of a majority of the shares of Company common stock present and entitled to vote at the special meeting, whether or not a quorum is present. If the Company’s stockholders fail to approve any of Proposals 1 through 5, the Proposed Transaction will not occur.

Q:	What are my voting choices?

A:	You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any Proposal to be voted on at the special meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting. Because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, an abstention on any such Proposal will have the same effect as a vote against such Proposal. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction and effecting the Company name change.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Our Board of Directors, after careful consideration and acting on the unanimous recommendation of a special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the approval of each of Proposals 1 through 6 and “FOR” Proposal 7 to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve each of Proposals 1 through 5.

James Martell, our current Chairman, is an Investor in the Equity Investment and is expected to continue as a member of the Board of Directors following the closing of the Equity Investment, and consequently he recused himself from the Board’s approval of the Proposed Transaction and recommendation of the Proposals.

You should read “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Reasons for the Proposed Transaction” for a discussion of the factors that our special committee and Board of Directors considered in deciding to recommend the approval of the Proposals. In addition, in considering the recommendation of the special committee and the Board of Directors in connection with the Proposed Transaction, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “The Proposed Transaction—Interests of the Company’s Directors and Executive Officers in the Proposed Transaction”, beginning on page 35.

Q:	Who can attend and vote at the special meeting?

A:	All stockholders of record as of the close of business on August 1, 2011, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock. Seating will be limited at the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

Q:	How will our directors and executive officers vote on the Proposals?

A:	Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the approval of each of the Proposals. In particular, each of Michael Welch, Chief Executive Officer and a director of the Company, and Daniel Para, an officer and director of the Company, entered into voting agreements with JPE, pursuant to which they have agreed, in their capacities as stockholders of the Company and subject to the terms of such agreements, to, among other things, vote their shares of Company common stock in favor of the Proposals, and have granted JPE a proxy in respect of their shares of Company common stock in connection therewith. As of August 1, 2011, the record date for the special meeting, and excluding any shares issuable upon the exercise of currently outstanding options, our directors and current executive officers owned, in the aggregate, 4,289,917 shares of Company common stock, or collectively approximately 13.0% of the outstanding shares of Company common stock.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the Proposed Transaction affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders. Holders of record may also vote by telephone or the internet by following the instructions on the proxy card.

Q:	What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A:	If you fail to sign, date and return your proxy card or fail to vote by telephone or internet as provided on your proxy card, your shares of Company common stock will not be counted towards establishing a quorum for the special meeting, which requires holders representing a majority of the outstanding shares of Company common stock to be present in person or by proxy. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the approval of each of the Proposals. Because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, the failure to vote on any such Proposal will have the same effect as a vote against such Proposal. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction and effecting the Company name change.

Q:	If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will such broker or other nominee vote my shares for me?

A:	You should instruct your broker or other nominee on how to vote your shares using the instructions provided by such broker or other nominee. Absent specific voting instructions, brokers or other nominees who hold shares of Company common stock in “street name” for customers are prevented by NYSE Amex rules from exercising voting discretion in respect of non-routine or contested matters. The Company expects that NYSE Amex will evaluate the Proposals to be voted on at the special meeting to determine whether each Proposal is a routine or non-routine matter. Shares not voted by a broker or other nominee because such broker or other nominee does not have instructions or cannot exercise discretionary voting power with respect to one or more Proposals are referred to as “broker non-votes”. Such broker non-votes may not be counted for the purpose of determining the presence of a quorum at the special meeting in the absence of a routine Proposal. In addition, because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, a broker non-vote with respect to any of Proposals 2, 3, 4 or 6 will have the same effect as a vote against such Proposal. Therefore, it is important that you instruct your broker or other nominee on how to vote your shares of Company common stock held in “street name” in accordance with the voting instructions provided by such broker or other nominee, because the failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Q:	How do I vote my shares held in the Company’s Employee Stock Ownership Plan?

A:	The trustee of the plan will vote your plan shares as you direct on your proxy card. If you do not vote your plan shares or if you sign and return a proxy card but fail to indicate how you wish to vote, the trustee will vote your plan shares in accordance with the direction of the plan’s named fiduciary, unless it is contrary to applicable law to do so. You must complete, sign and return your proxy card, or vote by phone or through the internet, no later than 1:00 a.m., Eastern Daylight Time, on September 1, 2011, for the shares represented by the proxy to be voted in the manner directed therein.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. Whether you attend the special meeting or not, you may revoke a proxy at any time before your proxy is voted at the special meeting. You may do so by properly delivering a later-dated proxy either by mail, the internet or telephone or by attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company (Attention: Chief Executive Officer, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085) prior to the vote at the special meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of such broker or other nominee regarding revocation of proxies.

Q:	Am I entitled to appraisal rights?

A:	No. You will have no right under Delaware law to seek appraisal of your shares of Company common stock in connection with the Proposed Transaction.

Q:	What is “householding” and how does it affect me?

A:	We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding”. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Special Meeting and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Special Meeting and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, you may contact our transfer agent, Computershare at:

Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(440) 239-7361

In addition, this proxy statement, the accompanying Notice of Special Meeting and the proxy card are available on the internet at www.envisionreports.com/XPO2.

If you participate in householding and wish to receive a separate copy of this Notice of Special Meeting and proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.

If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should also call such broker or other nominee for additional information.

Q:	Can I obtain an electronic copy of proxy material?

A:	Yes, this proxy statement, the accompanying Notice of Special Meeting and the proxy card are available on the internet at www.envisionreports.com/XPO2.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Proposed Transaction or the Proposals, you should contact the Company at (269) 429-9761. If you have questions regarding voting, you should contact the proxy solicitation agent, Innisfree M&A Incorporated (“Innisfree”), toll-free at (888) 750-5834. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should also call such broker or other nominee for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Proposed Transaction (Page 12)

Express-1 Expedited Solutions, Inc.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, Michigan 49085
(269) 429-9761

The Company is a non-asset-based, third-party logistics services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The Company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions), the fifth largest U.S. expedited freight service provider, according to The Journal of Commerce; Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truckload brokerage). The Company serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 22 agent locations. In 2010, the Company completed more than 144,000 transactions for customers and generated revenues of approximately $158 million. More information about the Company may be found in the documents we file with the SEC. See “Where You Can Find Additional Information” on page 96.

Jacobs Private Equity, LLC
350 Round Hill Road
Greenwich, CT 06831
(203) 413-4000

JPE is an investment vehicle of Bradley Jacobs.

Since 1979, Bradley Jacobs has founded and led four highly successful companies, including two multi-billion dollar, publicly-traded corporations: United Rentals (NYSE: URI), the world’s largest equipment rental company, and United Waste Systems, which was sold in 1997 for $2.5 billion. As Chairman of United Rentals from 1997 through 2007, Mr. Jacobs grew the company to $3.9 billion in revenues, with more than 700 branch locations, 13,000 employees, and a ranking as the 536th largest public corporation in America by Fortune magazine.

In 1989, Mr. Jacobs founded United Waste and built it into the fifth largest solid waste management business in North America. In 1987, he founded Hamilton Resources (UK) Ltd., a worldwide oil trading company that served major oil companies and oil-producing countries and generated annual revenues of approximately $1 billion. In 1979, he co-founded Amerex Oil Associates, Inc., creating one of the world’s largest oil brokerage firms, with an annual gross contract volume of approximately $4.7 billion.

Business Strategy

As controlling stockholder, JPE intends to cause the Company to leverage its prominent positions in expedited transportation solutions, freight brokerage and freight forwarding to make the Company a platform for growth through strategic acquisitions and organic expansion, with a view to building a multi-billion dollar market leader.

The Special Meeting

Time, Place and Date (Page 13)

The special meeting will be held in the Express-1, Inc. Training Center located at 441 Post Road, Buchanan, MI 49107, at 9:00 a.m., Eastern Daylight Time, on September 1, 2011.

Purpose (Page 13)

You will be asked to consider and vote upon the following Proposals in connection with the Proposed Transaction, the approval of each of which is a condition to the closing of the Proposed Transaction:

•	The issuance of the Securities, which will constitute an issuance of securities convertible into or exercisable for a number of shares of Company common stock in excess of 20% of our presently outstanding common stock, and thus requires the approval of stockholders in accordance with NYSE Amex Rule 713 (Proposal 1);

•	An amendment to the Company Certificate to increase the number of authorized shares of Company common stock to 150,000,000 shares (Proposal 2);

•	An amendment to the Company Certificate to give effect to the Reverse Stock Split (Proposal 3);

•	An amendment to the Company Certificate providing that any vacancy on our Board of Directors shall be filled by the remaining directors or director (consistent with our existing by-laws) (Proposal 4); and

•	To adopt the Plan (Proposal 5).

In addition, you will be asked to consider and vote upon an amendment to the Company Certificate to change the name of the Company to XPO Logistics, Inc. (Proposal 6).

In conjunction with the special meeting, you will also be asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt Proposals 1 through 5. You will also be asked to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date and Voting (Page 13)

You are entitled to vote at the special meeting if you owned shares of Company common stock as of the close of business on August 1, 2011, the record date for the special meeting. You will have one vote for each share of Company common stock that you owned on the record date. There are 33,011,561 shares of Company common stock entitled to be voted.

Vote Required (Page 13)

The issuance of the Securities (Proposal 1) and the adoption of the Plan (Proposal 5) require the affirmative vote of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present. The amendment to increase the number of authorized shares of Company common stock (Proposal 2), the amendment to give effect to the Reverse Stock Split (Proposal 3), the amendment to provide that vacancies on the Board of Directors shall be filled by the remaining directors or director (Proposal 4) and the amendment to effect the Company name change (Proposal 6) require the affirmative vote of a majority of shares of Company common stock outstanding at the close of business on the record date. The approval of the adjournment of the special meeting (Proposal 7) requires the affirmative vote of a majority of the shares of Company common stock present and entitled to vote at the special meeting, whether or not a quorum is present. Failure to approve any of Proposals 1 through 5 will cause the Proposed Transaction not to occur.

Voting and Proxies (Page 13)

Any Company stockholder entitled to vote may vote by returning the enclosed proxy card or by telephone or internet in accordance with the instructions on the enclosed proxy card, or by appearing at the special meeting. If your shares are held in “street name” by your broker, dealer, commercial bank, trust company or other nominee, you should instruct such broker or other nominee on how to vote your shares using the instructions provided by such broker or other nominee.

Share Ownership of Directors and Executive Officers (Page 14)

As of August 1, 2011, the record date for the special meeting, and excluding any shares issuable upon the exercise of currently outstanding options, our directors and current executive officers beneficially owned, in the aggregate, 4,289,917 shares of Company common stock, or collectively approximately 13.0% of the outstanding shares of Company common stock.

Revocability of Proxy (Page 14)

Whether you attend the special meeting or not, you may revoke a proxy at any time before your proxy is voted at the special meeting. You may do so by properly delivering a later-dated proxy either by mail, telephone or the internet or by attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company (Attention: Chief Executive Officer, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085) prior to the vote at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker, dealer, commercial bank, trust company or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by such broker or other nominee regarding revocation of proxies.

Recommendation of the Company’s Board of Directors (Page 27)

After careful consideration, our Board of Directors, acting upon the unanimous recommendation of a special committee composed of independent directors, recommends that the Company’s stockholders vote “FOR” the approval of each of Proposals 1 through 6 (and, if necessary and appropriate, Proposal 7).

Financial Advisor’s Opinion (Page 28)

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) has delivered to the special committee of the Company’s Board of Directors its opinion, dated June 12, 2011, to the effect that, as of June 12, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on Ladenburg’s review as set forth in the opinion, the Proposed Transaction is fair, from a financial point of view, to our stockholders. The full text of the written opinion, setting forth the assumptions made, matters considered, procedures followed and limitations in connection with the opinion, is attached as Annex B to this proxy statement. We recommend that you read the opinion in its entirety.

Ownership Upon Closing (Page 35)

As of the record date, there were 33,011,561 shares of Company common stock outstanding, plus outstanding options to purchase an additional 3,267,750 shares of Company common stock. Based upon the number of shares of Company common stock outstanding on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, the Investors would have held in the aggregate approximately 56.5% of the total voting power of the capital stock of the Company before giving effect to the exercise of any Warrants, and approximately 72.2% of the total voting power of the capital stock of the Company after giving effect to the exercise of all of the Warrants. Because the Preferred Stock votes on an “as converted” basis, the conversion of the Preferred Stock into Company common stock will not reduce the general voting power of the Investors allocable to the Preferred Stock upon its issuance. The Reverse Stock Split will not affect the relative percentage of the voting power held by any stockholder or Investor (except as a result of any cash paid in lieu of fractional shares in connection with the Reverse Stock Split).

Interests of the Company’s Directors and Executive Officers in the Proposed Transaction (Page 35)

Our directors and executive officers may have interests in the Proposed Transaction that are different from, or in addition to, yours, including the vesting of stock options and the entitlement to certain other benefits pursuant to their employment agreements. James Martell, our current Chairman, is an Investor in the Equity Investment and is expected to continue as a member of the Board of Directors following the closing of the Equity Investment, and consequently he recused himself from the Board of Directors’ approval of the

Proposed Transaction and recommendation of the Proposals. Our Board of Directors was aware of these interests and considered them, among other matters, in making its determinations.

When the Proposed Transaction Will be Completed (Page 43)

We anticipate completing the Proposed Transaction in the third quarter of 2011, subject to receipt of stockholder approvals and satisfaction of the other closing conditions.

No Solicitation of Transactions (Page 48)

The Investment Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain circumstances, our Board of Directors may respond to a bona fide written unsolicited proposal for an alternative acquisition. In certain circumstances, we may also change our recommendation to the Company’s stockholders, terminate the Investment Agreement and enter into an agreement with respect to a “superior acquisition proposal”.

Composition of Board of Directors (Page 50)

Upon the closing, the Board of Directors of the Company will be reconstituted such that: (i) there will be eight Board members, (ii) one of such directors will be James Martell, our current Chairman (or a replacement acceptable to JPE), (iii) seven of such directors will be designated by JPE (including Bradley Jacobs), (iv) each standing committee of the Board will be reconstituted in a manner reasonably acceptable to JPE and (v) Bradley Jacobs will become the Chairman of the Board. After giving effect to the reconstitution of the Board, a majority of the members of the Board will continue to be independent. Additionally, following the closing, JPE will be entitled to nominate for election to the Board in connection with each meeting of stockholders at which directors are to be elected (i) a majority of the directors on the Board, for so long as JPE controls at least 33% of the total voting power of the capital stock of the Company on a fully-diluted basis or (ii) 25% of the directors on the Board, for so long as JPE controls at least 20% (but less than 33%) of the total voting power of the capital stock of the Company on a fully-diluted basis.

Conditions to Closing (Page 51)

The respective obligations of the Investors and the Company to complete the Proposed Transaction are subject to the satisfaction or waiver of certain conditions, including the condition that Proposals 1 through 5 have been approved by the stockholders.

The Company and JPE have determined that no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), or any similar antitrust approval, is required in connection with the Equity Investment.

The obligations of the Investors to complete the Proposed Transaction are also subject to the satisfaction or waiver of certain conditions, including that (i) the representations and warranties of the Company in the Investment Agreement that are qualified by materiality or material adverse effect must be true and correct and all representations and warranties which are not so qualified must be true and correct in all material respects, (ii) the performance by the Company in all material respects of all of its obligations in the Investment Agreement, (iii) no material adverse effect has occurred and (iv) all consents and approvals required to effect the Equity Investment have been obtained, among others.

The obligations of the Company to complete the Proposed Transaction are also subject to the satisfaction or waiver of certain conditions, including that (i) the representations and warranties of each Investor in the Investment Agreement that are qualified by materiality must be true and correct and all representations and warranties which are not so qualified must be true and correct in all material respects and (ii) the performance by the Investors in all material respects of all of their obligations under the Investment Agreement.

Termination of the Investment Agreement (Page 52)

The Company and JPE may agree in writing to terminate the Investment Agreement at any time prior to completing the Equity Investment, even after the stockholders of the Company have voted on the Proposals. The Investment Agreement may also be terminated at any time prior to completing the Equity Investment in certain other circumstances, including by either JPE or the Company if the closing has not occurred on or before December 13, 2011, so long as the failure to complete the Equity Investment is not the result of the failure of the terminating party to comply with the terms of the Investment Agreement. The Investment Agreement may also be terminated at any time prior to stockholder approval of Proposals 1 through 5 (i) by JPE if the Board of Directors changes its recommendation to the stockholders regarding the Proposals and (ii) by the Company in order to enter into a definitive agreement to consummate a “superior acquisition proposal”.

Termination Fee and Expenses (Page 53)

Upon termination of the Investment Agreement in connection with a “superior proposal” and certain other circumstances described in the Investment Agreement, the Company may be obligated to pay JPE a termination fee equal either to $2,249,000 or $2,774,000, determined as provided in the Investment Agreement. In addition, in the event the closing occurs or the Investment Agreement is terminated in certain specified circumstances, the Company will be obligated to reimburse up to $1,000,000 of expenses of JPE. JPE is obligated under the Investment Agreement to reimburse the Company for fees paid by the Company to KPMG LLP in certain circumstances.

Preferred Stock Certificate of Designation (Page 55)

Pursuant to the Investment Agreement, the Company has agreed to file the Certificate of Designation of Series A Convertible Perpetual Preferred Stock of Express-1 Expedited Solutions, Inc. (the “Certificate of Designation”) with respect to the Preferred Stock, which sets forth the rights, designations and preferences of the Preferred Stock.

The Warrants (Page 57)

Pursuant to the Investment Agreement, the Company has agreed to issue warrant certificates with respect to the Warrants (each, a “Warrant Certificate”), which will govern the terms of the Warrants.

Registration Rights Agreement (Page 58)

Pursuant to the Investment Agreement, the Company has agreed to enter into a Registration Rights Agreement concurrently with the closing. The Registration Rights Agreement provides the Investors with certain rights to cause the Company to register the shares of Preferred Stock, the Warrants and shares of Company common stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants.

Market Price of Our Stock (Page 60)

The Company common stock is traded on the NYSE Amex under the trading symbol “XPO”. On June 13, 2010, which was the last trading day before we entered into the Investment Agreement, the closing price of the Company common stock was $2.19 per share. On August 3, 2011, which was the last trading day before this proxy statement was mailed, the closing price of the Company common stock was $3.36 per share.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents incorporated by reference herein contain forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this proxy statement and the documents incorporated by reference herein include, among others: uncertainties as to the timing of the Equity Investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the Equity Investment may not be satisfied or waived; the possibility that the Warrants, if issued, will not be exercised; general economic and business conditions; the possibility that the Company may be unable to identify suitable acquisition candidates or otherwise execute its business plan after closing; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement and the documents incorporated by reference herein, which speak only as of the date hereof or of the applicable incorporated document. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events. Some important factors (but not necessarily all factors) that could negatively affect our revenues, growth strategies, future profitability and operating results, or that otherwise could cause actual results to differ materially from those expressed in or implied by any forward-looking statement, include the following:

•	the risk that the Proposed Transaction is not completed;

•	the possibility that alternative takeover proposals will or will not be made;

•	the amount of fees and expenses related to the Proposed Transaction;

•	the effect of the announcement of the Proposed Transaction on our business relationships;

•	the diversion of management’s attention from ongoing business concerns;

•	the inability of the Company to identify suitable acquisition candidates, integrate acquisitions or access the capital markets or otherwise fail to execute its business plan after closing;

•	changes in business and economic conditions and other adverse conditions in our markets;

•	increased competition could lead to negative pressure on our pricing and the need for increased marketing;

•	our inability to maintain, establish or renew relationships with customers, whether due to competition or other factors;

•	the Investment Agreement’s contractual restrictions on the conduct of the business prior to the completion of the Proposed Transaction;

•	our operating results and business generally, including our ability to retain key employees; and

•	other risks set forth in the Company’s filings with the SEC, which filings are available without charge at www.sec.gov.

THE PARTIES TO THE PROPOSED TRANSACTION

Express-1 Expedited Solutions, Inc.

The Company is a non-asset-based, third-party logistics services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The Company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions), the fifth largest U.S. expedited freight service provider, according to The Journal of Commerce; Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truckload brokerage). The Company serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 22 agent locations. In 2010, the Company completed more than 144,000 transactions for customers and generated revenues of approximately $158 million. Our principal executive office is located at 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085. Our telephone number is (269) 429-9761. More information about the Company may be found in the documents we file with the SEC. See “Where You Can Find Additional Information” on page 96.

Jacobs Private Equity, LLC

JPE was formed by Bradley Jacobs to make a substantial equity investment in a company with the potential for exceptional value creation. Since 1979, Bradley Jacobs has founded and led four highly successful companies, including two multi-billion dollar, publicly-traded corporations: United Rentals (NYSE: URI), the world’s largest equipment rental company, and United Waste Systems, which was sold in 1997 for $2.5 billion. As Chairman of United Rentals from 1997 through 2007, Jacobs grew the company to $3.9 billion in revenues, with more than 700 branch locations, 13,000 employees and a ranking as the 536th largest public corporation in America by Fortune magazine.

In 1989, Jacobs founded United Waste and built it into the fifth largest solid waste management business in North America. In 1987, he founded Hamilton Resources (UK) Ltd., a worldwide oil trading company that served major oil companies and oil-producing countries and generated annual revenues of approximately $1 billion. In 1979, he co-founded Amerex Oil Associates, Inc., creating one of the world’s largest oil brokerage firms, with an annual gross contract volume of approximately $4.7 billion. The mailing address of the principal executive offices of JPE is Jacobs Private Equity, LLC, 350 Round Hill Road, Greenwich, CT 06831. The telephone number is (203) 413-4000.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting that will be held in the Express-1, Inc. Training Center located at 441 Post Road, Buchanan, MI 49107, at 9:00 a.m., Eastern Daylight Time, on September 1, 2011.

The purpose of the special meeting is for our stockholders to consider and vote to approve the Proposals in connection with the Proposed Transaction. Our stockholders must approve each of Proposals 1 through 5 for the Proposed Transaction to occur. If our stockholders fail to approve any of Proposals 1 through 5, the Proposed Transaction will not occur and the Company name change will not be effectuated. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about August 4, 2011.

Record Date and Voting

The holders of record of shares of Company common stock as of the close of business on August 1, 2011, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 33,011,561 outstanding shares of Company common stock.

Holders representing a majority of the outstanding shares of Company common stock on August 1, 2011, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. For purposes of determining the presence of a quorum, abstentions will be included in determining the number of shares present and voting at the special meeting; however, broker non-votes will not be included in the number of shares present and voting at the special meeting. Any shares of common stock held in treasury by the Company or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

Each outstanding share of Company common stock on August 1, 2011 entitles the holder to one vote at the special meeting. The issuance of the Securities (Proposal 1) and the adoption of the Plan (Proposal 5) require the affirmative vote of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present. The amendment to increase the number of authorized shares of Company common stock (Proposal 2), the amendment to give effect to the Reverse Stock Split (Proposal 3), the amendment to provide that vacancies on the Board of Directors shall be filled by the remaining directors or director (Proposal 4) and the amendment to effect the Company name change (Proposal 6) require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date. The approval of the adjournment of the special meeting (Proposal 7) requires the affirmative vote of a majority of the shares of Company common stock present and entitled to vote at the special meeting, whether or not a quorum is present. Proposals 1 through 5 are conditioned on each other, and Proposal 6 is conditioned on Proposals 1 through 5. If the stockholders fail to approve any of Proposals 1 through 5, the Proposed Transaction will not occur and the Company name change will not be effectuated. In order for your shares of Company common stock to be included in the vote, you must vote your shares by completing, signing, dating and returning the enclosed proxy card or by voting by telephone or the internet in accordance with the instructions set forth on the proxy card, or by voting in person at the special meeting.

If your shares are held in “street name” by your broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker or other nominee on how to vote your shares using the instructions provided by such broker or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker or other nominee and they can give you directions on how to vote your shares. Absent specific voting instructions, brokers or other nominees who hold shares of Company common stock in “street name” for customers are prevented by NYSE Amex rules from exercising voting discretion in respect of non-routine or contested matters. The Company expects that NYSE Amex will evaluate the Proposals to be voted on at the special meeting to determine whether each Proposal is a routine or non-routine matter. Shares not voted by a broker or other nominee because such broker or other nominee does not have instructions or cannot exercise discretionary voting power with respect to one or more Proposals are referred to as “broker non-votes”. Such broker non-votes may not be counted for the purpose of determining the presence of a quorum at the special meeting in the absence of a routine Proposal. In addition, because Proposals 2, 3, 4 and 6 require the affirmative vote of a majority of the shares of Company common stock outstanding at the close of business on the record date, a broker non-vote with respect to any of Proposals 2, 3, 4 or 6 will have the same effect as a vote against such Proposal. Therefore, it is important that you instruct your broker or other nominee on how to vote your shares of Company common stock held in “street name” in accordance with the voting instructions provided by such broker or other nominee, because the failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the approval of each of the Proposals with respect to the Proposed Transaction. In particular, each of Michael Welch, Chief Executive Officer and a director of the Company, and Daniel Para, an officer and director of the Company, have entered into voting agreements with JPE, pursuant to which they have agreed, in their capacities as stockholders of the Company and subject to the terms of such agreements, to, among other things, vote their shares of Company common stock in favor of the Proposals, and have granted JPE a proxy in respect of their shares of Company common stock in connection therewith. As of August 1, 2011, the record date for the special meeting, and excluding any shares issuable upon the exercise of currently outstanding options, our directors and current executive officers beneficially owned, in the aggregate, 4,289,917 shares of Company common stock, or collectively approximately 13.0% of the outstanding shares of Company common stock.

Proxies; Revocation

If you vote your shares of Company common stock by properly completing, signing, dating and returning the enclosed proxy card or by voting by telephone or the internet in accordance with the instructions set forth on the proxy card, your shares will be voted at the special meeting as you have indicated. If you vote by returning the enclosed proxy card and no instructions are indicated on your signed and dated proxy card, your shares of Company common stock will be voted “FOR” Proposals 1 through 6 (and, if necessary and appropriate, Proposal 7) at the special meeting.

Whether you attend the special meeting or not, you may revoke your proxy at any time before the vote is taken at the special meeting. You may do so by properly delivering a later-dated proxy either by mail, the internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company (Attention: Chief Executive Officer, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085) prior to the vote at the special meeting.

If you have instructed your broker, dealer, commercial bank, trust company or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by such broker or other nominee to change these instructions.

The Company does not expect that any matter other than the Proposals will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment only with respect to routine and uncontested matters. No such discretionary authority to vote such shares will exist with respect to non-routine or contested matters pursuant to NYSE Amex rules and applicable law.

The Company will pay the cost of this proxy solicitation, other than the fees and expenses of Innisfree, which will be paid by JPE. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. JPE has retained Innisfree to assist in the solicitation of proxies for the special meeting and will pay Innisfree a fee not to exceed $25,000, plus reimbursement of out-of-pocket expenses.

Independent Registered Public Accountants

Representatives of KPMG LLP, the principal independent registered public accountant for the Company for the fiscal year ending December 31, 2011, are not expected to be present at the special meeting. Representatives of Pender Newkirk & Company LLP, the principal independent registered public accountant for the Company for the fiscal year ending December 31, 2010, are not expected to be present at the special meeting.

Adjournments and Postponements

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of Company common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use.

THE PROPOSED TRANSACTION

Description of the Proposed Transaction

On June 13, 2011, the Company entered into the Investment Agreement with JPE and the other Investors party thereto, providing for an aggregate investment by the Investors of up to $150,000,000 in cash in the Company, including amounts payable upon exercise of the Warrants. Up to an aggregate of $135,000,000 of such investment will be made by JPE. The Investment Agreement has been approved by the Company’s Board of Directors, acting upon the unanimous recommendation of a special committee composed of independent directors. Following the closing of the Proposed Transaction, JPE will be the controlling stockholder of the Company, and Bradley Jacobs, the Managing Member of JPE, will become Chairman of the Board of Directors of the Company. Mr. Jacobs will also become the Company’s Chief Executive Officer following the closing.

Under the terms of the Investment Agreement, the Investors will invest $75,000,000 in cash into the Company in exchange for 75,000 shares of Preferred Stock and 42,857,143 Warrants exercisable into one share each of Company common stock. The Preferred Stock will have an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $75,000,000. The Preferred Stock will be convertible at any time, in whole or in part and from time to time, at the option of the holder thereof into a number of shares of Company common stock equal to the then-applicable liquidation preference divided by the conversion price, which will initially be $1.75 per share of Company common stock (before giving effect to the contemplated Reverse Stock Split, and subject to customary anti-dilution adjustments), for an effective initial aggregate conversion rate of 42,857,143 shares of Company common stock. The Preferred Stock will pay quarterly cash dividends equal to the greater of (i) the “as-converted” dividends on the underlying Company common stock for the relevant quarter and (ii) 4% per annum of the then-applicable liquidation preference. Accrued and unpaid dividends for any completed quarter will accrete to liquidation preference for all purposes. The Preferred Stock is not redeemable or subject to any required offer to purchase, and will vote together with the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of Preferred Stock. The terms of the Preferred Stock are more fully set forth in Exhibit A to the Investment Agreement, which is filed herewith as Annex A and incorporated by reference herein.

Each Warrant will initially be exercisable at any time and from time to time from the closing date until the tenth anniversary of the closing date, at the option of the holder thereof, into one share of Company common stock at an initial exercise price of $1.75 in cash per share of Company common stock (before giving effect to the contemplated Reverse Stock Split, and subject to customary anti-dilution adjustments). The initial aggregate number of shares of Company common stock subject to Warrants will be 42,857,143 shares. The terms of the Warrants are more fully set forth in Exhibit B to the Investment Agreement, which is filed herewith as Annex A and incorporated by reference herein.

Upon the closing of the Equity Investment, the Board of Directors will be reconstituted such that: (i) there will be eight Board members, (ii) one of such directors will be James Martell, our current Chairman, (iii) seven of such directors will be designated by JPE (including Bradley Jacobs), (iv) each standing committee of the Board will be reconstituted in a manner reasonably acceptable to JPE and (v) Bradley Jacobs will become the Chairman of the Board. After giving effect to the reconstitution of the Board of Directors, a majority of the members of the Board will continue to be independent.

In addition to the Equity Investment, the Proposed Transaction contemplates: (i) an amendment to the Company Certificate to increase the number of authorized shares of Company common stock to 150,000,000 shares; (ii) an amendment to the Company Certificate to give effect to the Reverse Stock Split; (iii) an amendment to the Company Certificate providing that any vacancy on our Board of Directors shall be filled by the remaining directors or director (consistent with our existing by-laws as currently in effect); and (iv) implementation of the Plan.

Business Strategy

As controlling stockholder, JPE intends to leverage the Company’s prominent positions in expedited transportation solutions, freight brokerage and freight forwarding to make the Company a platform for growth, with a view to building a multi-billion dollar market leader. JPE intends to grow the Company organically and through multiple strategic acquisitions.

Bradley Jacobs, the Managing Member of JPE, has extensive experience growing companies in fragmented industries. Since 1979, he has founded and led four highly successful companies, including two multi-billion dollar, publicly-traded corporations: United Rentals, the world’s largest equipment rental company, and United Waste Systems, which was sold for $2.5 billion. Mr. Jacobs co-founded United Rentals in 1997 to capitalize on the early-stage consolidation opportunities in the construction equipment rental industry in North America. As chairman of United Rentals from 1997 through 2007, Mr. Jacobs grew the company to $3.9 billion in revenues. Mr. Jacobs oversaw the completion of over 400 acquisitions at United Rentals and United Waste Systems. In addition, he has been instrumental in raising more than $6 billion in the debt and equity markets since 1992.

The combined annual revenues of international freight forwarding and domestic freight brokerage companies are approximately $200,000,000,000. Of the over 10,000 licensed freight brokers in the industry, only a few dozen have revenues in excess of $200,000,000 per year. Given this size and fragmentation, JPE views the Company’s industry segments as a prime opportunity for consolidation and growth in market share. In addition, JPE intends to grow the Company organically by utilizing the increased access to capital markets, and reduced working capital constraints, that it expects to result from the Proposed Transaction.

JPE intends to cause the Company to pursue dynamic growth in the freight brokerage business though strategic acquisitions. JPE also intends to cause the Company to pursue robust internal growth through new hires.

In the freight forwarding business, JPE intends to generate additional growth at the Company by increasing the number of domestic agents (currently 22) by approximately 10 agents over the next several years. In addition, JPE intends to cause the Company to expand its presence in international freight forwarding by growing its existing owned operations in Florida by hiring additional personnel, and by acquiring additional international freight forwarding businesses both domestically and abroad and expanding those acquired companies organically by hiring additional personnel.

JPE intends to cause the Company to grow the expedited transportation solutions business in the near-term organically through accelerated recruiting of owner-operators and the hiring of additional sales and support personnel. In addition, JPE intends to cause the Company to pursue complimentary acquisitions on a selective basis.

The foregoing description of the post-closing business strategy of the Company includes forward-looking statements that are subject to numerous risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Information” on page 11 of this proxy statement.

Background of the Proposed Transaction

Our Board of Directors and senior management periodically review the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the Board and senior management also have periodically reviewed strategic alternatives that may be available to the Company.

On April 19, 2010, at a regularly scheduled meeting of the Board of Directors, Michael Welch, the Company’s Chief Executive Officer, presented management’s then current estimates for first quarter results and management’s then current outlook for the second quarter and full year performance to the Board. A discussion ensued regarding the Company’s financial and operational performance relative to the valuation placed on the Company by the public equity markets. The Board of Directors agreed that the market valuation of the Company, which had changed little over the last several years, failed to accurately reflect the Company’s financial and operational results. The Board of Directors concluded that industry research analysts were not focusing on the Company and that the Company was not well positioned to attract the interest of institutional investors, principally because of its size. The Board resolved to have preliminary discussions with investment bankers to determine if other strategic alternatives were available to the Company that would provide more value to the Company’s stockholders.

Over the ensuing 30 days, members of the Board of Directors discussed the Company’s financial and operational performance with a number of investment banks. Based on those discussions, James Martell, the Chairman of the Board, contacted Calvin “Pete” Whitehead, Jennifer H. Dorris and John F. Affleck-Graves, each of whom is independent under the rules of the NYSE Amex, and requested that they, as a special committee of the Board of Directors, take additional steps to analyze the Company’s business and outlook, industry positioning and potential strategic planning and alternatives, and to formally interview investment banks to serve as financial advisors to the special committee. On May 27, 2010, Mr. Whitehead, Mrs. Dorris and Mr. Affleck-Graves held an initial meeting via teleconference to discuss the foregoing.

On June 8, 2010, the special committee and Roetzel & Andress, L.P.A., the Company’s outside legal counsel (“R&A”), interviewed BB&T Capital Markets, a division of Scott & Stringfellow, LLC (“BB&T”), and on June 9, 2010, interviewed Eve Partners, LLC (“Eve”). Each investment bank was seeking to act as financial advisor to the special committee. The investment banks discussed the Company’s current financial and operational performance, the Company’s valuation and stock price challenges despite the Company’s long-term track record of revenue and profit growth, and their knowledge of the Company’s business sector. The investment banks presented a variety of strategic alternatives to the special committee, including a potential sale of the Company or an equity capital raise transaction, to help address these issues. The investment banks also discussed possible outcomes and responded to the special committee’s questions.

On June 9, 2010, at a regularly scheduled meeting of the Board of Directors attended by R&A, Mr. Whitehead presented to the Board of Directors a summary of the meetings between the special committee and the investment banks. The Board of Directors discussed its knowledge of BB&T and Eve, the involvement of BB&T and Eve in the transportation industry, transactions in which BB&T or Eve had provided consulting services and the ability of BB&T and Eve to assist the Company with an in-depth analysis of all possible strategic alternatives. Thereafter the Board of Directors formally set forth the mandate of the special committee and adopted a Charter of the Special Committee. The Board of Directors delegated to the special committee full power and authority in connection with its evaluation of strategic alternatives, including full power and authority to (i) formulate, establish, oversee and direct a process for the identification, evaluation and negotiation of a potential sale of the Company, (ii) evaluate and negotiate the terms of any proposed definitive or other agreements in respect of a potential sale of the Company, (iii) make recommendations to the Board in respect of any potential transaction, including, but not limited to, any recommendation to not proceed with or to recommend that the Company’s stockholders reject a potential sale of the Company and (iv) make recommendations to the Board of Directors that the Board of Directors take other actions or consider other matters that the special committee deems necessary or appropriate with respect to any potential sale of the Company or potential strategic transactions.

Later on June 9, 2010, after considering the presentations made by each investment bank, including their respective qualifications, reputation and experience, the special committee elected to engage BB&T and Eve to serve jointly as financial advisors to the special committee.

Over the following three weeks, the special committee, R&A, BB&T and Eve communicated several times to discuss the fiduciary duties of the special committee and the Board of Directors, the potential risks and benefits involved in the execution of the Company’s business plan as an independent company, strategic alternatives available to the Company, and the process of identifying parties interested in engaging in a strategic transaction with the Company. Ultimately it was determined that the special committee, through BB&T and Eve, would conduct a controlled process with the goal of effecting a go-private sale of the Company.

On June 30, 2010, a kick-off meeting was held among Mr. Whitehead, BB&T, Eve and the Company’s executive management team. The parties discussed due diligence, process, strategy, timing and the universe of financial and strategic buyers that might be interested in engaging in a transaction with the Company. Later that day the Company’s stock price closed at $1.26 per share of Company common stock.

Over the ensuing six weeks, BB&T and Eve conducted extensive due diligence on the Company, assisted the Company in the preparation of financial projections, established an electronic data site populated with Company due diligence materials and prepared and finalized a Confidential Information Memorandum and a buyers list.

On August 23, 2010, BB&T and Eve began contacting 51 prospective acquirors. Throughout the remainder of August and early September the special committee negotiated and entered into nondisclosure agreements with 39 interested parties. The agreements contained customary restrictions on the disclosure and use of confidential information, standstill provisions restricting the prospective acquirors’ ability to purchase our securities or engage in other takeover activities without our consent, and certain nonsolicitation provisions. Upon execution of the nondisclosure agreement the prospective acquirors were given the Company’s Confidential Information Memorandum and information on the process going forward.

By September 24, 2010, BB&T and Eve had received six initial indications of interest (each, an “IOI”) for the Company, with prices ranging from $1.59 to $2.50 per share of Company common stock. Each IOI was subject to certain stated assumptions and to further due diligence.

From October 5, 2010 through October 12, 2010, Company management, BB&T and Eve conducted management presentations with the five prospective acquirors that had submitted IOIs with the highest per share consideration. The prospective acquirors were granted access to the Company’s electronic data room. On October 12, 2010, the Company’s stock price closed at $2.35 per share of Company common stock.

On October 20, 2010, at a regularly scheduled meeting of the Board of Directors attended by R&A, BB&T and Eve, Mr. Whitehead updated the Board of Directors on the status of the strategic process being conducted by BB&T and Eve. A discussion ensued regarding the process timeline, feedback received regarding the management presentations and the recent increase in the Company’s stock price. R&A discussed the Board’s and special committee’s fiduciary duties at length. The Board members evaluated the IOIs received relative to the option of the Company to continue as an independent publicly-traded company, and the Board members asked questions of BB&T and Eve. The Board and the special committee determined that it was appropriate to continue the strategic process. Mr. Affleck-Graves was removed from the special committee at his request, due to his stated concern that his indirect business associations with one of more of the potential acquirors might be perceived as adversely affecting his independence in the strategic process.

On October 28, 2010, BB&T and Eve received two letters of intent (each, an “LOI”), and on October 29, 2010, BB&T and Eve received a third LOI, setting forth offers to acquire the Company for prices ranging from $2.26 per share to $2.70 per share. The following day the Company’s stock price closed at $2.45 per share.

On November 8, 2010, at a special meeting of the Board of Directors attended by BB&T and Eve in person and by R&A telephonically, BB&T and Eve presented a summary of the three LOIs received, including an analysis of total consideration to stockholders, transaction multiples and premiums, key valuation and financing terms, key process terms, key legal terms and sources and uses of the transaction consideration.

During the following week the potential acquirors conducted extensive due diligence on the Company, and BB&T and Eve held several discussions with each acquiror in an effort to convince each acquiror to increase the price per share set forth in their respective LOI. Ultimately the potential acquirors with the lowest per share purchase prices dropped out of the bidding, leaving one final potential acquiror.

On November 16, 2010, the Company’s stock price closed at $2.59 per share. The remaining potential acquiror notified BB&T and Eve that it intended to stand still until early 2011.

On December 9, 2010, BB&T and Eve introduced JPE and its principal Bradley Jacobs to the special committee. Based on Mr. Jacobs’ track record of successfully growing businesses, the special committee expressed interest in exploring Mr. Jacobs’ business strategy of rapidly building a multi-billion dollar logistics company using the Company as a platform.

On December 15, 2010, JPE executed a confidentiality agreement with the Company and received access to the Company’s electronic data room.

On January 20, 2011, Michael Welch met with Mr. Jacobs and discussed generally the Company and Mr. Jacobs’ business strategy.

On February 23, 2011, the remaining potential acquiror notified BB&T and Eve that it continued to evaluate a strategic transaction with the Company, but that the potential acquiror was not prepared to move forward at that time.

On February 28, 2011, BB&T advised the special committee that JPE was going to stand still until further notice.

On March 1, 2011, at a meeting of the Board of Directors, the special committee discussed the current status of the strategic process and that both remaining potential acquirors were currently on hold, and it was decided to suspend the strategic process. BB&T and Eve were advised of the special committee’s decision.

On April 15, 2011, a conference call was held to discuss JPE’s renewed interest in the Company. Participating on the call were Mr. Martell, Michael Welch, John Welch, the Company’s Chief Financial Officer, Mr. Whitehead and R&A. The parties discussed JPE, Mr. Jacobs and the Company’s financial and operational performance. Mr. Whitehead agreed to convene the special committee to re-open the strategic process that had been put on hold on March 1, 2011, and to conduct additional diligence on JPE and Mr. Jacobs.

On April 18, 2011, JPE submitted a nonbinding term sheet outlining a private investment in the Company of up to $150,000,000. The proposal involved the purchase of $75,000,000 in liquidation preference of convertible preferred stock, convertible at the holder’s option into 45,454,545 shares of Company common stock at $1.65 per share, subject to adjustment. The preferred stock carried a dividend, payable in cash, at the greater of 1.00% of liquidation preference per quarter and the “as-converted” dividends on the underlying shares of Company common stock for the relevant quarter. The preferred stock would vote on an as-converted basis with the Company common stock. Additionally, the investors would receive warrants to purchase 45,454,545 shares of Company common stock at an exercise price of $1.65 per share with a term of 10 years. The securities would be purchased in two stages. In stage one, on the date of the execution of an investment agreement, the Company would issue to JPE, and JPE would purchase for cash, (i) shares of convertible preferred stock convertible into a number of shares of Company common stock equal to 9.95% of the number of shares of Company common stock outstanding immediately prior to such issuance, and (ii) warrants to purchase a number of shares of Company common stock equal to 9.95% of the number of shares of Company common stock outstanding immediately prior to such issuance. The stage one purchase was to be made for a portion of the $75,000,000 that corresponded to the portion of the total convertible preferred stock issued in stage one. In stage two, subject to and as soon as practicable following the approval by the stockholders of the Company of the remaining equity issuances contemplated by the investment agreement, the Company would issue to JPE, and JPE would purchase for cash, (i) the balance of the shares of convertible preferred stock remaining to be issued after stage one and (ii) the balance of the warrants remaining to be issued after stage one. The stage two purchase was to be made for the balance of the $75,000,000 remaining following the investment in stage one. At the closing of stage two, the Board of Directors would be reconstituted in its entirety with individuals acceptable to JPE, and the Board would appoint Mr. Jacobs as the Chairman of the Board of the Company. JPE would have Board representation rights in its capacity as a holder of shares of convertible preferred stock.

On April 20, 2011, a conference call was held to discuss the JPE proposal. Participating on the call were Mr. Whitehead, Mrs. Dorris, Mr. Martell, Michael Welch, BB&T and R&A. BB&T presented the terms of the JPE proposal to the participants, discussed the market for PIPE transactions in detail, and provided a background of Mr. Jacobs and his prior business dealings at United Rentals, Inc. and United Waste Systems, Inc. The special committee expressed concern over the two stage aspect of the proposal under which JPE would receive an estimated 17% interest in the Company (making JPE the Company’s largest stockholder), and the Company would have material contractual obligations to JPE, in each case without having received stockholder approval. Questions were also raised regarding JPE’s intended use of proceeds. Ms. Dorris requested that BB&T provide an analysis of change of control PIPE transactions not involving financial institutions or negative EBITDA companies. The special committee directed BB&T to discuss its concerns with JPE.

On April 28, 2011, Eve advised the special committee that, upon advice of counsel, it had elected to waive its rights under the Eve engagement letter with respect to the potential transaction with JPE, to avoid any potential conflict of interest that could potentially arise as a result of Eve’s ongoing involvement with JPE in connection with other M&A transactions. From that point forward Eve ceased participating in the Company’s strategic process.

On May 2, 2011, a meeting between the Company and JPE was held to provide JPE with an opportunity to present its business plan to the Company. Present were all members of the Board of Directors (Mr. Affleck-Graves participated telephonically), John Welch, representatives of BB&T, Mr. Jacobs, a representative of JPE’s outside legal advisor Cravath, Swaine & Moore LLP (“Cravath”), representatives of JPE’s outside financial advisors Deutsche Bank Securities Inc. and UBS Investment Bank, and R&A (telephonically). During the meeting Mr. Jacobs discussed his personal and business background, the details of his proposed investment in the Company and his intended use of proceeds. At the conclusion of the presentation the parties agreed that if the transaction were to go forward it would be in the form of a single stage investment that would close only upon receipt of stockholder approval. The Board of Directors and its advisors continued to discuss the JPE proposal after Mr. Jacobs and his advisors left the meeting. The parties discussed the fiduciary duties of the Board of Directors. It was agreed that the JPE proposal had potential merit, but that the potential dilution to the Company’s stockholders was a significant concern and that the effective price per Company common share needed to be increased.

On May 4, 2011, Mr. Affleck-Graves accepted a re-appointment as a member of the special committee. BB&T provided the special committee with a written analysis summarizing the premiums/discounts of other PIPE transactions and follow-on offerings in which the offering size was greater than the pre-money market capitalization of the issuing company. The special committee asked BB&T for its view on the ability of the Company to raise funds through a PIPE offering, registered direct offering or other follow-on offering.

On May 6, 2011, the special committee and R&A met via conference call. R&A presented a detailed description of the Board of Directors’ fiduciary duties in change of control transactions. The parties discussed the terms of the JPE proposal, Mr. Jacobs’ commitment to the Company’s industry and the obligations of the special committee and the Board to the Company’s stockholders. The special committee agreed that additional information was needed before it could determine whether to continue discussions with JPE. Specifically, the special committee requested that BB&T prepare an analysis of the following strategic alternatives available to the Company: (i) continue as a stand-alone entity, growing organically; (ii) continue as a stand-alone entity, with both organic growth and growth through acquisitions; (iii) sell the Company in a go-private transaction to either a financial or a strategic buyer; and (iv) accept the JPE proposal.

On May 9, 2011, BB&T provided the special committee and R&A with a written analysis of the four strategic alternatives requested by the special committee. The analysis described in detail each strategic alternative and the projected Company stock price through 2015. The JPE proposal resulted in the highest projected stock price in each year of the analysis. Members of the special committee and R&A discussed the report over the following several days. The special committee agreed to proceed with the JPE proposal to the extent JPE would agree to increase the effective price from $1.65 per share to $1.75 per share.

On May 13, 2011, JPE submitted a revised term sheet providing for a single stage transaction in which the transaction would not close until stockholder approval was received (and other customary closing conditions were satisfied). The price was increased to $1.75 per share. In consideration for the concessions, JPE required that the Company agree to a no-shop provision. The special committee, after consultation with R&A regarding the Company’s ability to receive third-party proposals during a no-shop period, agreed to pursue a transaction on the general terms set forth in the revised term sheet. BB&T communicated this to JPE and a timeline for in-depth due diligence was agreed upon.

On May 20, 2011 and May 21, 2011, Mr. Whitehead and R&A conducted telephone interviews with two financial advisory firms regarding the preparation and issuance of a fairness opinion.

During the week of May 23, 2011, JPE’s accounting advisors, KPMG LLP (“KPMG”), conducted extensive due diligence on the Company, primarily at the offices of the Company’s independent registered public accounting firm Pender Newkirk & Company LLP.

On May 23, 2011, Cravath presented R&A with the initial draft of the investment agreement, which R&A forwarded to the special committee and to BB&T.

On May 24, 2011, after considering the presentations made by each financial advisory firm, including their respective qualifications, reputation and experience, the special committee engaged Ladenburg to render an opinion to the special committee as to whether, on the date of such opinion, the consideration to be received by the Company in connection with the JPE transaction is fair, from a financial point of view, to the Company’s stockholders.

On May 25, 2011, R&A presented the special committee with a memo summarizing the material terms of the investment agreement and R&A’s proposed revisions thereto. The following day a conference call was held between the special committee and R&A to discuss R&A’s proposed revisions to the investment agreement. The primary areas of concern were the Company’s inability to terminate the agreement upon receipt of a superior proposal, the ability to treat as a superior proposal offers to acquire a majority of the Company but less than all or substantially all of the Company, the Company’s obligation to reimburse JPE for all of JPE’s transaction-related costs and expenses, the amount of the termination fee, the length of the tail period during which, in certain circumstances, the Company would be obligated to pay the termination fee, the requirement that the Company engage KPMG to conduct a re-audit of the Company’s financial statements for the years ended December 31, 2008, 2009 and 2010, and to conduct a full internal control over financial reporting audit, the inclusion of a cashless exercise feature in the warrants, and the right of JPE to nominate persons to fill 80% of the seats on the Board of Directors as long as JPE holds at least 50% of the equity securities purchased by JPE in the transaction. After R&A’s presentation the parties discussed the Board of Directors’ fiduciary duties to the Company’s stockholders and the impact certain of the proposed terms would have on the special committee’s ability to maximize stockholder value. The special committee directed R&A to negotiate the proposed revisions to the investment agreement directly with Cravath.

On May 27, 2011, R&A and Cravath discussed the proposed revisions to the investment agreement. As a result of those discussions, JPE agreed to allow the Company to terminate the investment agreement upon receipt of a superior proposal to acquire all or substantially all of the Company, but only in the event the Company concurrently entered into an agreement with the third party to effectuate the superior proposal, to decrease the termination fee from 3.5% of the Company’s equity value to 3.0%, and to eliminate the cashless exercise feature from the warrants. Left as open issues were the amount of JPE expenses to be reimbursed by the Company, JPE’s ability to nominate directors and the Company’s obligation to engage KPMG for a re-audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting. JPE rejected the Company’s request to be able to treat as a superior proposal a takeover proposal for the acquisition of less than all or substantially all of the Company.

On May 28, 2011 and May 29, 2011, the special committee and R&A discussed the outstanding issues under the investment agreement and related transaction documents. The parties agreed the following revisions should be requested: that the Company would have no obligation to reimburse JPE’s expenses in the event of a stockholder “no” vote or if the Company were to terminate the investment agreement as a result of a JPE breach, that the Company would agree to engage KPMG for the re-audits for 2009 and 2010, but not for an audit of internal control over financial reporting, the elimination of JPE’s ability to nominate persons to serve on the Board, that Daniel Para, the Chief Executive Officer of Concert Group Logistics, Inc., and Michael Welch should be able to terminate their voting agreements with JPE in the event of a superior proposal (whether or not the investment agreement was terminated), and that the Company should be able to treat as a superior proposal a takeover proposal to acquire a majority of the Company but less than all or substantially all of the Company. The Company also requested a reduction in the term of the warrants from 10 years to one year.

On May 30, 2011, R&A and Cravath discussed the proposed revisions to the investment agreement. During the discussions Cravath advised of JPE’s estimate that the JPE expenses subject to Company reimbursement would be approximately $1.5 million and JPE’s agreement to eliminate the reimbursement requirement should JPE breach the investment agreement. JPE maintained that JPE’s expenses should be reimbursed in the event of a stockholder “no” vote. The negotiation of JPE’s nomination rights continued. JPE again rejected R&A’s request that the Company be able to treat as a superior proposal certain takeover proposals involving offers for a majority of the Company but less than all or substantially all of the Company.

On May 31, 2011, Mr. Whitehead and R&A discussed the status of negotiations and agreed to present JPE with a set of terms that would resolve all of the outstanding issues. The Company was willing to withdraw its request that the term of the warrants be reduced to one year, was willing to accept the payment of JPE’s expenses up to a cap of $1.5 million and was willing to provide JPE the right to nominate a majority of the Board as long as JPE holds at least 33% of the Company’s voting rights and 25% of the Board as long as JPE holds at least 20% of the Company’s voting rights. The Company maintained its position that a superior proposal should include proposals to acquire a majority of the Company.

On May 31, 2011, R&A and Cravath discussed the Company’s proposal during a series of conference calls. The following day Cravath distributed revised transaction documents evidencing the foregoing.

In the evening of June 1, 2011, the special committee met with R&A to discuss the status of negotiations with JPE and Ladenburg’s fairness opinion. Immediately thereafter the Board of Directors held a meeting attended by all Board members, R&A, BB&T and John Welch. Mr. Martell recused himself from the meeting after being advised that JPE was interested in having Mr. Martell remain on the Board post-closing, and that if Mr. Martell desired, JPE would extend to Mr. Martell an opportunity to invest in the JPE transaction along with JPE and the other investors. Mr. Whitehead began the meeting with a general status update of the special committee’s negotiations with JPE and Cravath. Next, R&A presented a detailed description of all material terms of the JPE transaction documents as then drafted. In so doing R&A identified all outstanding issues, and provided a background of the negotiations that had transpired over the prior week. The Board deliberated over the terms of the transaction, and R&A discussed with the Board the Board’s fiduciary duties. The Board expressed its desire that the Company’s obligation to pay JPE’s expenses, and to pay a termination fee, be limited to the greatest extent possible. Further, the Board supported the special committee’s position that it should be able to terminate the investment agreement if it receives a superior proposal to acquire a majority (but less than all or substantially all) of the Company. After the Board meeting was adjourned, a series of conference calls were conducted between R&A and Cravath during which R&A conveyed the special committee’s position on the outstanding issues.

On June 3, 2011, the special committee held a conference call with R&A to discuss the status of negotiations with JPE. It was agreed that R&A and Cravath had reached an impasse, and that R&A would cease working on the JPE transaction unless and until the remaining issues were resolved. Mr. Whitehead directed BB&T to advise JPE of the foregoing, and to attempt to continue negotiations directly with Mr. Jacobs on the Company’s behalf. Mr. Whitehead advised BB&T that the special committee might be able to accept the inability to terminate the investment agreement upon receipt of a majority (but less than all or substantially all) superior proposal, as long as in connection therewith the voting agreements with Mr. Para and Michael Welch could be terminated. Mr. Whitehead also suggested that if JPE was willing to increase the pricing of the transaction the special committee would likely withdraw its remaining demands.

Over the next several days extensive negotiations took place between the special committee and its advisors and JPE and its advisors in an unsuccessful attempt to resolve the outstanding issues.

On June 7, 2011, the Board held a telephonic meeting in which R&A participated (Mr. Martell was not present). R&A provided an update on the outstanding issues. The Board suggested that Mike Welch attempt to resolve the outstanding issues directly with Mr. Jacobs. Following the meeting Mr. Welch and Mr. Jacobs had a telephone conference but were unable to resolve the outstanding issues.

On June 8, 2011, the special committee, through R&A, advised Cravath that if JPE was willing to limit the Company’s obligations to pay expenses and termination fees the proposed transaction could likely move forward.

On June 9, 2011, Cravath advised that JPE was willing to reduce the cap on the termination fee (which was equal to 3% of the post-announcement equity value) to 4.5% of pre-announcement equity value from 5% of pre-announcement equity value, and that the termination fee payable in any event other than the termination by the Company upon receipt of a superior proposal for all or substantially all of the Company, or by JPE due to a change in recommendation by the Company in connection with a superior proposal, would be limited to 3% of pre-announcement equity value.

Later on June 9, 2011, following the Company’s annual meeting of stockholders, Mr. Whitehead and Mrs. Dorris discussed the current status of negotiations with JPE. Still later that day the Board of Directors met via conference call (Mr. Martell was not present), during which R&A presented an outline of the Company’s obligations to pay JPE’s expenses and termination fees under the current draft of the investment agreement. A discussion ensued about the transaction generally and the concessions that had been obtained from JPE to date. At the conclusion of the meeting, the special committee contacted BB&T and directed BB&T to contact JPE and advise that if JPE would be willing to reduce the cap on reimbursable expenses from $1.5 million to $1 million, the special committee would be in a position to support the transaction and recommend it to the Board for approval.

On June 10, 2011, JPE advised that the reduction of the cap on reimbursable expenses from $1.5 million to $1 million was acceptable.

On June 12, 2011, the special committee held a telephonic meeting with R&A to discuss the final terms of the investment agreement and related documents. Immediately thereafter the Board of Directors held a telephonic meeting also attended by John Welch, R&A, BB&T and Ladenburg (Mr. Martell did not attend). R&A presented a summary of the terms of the investment agreement and related documents, and discussed the fiduciary duties of the members of the special committee and the Board. Next, Ladenburg reviewed with the Board Ladenburg’s financial analyses of the consideration and delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated June 12, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the transaction with JPE is fair, from a financial point of view, to the Company’s stockholders. Next, BB&T outlined the strategic alternatives available to the Company, and presented the Board with BB&T’s opinion that the Proposed Transaction with JPE represents a superior potential outcome for the Company’s stockholders relative to the other possible alternatives. The special committee, having deliberated regarding the terms of the Proposed Transaction, the Ladenburg presentation and opinion and the BB&T presentation, unanimously determined that the investment agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and the Company’s stockholders, and recommended that the Board approve the investment agreement and the transactions contemplated thereby, and that the Board recommend that the Company’s stockholders vote to approve the Equity Investment as set forth in the investment agreement, certain amendments to the Company’s certificate of incorporation as set forth in the investment agreement and the omnibus incentive compensation plan as set forth in the investment agreement. Following the special committee’s recommendation to the Board, the Board, by unanimous vote of those directors in attendance, determined that the investment agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and the Company’s stockholders, and recommended that the Company’s stockholders vote to approve the Equity Investment as set forth in the investment agreement, certain amendments to the Company’s certificate of incorporation as set forth in the investment agreement and the omnibus incentive compensation plan as set forth in the investment agreement.

On June 13, 2011, the Company and JPE executed the investment agreement and other transaction documents, and Mr. Para and Michael Welch executed voting agreements.

On June 14, 2011, prior to the opening of the market, the Company and JPE issued a joint press release announcing the execution of the investment agreement, and filed a Form 8-K with the SEC describing the terms of the Transaction.

Reasons for the Proposed Transaction

In reaching its determination, the special committee consulted with and received the advice of its financial and legal advisors, discussed certain issues with the Company’s senior management team, and considered a number of factors that it believed supported its decision to recommend that the Company enter into the Investment Agreement and consummate the Equity Investment, and recommend that the stockholders vote in favor of the Proposals, including, but not limited to, the following material factors:

•	the per share price contemplated by the Proposed Transaction was a reasonable discount to the Company’s market price in light of JPE’s business strategy, JPE’s ability to effectuate its business strategy, the stated use of proceeds and the higher multiples received by mid-cap and large-cap public companies in the Company’s industry;

•	the financial analyses presented to the special committee by BB&T and shared with the Board of Directors, as well as the opinion of BB&T that the Proposed Transaction represents a superior potential outcome for the Company’s stockholders relative to the other possible alternatives;

•	the financial analyses presented to the special committee by Ladenburg and shared with the Board of Directors, as well as the opinion of Ladenburg, dated June 12, 2011, to the special committee, which expressly allows reliance on the opinion by those members of the Board of Directors who are not members of the special committee, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Proposed Transaction is fair, from a financial point of view, to the Company’s stockholders; the full text of the written opinion of Ladenburg is attached as Annex B to this proxy statement;

•	the possible alternatives to the Proposed Transaction, including an alternative sales process or continuing as a standalone company with or without additional bolt-on acquisitions, which alternatives the special committee evaluated with the assistance of Ladenburg and BB&T and determined were less favorable to the Company’s stockholders than the Proposed Transaction given the potential risks, rewards and uncertainties associated with those alternatives;

•	the extensive efforts made by the Company and its advisors over a period of many months to solicit interest on the part of potential acquirors of the Company, with the result that BB&T spoke to approximately 50 potentially interested parties;

•	the expectation that the market price of the Company’s shares would increase significantly following announcement of the Proposed Transaction and allow existing stockholders to sell their shares at a premium to the then-current market price;

•	the fact that the Company’s stockholders would have the ability to share in any upside that might result from any future improved performance on the part of the Company;

•	the reputation of JPE and Mr. Jacobs;

•	the Company’s business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, the nature of the third-party logistics industry, and general industry, economic and market conditions, both on an historical and on a prospective basis;

•	the likelihood that the Proposed Transaction would be completed based on, among other things (not in any relative order of importance):

•	the absence of a financing condition in the Investment Agreement;

•	the likelihood and anticipated timing of completing the Proposed Transaction in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals; and

•	the ability of JPE and Mr. Jacobs to complete the Proposed Transaction, raise funds in follow-on offerings and complete accretive acquisitions on a large-scale basis;

•	the other terms of the Investment Agreement and related agreements, including:

•	the Company’s ability, at any time from and after the execution of the Investment Agreement but prior to the time the Company’s stockholders adopt the Proposals, to consider and respond to an unsolicited written acquisition proposal, to furnish confidential information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the special committee, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;

•	the Board of Directors’ ability (acting upon the recommendation of the special committee), under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its stockholders vote to adopt the Proposals;

•	the Company’s ability, under certain circumstances, to terminate the Investment Agreement in order to enter into an agreement providing for a superior acquisition proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the Investment Agreement pays to JPE a termination fee determined in accordance with the Investment Agreement, in connection with an agreement for a superior acquisition proposal, plus up to $1 million of JPE’s expenses; and

•	the termination fee and expenses payable to JPE under certain circumstances, including as described above, in connection with a termination of the Investment Agreement, which the special committee concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the Investment Agreement, including the total consideration.

The special committee also believed that sufficient procedural safeguards were and are present to ensure the fairness of the Proposed Transaction and to permit the special committee to represent effectively the interests of the Company’s stockholders. These procedural safeguards include:

•	the fact that the special committee is comprised of three independent directors who are not affiliated with JPE or the other Investors and are not employees of the Company or any of its subsidiaries;

•	the fact that, other than their receipt of Board of Directors and special committee fees (which are not contingent upon the consummation of the Proposed Transaction or the special committee’s or the Board’s recommendation of the Proposed Transaction) and their interests described under “The Proposed Transaction—Interests of the Company’s Directors and Executive Officers in the Proposed Transaction” on page 35, members of the special committee do not have interests in the Proposed Transaction different from, or in addition to, those of the Company’s unaffiliated stockholders;

•	the fact that the determination to engage in discussions related to the Proposed Transaction and the consideration and negotiation of the price and other terms of the Proposed Transaction was conducted entirely under the oversight of the members of the special committee without the involvement of any director who is affiliated with the Investors or is a member of the Company’s management and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters;

•	the recognition by the special committee that it had the authority not to recommend the approval of the Proposed Transaction or any other transaction;

•	the special committee’s extensive negotiations with JPE, which, among other things, resulted in an increase in the effective price from $1.65 to $1.75 per share and resulted in significantly better contractual terms than initially proposed by JPE, including the ability of the Company to terminate the Investment Agreement upon the receipt of superior proposal for all or substantially all of the Company and entry into an agreement with respect to same; the capping of JPE’s reimbursable expenses at $1 million; and the elimination of the cashless exercise provision from the Warrants;

•	the fact that the special committee was advised by BB&T, as financial advisor, and R&A, as legal advisor, and the fact that the special committee requested and received from Ladenburg an opinion (based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein), as of June 12, 2011, with respect to the fairness of the Proposed Transaction to the Company’s stockholders from a financial point of view; and

•	the fact that the terms and conditions of the Investment Agreement and related agreements were designed to allow the Company to change its recommendation to the Company’s stockholders or terminate the Investment Agreement entirely, upon receipt of a superior proposal, depending on the nature of the superior proposal.

In the course of its deliberations, the special committee also considered a variety of risks and other countervailing factors related to entering into the Proposed Transaction, including (not in any relative order of importance):

•	the risk that the Proposed Transaction might not be completed in a timely manner or at all;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Equity Investment, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the Equity Investment;

•	the risks and costs to the Company if the Proposed Transaction does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the possibility that the up to $1 million in JPE’s expenses plus the applicable termination fee payable by the Company upon the termination of the Investment Agreement could discourage other potential acquirors from making a competing bid to acquire the Company; and

•	if the Proposed Transaction is not completed, the Company will be required to pay its own expenses associated with the Investment Agreement, the Equity Investment and the other transactions contemplated by the Investment Agreement as well as, under certain circumstances, pay JPE a termination fee and/or reimburse JPE’s expenses (up to a $1 million cap), in connection with the termination of the Investment Agreement.

The foregoing discussion of the factors considered by the special committee is not intended to be exhaustive, but rather includes the principal factors considered by the special committee. The special committee collectively reached the conclusion to approve the Proposed Transaction, the Investment Agreement and the other transactions contemplated by the Investment Agreement in light of the various factors described above and other factors that the members of the special committee believed were appropriate. In view of the wide variety of factors considered by the special committee in connection with its evaluation of the Proposed Transaction and the complexity of these matters, the special committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special committee. Rather, the special committee made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual members of the special committee may have given different weights to different factors.

Recommendation of the Company’s Board of Directors

After careful consideration, the Company’s Board of Directors (excluding Mr. Martell, who recused himself), acting upon the unanimous recommendation of the special committee of the Board of Directors:

•	has determined that the Proposed Transaction and the related Proposals are advisable and in the best interests of the Company and its stockholders;

•	recommends that the Company’s stockholders vote “FOR” the approval of the issuance of the Securities (Proposal 1), the amendment to increase the number of authorized shares of Company common stock (Proposal 2), the amendment to give effect to the Reverse Stock Split (Proposal 3), the amendment to provide that vacancies on the Board of Directors shall be filled by the remaining directors or director (Proposal 4), the adoption of the Plan (Proposal 5) and the amendment to effect the Company name change (Proposal 6); and

•	if necessary and appropriate, recommends the approval of the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt Proposals 1 through 5 (Proposal 7).

Financial Advisor’s Opinion

Ladenburg made a presentation to our Board of Directors on June 12, 2011 and subsequently delivered its written opinion to the special committee of our Board of Directors. The opinion stated that, as of June 12, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on Ladenburg’s review as set forth in the opinion, the Proposed Transaction is fair, from a financial point of view, to our stockholders. The financial terms and other terms of the Proposed Transaction were determined pursuant to negotiations between us, JPE and each of our respective advisors and not pursuant to any recommendation from Ladenburg.

The full text of Ladenburg’s written opinion dated as of June 12, 2011, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Ladenburg in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Ladenburg’s opinion is not intended to be, and does not constitute, a recommendation to you as to how you should vote or act with respect to the Proposed Transaction or any other matter relating thereto. The summary of the Ladenburg opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety.

Ladenburg’s opinion is for the use and benefit of our Board of Directors in connection with its consideration of the Proposed Transaction. Ladenburg’s opinion may not be used by any other person or for any other purpose without Ladenburg’s prior written consent. Ladenburg’s opinion should not be construed as creating any fiduciary duty on its part to any party.

Ladenburg was not requested to opine as to, and its opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategy that might exist for us, whether we should complete the Proposed Transaction, and other alternatives to the Proposed Transaction that might exist for us. Ladenburg has not been retained to render an opinion as to whether the Proposed Transaction is the best reasonably available to us. Ladenburg does not express any opinion as to the underlying valuation or future performance of the Company or the price at which our securities might trade at any time in the future.

Ladenburg’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, June 12, 2011. Accordingly, although subsequent developments may affect its opinion, Ladenburg assumed no obligation to update, review or reaffirm its opinion to us or any other person.

In arriving at its opinion, Ladenburg took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Ladenburg:

•	Reviewed a draft of the Investment Agreement dated as of June 10, 2011;

•	Reviewed a draft of the Certificate of Designation of the Preferred Stock as of June 10, 2011;

•	Reviewed a draft of the Warrant Certificate as of June 10, 2011;

•	Reviewed publicly available financial information and other data with respect to the Company that it deemed relevant, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Reviewed non-public information and other data with respect to the Company, including financial projections for the five-year period ending December 31, 2015 (the “Standalone Projections”), and other internal financial information and management reports;

•	Reviewed financial projections prepared by the Company and BB&T, assuming one bolt-on acquisition per year starting in 2012 (“Standalone with Acquisitions Projections”);

•	Reviewed financial projections assuming the Proposed Transaction takes place (“JPE Projections”);

•	Reviewed and analyzed the Proposed Transaction’s pro forma impact on the Company’s outstanding securities and stockholder ownership;

•	Considered the historical financial results and present financial condition of the Company;

•	Reviewed certain publicly available information concerning the trading of, and the trading market for, the Company’s common stock;

•	Reviewed and analyzed the Company’s projected unlevered free cash flows derived from the Standalone Projections and prepared a discounted cash flow analysis;

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to the Company;

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company;

•	Reviewed and compared the terms of the Proposed Transaction to the terms of certain private investments in public equity (“PIPE”) and follow-on offering transactions;

•	Reviewed and discussed with the Company’s management, other Company representatives, JPE and BB&T certain financial and operating information furnished by them, including the Standalone Projections, Standalone with Acquisitions Projections and JPE Projections (collectively, the “Projections”); and

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, with our consent, Ladenburg relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Ladenburg and Ladenburg further relied upon the assurances of our management that we were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the Projections reviewed, Ladenburg assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provided a reasonable basis upon which it could make its analysis and form an opinion. The Projections were solely used in connection with the rendering of Ladenburg’s fairness opinion. Stockholders should not place reliance upon such Projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The Projections were prepared by our management, JPE and BB&T and are not to be interpreted as projections of future performance (or “guidance”) by the Company.

Ladenburg assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. Ladenburg assumed, with our consent, that the final executed forms of the Investment Agreement, Certificate of Designation and Warrant Certificate do not differ in any material respect from the drafts Ladenburg reviewed and that the Proposed Transaction will be consummated on the terms set forth in the Investment Agreement, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its stockholders in any material respect.

In connection with rendering its opinion, Ladenburg performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Ladenburg was carried out to provide a different perspective on the Proposed Transaction, and to enhance the total mix of information available. Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Further, the summary of Ladenburg’s analyses described below is not a complete description of the analyses underlying Ladenburg’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Ladenburg made qualitative judgments as to the relevance of each analysis and factors that it considered. Also, Ladenburg may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Ladenburg’s view of the value of our assets. The estimates contained in Ladenburg’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Also, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Ladenburg’s analyses and estimates are inherently subject to substantial uncertainty. Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create a misleading or incomplete view of the process underlying the analyses performed by Ladenburg in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. To fully understand Ladenburg’s financial reviews and analyses, you must read the tables together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses Ladenburg performed.

The analyses performed were prepared solely as part of Ladenburg’s analysis of the fairness of the Proposed Transaction to our stockholders from a financial point of view, and were provided to the special committee of our Board of Directors in connection with the delivery of Ladenburg’s opinion. Ladenburg’s opinion was just one of the several factors the special committee and our Board of Directors took into account in making its determination to approve the Proposed Transaction, including those described elsewhere in this proxy statement.

Analysis of Terms

Ladenburg analyzed 41 convertible preferred and common stock PIPEs and 34 follow-on offerings of U.S. traded companies since January 2008, where the shares issued in all transactions exceeded the shares outstanding at the time of the transaction and the transaction values were between $20 million and $1 billion. The analysis focused on the following terms:

•	Security discount/premium

•	Coupon

•	Warrant coverage

•	Warrant discount/premium

Ladenburg noted that the security discount and the coupon of the Equity Investment are not outliers as compared to the universe of reviewed transactions and they do not appear unreasonable when compared to the terms of other transactions. However, Ladenburg noted that the warrant coverage and warrant discount are significantly higher than the mean and median of comparable transactions, particularly those of profitable companies.

Valuation Overview

Ladenburg reviewed three strategic alternatives deemed to be currently available for the Company and generated an indicated per share equity valuation range for each alternative.

The “Standalone” alternative assumed the Company continues on its current growth trajectory with no future acquisitions or capital raises. Ladenburg generated an indicated valuation range for this alternative based on comparable company analysis, comparable transaction analysis and discounted cash flow analyses, each as more fully discussed below. Ladenburg weighted the three approaches 60%, 20%, 20%, and arrived at an indicated equity value per share range of approximately $2.20 to approximately $2.60.

The “Standalone with Acquisitions” alternative assumed the Company completes one bolt-on acquisition every year (starting in 2012) and was based on the Standalone with Acquisitions Projections prepared by the Company and BB&T. Under this alternative, the Company would achieve accelerated growth and increased scale and thus command a higher EBITDA multiple at the end of the projection period (2015) than under the Standalone alternative. Ladenburg generated an indicated valuation range for this alternative based on discounting the projected 2015 share price of $8.81 by utilizing discount rates ranging from 19.5% to 20.5%, and arrived at an indicated equity value per share range of approximately $3.80 to approximately $3.90. For purposes of Ladenburg’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted for add-backs for non-cash stock compensation expenses and one-time charges.

The “JPE PIPE” alternative assumed the Proposed Transaction takes place and the Company would raise additional capital subsequent to the Proposed Transaction to support acquisitions. This alternative was based on the JPE Projections prepared by JPE and BB&T and assumed that the Company, as a result of its significantly increased size, would command a higher EBITDA multiple at the end of the projection period (2015) than under the Standalone with Acquisitions alternative. Ladenburg generated an indicated valuation range for this alternative based on discounting the projected 2015 share price of $10.63 by utilizing discount rates ranging from 20.5% to 25.5%, and arrived at an indicated equity value per share range of approximately $3.80 to approximately $4.50.

Ladenburg noted that the indicated equity value per share range in the JPE PIPE alternative was higher than the indicated value ranges in the other two alternatives.

Standalone Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to the Company with respect to business and revenue model, operating sector, size and target customer base.

Ladenburg identified the following 13 companies that it deemed comparable to the Company with respect to their industry sector and operating model:

Large-Cap Comparables:

•	CH Robinson Worldwide Inc.

•	Expeditors International of Washington Inc.

Mid-Cap Comparables:

•	Landstar System Inc.

•	Uti Worldwide Inc.

•	Hub Group Inc.

•	Forward Air Corp.

•	Roadrunner Transportation Systems, Inc.

•	Echo Global Logistics, Inc.

•	Quality Distribution Inc.

•	Universal Truckload Services Inc.

•	Pacer International Inc.

Small-Cap Comparables:

•	AutoInfo Inc.

•	US1 Industries Inc.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income. For purposes of Ladenburg’s analyses, “enterprise value” means equity value plus all interest-bearing debt less cash.

Ladenburg generated the following multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean		Median		High		Low

LTM EBITDA – All Comparables	11.1	x	11.7	x	17.8	x	5.1	x
LTM EBITDA – Small-Cap Comparables	5.8	x	5.8	x	6.6	x	5.1	x

The Company, from a size perspective, is most comparable to the Small-Cap Comparables. Ladenburg noted that the Small-Cap Comparables are less profitable than the Company, with EBITDA margins ranging from approximately 2.1% to 2.9%, compared with the Company’s approximately 6.2%. Further, the Small-Cap Comparables experienced lower growth than the Company, with one-year EBITDA growth average of 55.8%, compared with the Company’s approximately 68.4%. In addition, AutoInfo’s leverage is significantly higher than that of the Company.

Ladenburg selected an appropriate multiple range for the Company by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg selected multiples above the mean of the Small-Cap Comparable companies to reflect the Company’s higher growth and lower leverage. Based on the above factors, Ladenburg applied EBITDA multiples of 6.5x to 7.5x to the Company’s LTM EBITDA, and calculated a range of indicated enterprise values for the Company. Ladenburg then deducted net debt of approximately $2.0 million to derive a per share range of equity values of approximately $1.90 to approximately $2.30, based on approximately 34.0 million outstanding shares and in-the-money options/warrants utilizing the treasury stock method.

None of the comparable companies have characteristics identical to the Company. An analysis of publicly-traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Standalone Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to the Company. The comparable transaction analysis generally provides the widest range of values due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Ladenburg located 25 transactions announced since January 2008 involving target companies providing freight transport and logistics services and for which financial information was available.

Target	Acquiror

DBA Distribution Services, Inc.	Radiant Logistics, Inc. (OTCPK:RLGT)
Wim Bosman Holding B.V.	Mainfreight Limited (NZSE:MFT)
Dynamex Inc.	TransForce Inc. (TSX:TFI)
Morgan Southern, Inc.	Roadrunner Transportation Systems (NYSE:RRTS)
Total Logistic Control LLC	Ryder Integrated Logistics Inc.
ATC Technology Corporation	Laxey Partners Ltd.
Mar-Ter Spedizioni S.p.A.	Mid Industry Capital SpA (BIT:MIC)
Summit Logistics International	Toll Holdings Ltd.
Air Tiger Express Companies, Inc.	Kawasaki Kisen Kaisha Ltd. (TSE:9107)
Livingston International Income Fund	Sterling Partners; CPP Investment Board
RayTrans Distribution Services, Inc.	Echo Global Logistics, Inc. (NasdaqGS:ECHO)
Adcom Express, Inc.	Radiant Logistics, Inc. (OTCPK:RLGT)
LGT Logistics Holding AB	Axcel Industriinvestor A/S
J Martens AS	Kuehn & Nagel International AG (SWX:KNIN)
ATS Andlauer Transportation Services Limited Partnership	Andlauer Management Group Inc.
ELI-Logistik GmbH	Wincanton plc (LSE:WIN)
Alloin Transports	Kuehne & Nagel International AG (SWX:KNIN)
ABX LOGISTICS Worldwide S.A./N.V.	DSV A/S (CPSE:DSV)
CrossGlobe Group	Pine Creek Partners
Service Express, Inc.	Forward Air Solutions, Inc.
Transera International Logistics Ltd.	CH Robinson Worldwide Inc. (NasdaqGS:CHRW)
Compagnie Européenne de Prestations Logistiques SAS	Arcapita Bank B.S.C.(c); European Capital Ltd.
Groupe Malherbe	Natixis Investissement Partners
Pinch Holdings, Inc.	Forward Air Corp.
Concert Group Logistics, Inc.	Express-1 Expedited Solutions, Inc. (AMEX:XPO)

Based on the information disclosed with respect to the targets in each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

Ladenburg noted the following with respect to the multiples generated:

Multiple of Enterprise Value to	Mean		Median		High		Low

LTM revenue	0.69	x	0.49	x	3.33	x	0.18	x
LTM EBITDA	7.7	x	6.9	x	13.9	x	4.5	x

Ladenburg selected an appropriate multiple range for the Company by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Based on the above factors, Ladenburg applied EBITDA multiples of 7.0x to 8.0x to the Company’s LTM EBITDA, and calculated a range of indicated enterprise values for the Company. Ladenburg then deducted net debt of approximately $2.0 million to derive a per share range of equity values of approximately $2.10 to approximately $2.40, based on approximately 34.0 million outstanding shares and in-the-money options/warrants utilizing the treasury stock method.

None of the target companies in the comparable transactions have characteristics identical to the Company. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Standalone Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Ladenburg utilized the Standalone Projections, which forecast a compound annual growth rate, or CAGR, of approximately 32.6% EBITDA growth from fiscal year, or FY, 2010 through FY2013, representing an EBITDA margin improvement from approximately 6.5% to approximately 8.4% and a revenue CAGR of approximately 21.8%.

To arrive at a present value, Ladenburg utilized discount rates ranging from 15.0% to 17.0%. This was based on an estimated weighted average cost of capital of 16.0% (based on an estimated weighted average cost of debt of 2.5% and 17.5% estimated cost of equity). The cost of equity calculation was derived utilizing the unlevered beta of the comparable companies, the appropriate equity risk and size premiums and a company specific risk factor, reflecting the risks associated with the Standalone Projections, including, but not limited to, achieving the projected revenue and EBITDA growth.

Ladenburg presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on EBITDA as well as long term perpetual growth.

Utilizing terminal EBITDA multiples of between 5.5x and 6.5x and long term perpetual growth rates of between 4.5% and 5.5%, Ladenburg calculated a range of indicated enterprise values and then deducted net debt of approximately $2.0 million to derive a per share range of equity values of approximately $3.00 to approximately $3.80, based on approximately 34.0 million outstanding shares and in-the-money options/warrants utilizing the treasury stock method.

Conclusion

Based on the information and analyses set forth above, Ladenburg delivered its written opinion to the special committee of our Board of Directors, which stated that, as of June 12, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on its review as set forth in the opinion, the Proposed Transaction is fair, from a financial point of view, to the Company’s stockholders.

As part of its investment banking business, Ladenburg regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, negotiated underwritings, private placements and for other purposes. We determined to use the services of Ladenburg because it is a recognized investment banking firm that has substantial experience in similar matters. Ladenburg has received a fee of $140,000, of which $90,000 was paid upon execution of the engagement letter and $40,000 was paid when Ladenburg notified the Company that Ladenburg was prepared to deliver the opinion. Ladenburg is also entitled to reimbursement for its reasonable expenses, including attorneys’ fees.

Also, we have agreed to indemnify Ladenburg and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. Further, Ladenburg has not previously provided, nor are there any pending agreements to provide, any other services to us.

In the ordinary course of business, Ladenburg, certain of Ladenburg’s affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Proposed Transaction and their respective affiliates.

Ownership Upon Closing

Set forth below is a table depicting the ownership of Company common stock upon the closing of the Proposed Transaction, based on the following assumptions (and without giving effect to the Reverse Stock Split):

•	the number of outstanding shares of Company common stock is based upon the number outstanding as of the record date of August 1, 2011;

•	the Preferred Stock is immediately converted at the closing;

•	the Warrants are immediately exercised at the closing; and

•	no options for the purchase of Company common stock will be exercised.

Number
of Shares
	Number of	of						Common Stock Owned
	Shares of	Preferred	Common Stock Owned		Number of	Common Stock Owned		Assuming Conversion of all
	Common	Stock	Assuming Conversion		Warrants	Assuming Exercise of		Preferred Stock and Exercise
Name	Stock Owned	Owned	of all Preferred Stock		Owned	all Warrants		of all Warrants
			# of Shares	% of		# of Shares	% of	# of Shares of	% of
			of Common	Common		of Common	Common	Common	Common
			Stock	Stock		Stock	Stock	Stock	Stock
Investors	38,160	75,000	42,895,303	56.5	42,857,143	42,895,303	56.5	85,752,446	72.2
Other Stockholders	32,973,401	0	32,973,401	43.5	0	32,973,401	43.5	32,973,401	27.8

Total	33,011,561	75,000	75,868,704		42,857,143	75,868,704		118,725,847

Use of Proceeds

The Company expects to use the proceeds of the Equity Investment primarily to make strategic acquisitions and any balance will be used for general corporate purposes.

Interests of the Company’s Directors and Executive Officers in the Proposed Transaction

In considering the recommendation of the Board of Directors that you vote to approve the Proposals, you should be aware that aside from their interests as Company stockholders, the Company’s directors and executive officers have interests in the Proposed Transaction that may be different from, or in addition to, those of other Company stockholders generally. The members of the special committee and the Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Proposed Transaction, and in recommending to the Company’s stockholders that the Proposals be approved. See the section entitled “The Proposed Transaction—Background of the Proposed Transaction” beginning on page 17. The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the approval and adoption of the Proposals.

As described in more detail below, the interests of the Company’s directors and executive officers in the Proposed Transaction that are different from, or in addition to, those of other Company stockholders may include:

•	the accelerated vesting of option awards held by our directors and executive officers under certain circumstances, in each case following consummation of the Equity Investment;

•	in the case of executive officers, the receipt of certain severance payments and benefits upon termination of employment under certain circumstances following consummation of the Equity Investment; and

•	in the case of Messrs. Michael Welch, John Welch and Para, the grant of new option awards.

In addition, James Martell, who is currently the Chairman of the Board of Directors, will continue as a director following the closing and will participate with JPE as an Investor in the Proposed Transaction. Mr. Martell recused himself from the activities of the Board of Directors relating to the Proposed Transaction after being advised that JPE was interested in having Mr. Martell remain on the Board post-closing and that, if Mr. Martell desired, JPE would extend to Mr. Martell an opportunity to invest in the Proposed Transaction along with JPE.

These interests are described in more detail below, and certain of them are quantified in the tables that follow the narrative below.

Company Stock Options

The Investment Agreement does not provide for special treatment of outstanding options to purchase shares of our common stock, and outstanding options do not automatically vest under the terms of our stock option plan as a result of the Proposed Transaction. As discussed in more detail under “—Employment Agreements with Executive Officers” on page 36 and “—Arrangements with our Directors” on page 38, pursuant to their amended employment agreements, unvested options granted prior to June 13, 2011 and held by our executive officers and Daniel Para, a director of the Company and Chief Executive Officer of Concert Group Logistics, Inc., a wholly owned subsidiary of the Company, will vest and become immediately exercisable upon consummation of the Equity Investment. In consideration for accelerating the vesting of unvested options and the grant of new options, each executive officer and Mr. Para agreed to significantly expand the scope of his restrictive covenants with respect to duration, definition of competitive activities and geographic restrictions and agreed that a certain number of the shares of Company common stock issued upon exercise of such options will be subject to a lock-up. Except for the options held by Mr. Martell, each unvested option held by our non-employee directors will vest and become immediately exercisable upon consummation of the Equity Investment, at which time such directors’ services on the Board of Directors will cease.

Employment Agreements with Executive Officers

We have previously entered into employment agreements with each of Messrs. Michael Welch, as Chief Executive Officer, and John Welch, as Chief Financial Officer. In connection with the Proposed Transaction, we have entered into amendments to these employment agreements, dated July 18, 2011. The amended employment agreements are effective immediately upon execution but will be null and void and of no further force or effect if the Equity Investment is not consummated. Pursuant to the amended employment agreements, the term of each of Messrs. Michael Welch’s and John Welch’s employment agreement was extended until the third anniversary of the consummation of the Equity Investment.

Pursuant to the amended employment agreements, unvested options granted prior to June 13, 2011 and held by our executive officers as of the closing will vest and become immediately exercisable upon consummation of the Equity Investment. In addition, a certain number of shares of Company common stock that are issued to Messrs. Michael Welch and John Welch upon exercise of any options that were granted to them prior to June 13, 2011 will be subject to a lock-up until the third anniversary and first anniversary, respectively, of the consummation of the Equity Investment. In the case of Mr. Michael Welch, the lock-up is with respect to 60,000 shares of Company common stock, and in the case of Mr. John Welch, the lock-up is with respect to 5,000 shares of Company common stock.

Under the amended agreements with each of Messrs. Michael Welch and John Welch, if the executive officer’s employment is terminated without cause (as defined in the employment agreements), or if the executive officer resigns for good reason (as defined in the employment agreements) within one year following a change in control (as defined in the employment agreements), such as the Proposed Transaction, then the executive officer will receive:

•	a lump-sum payment equal to the sum of (a) one year’s base salary and (b) the greater of (1) the executive officer’s performance-based bonus payments for the year preceding the date of termination or (2) the executive officer’s average annual performance-based bonus during the two years immediately preceding the termination; and

•	one year of continued benefits for the executive officer and his dependents under all health, dental, disability, accident and life insurance plans or arrangements in which the executive officer or his dependents were participating immediately prior to the date of the executive officer’s termination.

Under their respective amended employment agreements with the Company, Messrs. Michael Welch and John Welch are subject to certain restrictive covenants regarding competition, solicitation, interference, confidentiality and disparagement. Prior to amending their employment agreements, Messrs. Michael Welch and John Welch were subject to competition and solicitation covenants during their employment and for the one-year period following termination of their employment, and a confidentiality covenant that applied during employment and at all times thereafter. In consideration for extending the term of his employment agreement, accelerating the vesting of unvested options and the grant of stock options (described below) and, in the case of Mr. John Welch, increasing his annual base salary from $160,000 to $180,000, each named executive officer agreed to significantly expand the scope of his restrictive covenants with respect to duration, definition of competitive activities and geographic restrictions. The non-competition, customer non-solicitation and non-interference covenants apply during their employment and for the three-year period following the termination of their employment, the employee non-solicitation covenant applies during their employment and for the five-year period following the termination of their employment and the confidentiality and non-disparagement covenants apply during their employment and at all times thereafter.

Pursuant to the amended employment agreements, each of Messrs. Michael Welch and John Welch received a grant of options to purchase shares of Company common stock on July 22, 2011, with an exercise price per share of $4.23, the closing price per share of Company common stock on such date. Messrs. Michael Welch and John Welch received 200,000 and 175,000 options to purchase shares of Company common stock, respectively. The options will vest, subject to the executive officer’s continued employment with the Company, in three equal annual installments on each anniversary of the consummation of the Equity Investment. For the avoidance of doubt, none of the options that were granted to Messrs. Michael Welch and John Welch on July 22, 2011 will accelerate vesting upon consummation of the Proposed Transaction, and the Proposed Transaction will not constitute a change in control of the Company for purposes of such options. Under the amended employment agreements, Messrs. Michael Welch and John Welch are each subject to an option clawback provision. In the event of a breach of the restrictive covenants contained in their amended employment agreements with the Company, the termination of the executive officer’s employment by the Company for cause or any financial restatements or material loss to the Company to which the executive officer has materially contributed due to the executive’s fraud or willful misconduct, any unexercised options (whether vested or unvested) that were granted on or after June 13, 2011 and that the executive holds at the time of such breach, termination or misconduct, as applicable, will be immediately forfeited.

The following definitions apply to the amended employment agreements with each of Messrs. Michael Welch and John Welch.

“Cause”, for purposes of the amended employment agreements, generally means (i) the executive officer’s material violation of any of the provisions of their employment agreement, or the rules, policies, and/or procedures of the Company, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Company, (ii) the executive officer’s violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Company or the executive officer relative to the conduct of the executive officer in connection with the Company’s business or its securities or (iii) the conviction of the executive officer of a felony under the laws of the United States of America or any state therein. In the event the executive officer engages in conduct described in clauses (i) or (ii) of the definition of cause, the executive officer will have an opportunity to cure such conduct within

30 days after the Company provides written notice to the executive officer. If the executive officer fails to cure such conduct within the 30-day period or, if the executive officer commits the same violation within 12 months of receiving notice from the Company, then the Company may terminate the executive officer’s employment for cause.

“Good reason”, for purposes of the amended employment agreements, will exist if, without the executive officer’s express written consent (i) the Company assigns to the executive officer duties of a non-executive nature or for which the executive officer is not reasonably equipped by his skills and experience, (ii) the Company reduces the salary of the executive officer, or materially reduces the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites, (iii) the Company requires the executive officer to relocate his principal business office or his principal place of residence greater than 50 miles outside of St. Joseph, Michigan, or assigns to the executive officer duties that would reasonably require such relocation, (iv) the Company requires the executive officer, or assigns duties to the executive officer that would reasonably require him, to spend more than 60 normal working days away from the St. Joseph, Michigan area during any consecutive 12-month period, (v) the Company fails to provide office facilities, secretarial services and other administrative services to the executive officer, which are substantially equivalent to the facilities and services provided to executive officer on the date the executive officer entered into the employment agreement or (vi) the Company terminates incentive plans and benefit plans or arrangements, or reduces or limits the executive officer’s participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of the executive officer’s incentive compensation and benefits below their aggregate value as of the date the executive officer entered into the employment agreement. In the case of Mr. John Welch, pursuant to his amended employment agreement, “good reason” will also exist if the Company replaces him as Chief Financial Officer. Notwithstanding the existence of an event constituting good reason, a termination shall not be considered to be for good reason unless the executive officer notifies the Company of the existence of the condition constituting good reason within 45 days following the initial existence thereof, the Company fails to remedy the condition within 30 days following receipt of such notice, and the executive officer terminates employment within the earlier of 90 days following the initial existence of such condition and 15 days following notice from the Company that it will not remedy such condition.

Arrangements with our Directors

Amended Employment Agreement with Mr. Para

We have previously entered into an employment agreement with Mr. Para, a director of the Company, in his capacity as Chief Executive Officer of Concert Group Logistics, Inc. In connection with the Proposed Transaction, we have entered into an amendment to Mr. Para’s employment agreement, dated July 18, 2011, which extends the term of his employment agreement to the third anniversary of the consummation of the Equity Investment. The amended employment agreement is effective immediately upon execution but will be null and void and of no further force or effect if the Equity Investment is not consummated.

Pursuant to his amended employment agreement, unvested options granted prior to June 13, 2011 and held by Mr. Para as of the closing will vest and become immediately exercisable upon consummation of the Equity Investment. In addition, 60,000 shares of Company common stock that are issued to Mr. Para upon exercise of any options that were granted to him prior to June 13, 2011 will be subject to a lock-up until the third anniversary of the consummation of the Equity Investment.

Under the amended employment agreement with Mr. Para, if his employment is terminated without cause (as defined in his employment agreement), or if Mr. Para resigns for good reason (as defined in his employment agreement) within one year following a change in control (as defined in his employment agreement), such as the Proposed Transaction, then Mr. Para will receive:

•	a lump-sum payment equal to the sum of (a) 18-months’ base salary and (b) the greater of (1) Mr. Para’s performance-based bonus payments for the year preceding the date of termination or (2) Mr. Para’s average annual performance-based bonus during the two years immediately preceding the date of termination; and

•	18-months’ continued benefits for Mr. Para and his dependents under all health, dental, disability, accident and life insurance plans or arrangements in which Mr. Para or his dependents were participating immediately prior to the date of Mr. Para’s termination.

Under his amended employment agreement, if Mr. Para’s employment is terminated without cause at any time other than within one year following a change in control, such as the Proposed Transaction, then Mr. Para will receive any bonus that the Company has determined in writing has been earned as of the date of termination plus base salary for the 18-month period following termination (which, pursuant to his amended employment agreement, was increased from the one-year period following termination), payable in accordance with the Company’s normal payroll practices.

Under his amended employment agreement, Mr. Para is subject to the same restrictive covenants and option clawback provisions to which Messrs. Michael Welch and John Welch are subject. Prior to amending his employment agreement, Mr. Para was subject to competition and solicitation covenants during his employment and for the one-year period following termination of his employment, and a confidentiality covenant that applied during employment and at all times thereafter. In consideration for extending the term of his employment agreement, increasing his annual base salary from $180,000 to $240,000, increasing his severance payments, accelerating the vesting of his unvested options and the grant of stock options (described below), Mr. Para agreed to significantly expand the scope of his restrictive covenants with respect to duration, definition of competitive activities and geographic restrictions.

In addition, pursuant to his amended employment agreement, Mr. Para received a grant of 200,000 options to purchase shares of Company common stock on July 22, 2011, with an exercise price per share of $4.23, the closing price per share of Company common stock on such date. The options will vest on terms substantially similar to the options that were granted to Messrs. Michael Welch and John Welch on July 22, 2011. For the avoidance of doubt, none of the options that were granted to Mr. Para on July 22, 2011 will accelerate vesting upon consummation of the Proposed Transaction, and the Proposed Transaction will not constitute a change in control of the Company for purposes of such options.

In addition, the definitions contained in Mr. Para’s amended employment agreement are identical to the definitions contained in the amended employment agreement with Mr. Michael Welch, except that (a) clause (i) of the definition of good reason applies only if the Company assigns to Mr. Para a position or duties that the Company does not consider to be at the managerial level and (b) clauses (iii) and (iv) of the definition of good reason apply with respect to the greater Chicago metropolitan area instead of St. Joseph, Michigan. As with the employment agreements with Messrs. Michael Welch and John Welch, the Proposed Transaction will be a change of control under Mr. Para’s employment agreement.

Arrangements with Other Directors

Under the terms of the option award agreement for options granted to directors pursuant to the Company’s Amended and Restated 2001 Stock Option Plan, if, within one year following a change in control of the Company (which includes the Proposed Transaction), the director’s service as a member of the Board of Directors ceases for any reason, then any unvested options held by such director will immediately vest and become exercisable upon the cessation of service. Pursuant to the Investment Agreement, with the exception of Mr. James Martell, the service of the Company’s current directors will terminate upon the consummation of the Proposed Transaction and their outstanding options will vest and become exercisable at such time.

Mr. Martell, who is currently Chairman of the Board of Directors, and who will continue as a director following the consummation of the Proposed Transaction, will be an Investor in the Proposed Transaction. The details of Mr. Martell’s investment are as follows:

	Number of	Number of Shares
	Shares of	of Common Stock	Aggregate
	Preferred	Subject to	Purchase
Director	Stock(1)	Warrants(2)	Price

James J. Martell	725	414,286	$725,000

(1)	Shares of Preferred Stock have an initial conversion price of $1.75 per share of Company common stock, without giving effect to the Reverse Stock Split. Giving effect to the Reverse Stock Split, shares of Preferred Stock have an initial conversion price of $7.00 per share of Company common stock.

(2)	Share numbers in this column do not give effect to the Reverse Stock Split. The initial exercise price of the Warrants is $1.75 per share of Company common stock, without giving effect to the Reverse Stock Split. Giving effect to the Reverse Stock Split, the initial exercise price of the Warrants is $7.00 per share of Company common stock.

Quantification of Payments and Benefits

The following table shows the amounts of payments and benefits that each director and executive officer of the Company would receive in connection with the Proposed Transaction, assuming the consummation of the Proposed Transaction occurred on August 1, 2011, the latest practicable date prior to the mailing of this proxy statement, and, as applicable, the service of the director ceased and the employment of the executive officer was terminated by the Company without cause or by the executive officer for good reason, in each case, on such date.

Executive Officers and Directors

			Perquisites and
Name	Cash ($)(1)	Equity ($)	Benefits ($)(2)	Total ($)
Executive Officers

Michael R. Welch –	391,900	88,827(3)	5,909	486,636
President and Chief
Executive Officer

John D. Welch – Chief	256,000	34,886(3)	5,717	296,603
Financial Officer

Employee Director

Daniel Para – Director,	407,300	102,857(3)	7,926	518,083
President and Chief
Executive Officers of
Concert Group Logistics,
Inc.

Non-employee Directors

James J. Martell		24,255(4)		24,255

Jay N. Taylor		25,022(4)		25,022

Calvin (Pete) R. Whitehead		24,017(4)		24,017

Jennifer H. Dorris		34,994(4)		34,994

John F. Affleck–Graves		22,890(4)		22,890

(1)	As described above, the cash payments to the named executive officers and Mr. Para consist of (a) a lump-sum payment equal to the sum of the employee’s one year’s base salary, in the case of Messrs. Michael Welch and John Welch, or 18-months’ base salary, in the case of Mr. Para, and (b) the greater of (1) his performance-based bonus payments for the year preceding the date of termination or (2) his average annual bonus during the two years immediately preceding the termination payment, in each case, payable upon a qualifying termination of employment following the consummation of the Equity Investment. The salary and bonus components of the cash severance, respectively, for each employee are as follows: (i) Mr. Michael Welch — $240,000 and $151,900; (ii) Mr. John Welch — $180,000 and $76,000; and (ii) Mr. Para — $240,000 and $47,300. The cash payments are “double-trigger” in that they are payable upon a qualifying termination of the executive officer’s employment within one year following consummation of the Proposed Transaction. These cash payments are based on each employee’s base salary as of August 1, 2011 and bonus payments made with respect to 2010 and 2009. As a result, if the employee’s base salary or bonus payment increases prior to the date the employee’s employment is terminated, actual payment to the employee may be greater than set forth in this table.

(2)	The amounts in this column represent the aggregate incremental cost to the Company with respect to continued health and welfare benefits to be provided to the employee and his dependents for a period of one year, in the case of Messrs. Michael Welch and John Welch, or 18 months, in the case of Mr. Para, following a qualifying termination of employment within one year following consummation of the Proposed Transaction. The Company has assumed, for purposes of the calculation, that the costs to the Company for the relevant period will be the same as the costs to the Company for 2010.

(3)	As described above, the equity amounts for Messrs. Michael Welch, John Welch and Para consist of accelerated vesting of unvested option awards, which is “single-trigger” in that, pursuant to their amended employment agreements, unvested options granted prior to June 13, 2011 and held by our executive officers and Mr. Para as of consummation of the Equity Investment will vest and become immediately exercisable upon consummation of the Equity Investment. The value of the option awards is based on the average per share closing price of Company common stock over the five business days following public announcement of the Proposed Transaction, or $2.772. As a result, if the per share price of Company common stock increases prior to the date the holder exercises the option award, the actual equity amount may be greater than set forth in this table.

(4)	As described above, the equity amounts for our non-employee directors consist of accelerated vesting of unvested option awards, which is “double-trigger” in that it will occur immediately upon cessation of services on the board for any reason, in each case, within one year following consummation of the Proposed Transaction. Pursuant to the Investment Agreement, with the exception of Mr. James Martell, the service of each of the Company’s current directors will terminate upon the consummation of the Proposed Transaction and their outstanding options will vest and become exercisable at such time. The value of the option awards is based on the average per share closing price of Company common stock over the five business days following public announcement of the Proposed Transaction, or $2.772. As a result, if the per share price of Company common stock increases prior to the date the holder exercises the option award, the actual equity amounts may be greater than set forth in this table.

Payment in Respect of Vested Options

		Resulting Consideration
	Number of Shares Underlying	from Vested Option
Name	Vested Option Awards(#)(1)	Awards($)(2)

Executive Officers
Michael Welch	425,000	784,033
John Welch	45,111	64,742
Directors
Daniel Para(1)	57,639	93,393
James J. Martell	284,722	493,125
Jay N. Taylor	181,944	335,878
Calvin (Pete) R. Whitehead	184,722	339,633
Jennifer H. Dorris	178,472	329,656
John F. Affleck–Graves	160,417	243,460

(1)	Share numbers in this column do not give effect to the Reverse Stock Split.

(2)	The value of the option awards is based on the average per share closing price of the Company common stock over the five business days following public announcement of the Proposed Transaction, or $2.772.

As a result, if the per share price of Company common stock increases prior to the date the holder exercises the option award, actual equity amounts may be greater than set forth in this table.

Regulatory Approvals

Under the Investment Agreement, the Company and the Investors have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the completion of the Proposed Transaction.

The Company and JPE have determined that no filing under the HSR Act is required in connection with the Equity Investment.

We are unaware of any material federal, state or foreign regulatory requirements or approvals required for completion of the Equity Investment.

Special Considerations

The presence of a significant stockholder may affect the ability of a third party to acquire the Company. As of the record date, there were 33,011,561 shares of Company common stock outstanding, plus outstanding options to purchase an additional 3,267,750 shares of Company common stock. Based upon the number of shares of Company common stock outstanding on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, JPE would have held in the aggregate approximately 50.8% of the total voting power of the Company’s capital stock before giving effect to the exercise of any Warrants, and approximately 65.0% of the total voting power of the Company’s capital stock after giving effect to the exercise of all of the Warrants. Because the Preferred Stock votes on an “as converted” basis, the conversion of the Preferred Stock into Company common stock will not reduce the general voting power of the Investors allocable to the Preferred Stock upon its issuance. The Reverse Stock Split will not affect the relative percentage of the voting power held by JPE or any other stockholder (except as a result of any cash paid in lieu of fractional shares in connection with the Reverse Stock Split).

In addition, it is expected that the Company will use the proceeds of the Equity Investment principally to make acquisitions, and JPE intends following the closing to raise additional capital to consummate acquisitions. The additional capital may include debt financing, which would increase the Company’s leverage risk and debt service expense, or additional equity financing, which would further dilute the ownership of the Company’s existing stockholders.

U.S. Federal Income Tax Matters

For U.S. Federal income tax purposes, no income, gain or loss will be recognized by the Company’s stockholders in connection with the Proposed Transaction.

Absence of Appraisal Rights

The Company is incorporated in the State of Delaware and, accordingly, subject to the Delaware General Corporation Law, or the “DGCL”. The Company’s stockholders are not entitled to appraisal rights under the DGCL with respect to the Proposed Transaction.

THE INVESTMENT AGREEMENT

On June 13, 2011, the Company entered into the Investment Agreement with the Investors. The summary of the material terms of the Investment Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary may not contain all of the information about the Investment Agreement that is important to you. We encourage you to read carefully the Investment Agreement in its entirety.

Consideration to be Paid in the Equity Investment

Subject to the terms and conditions of the Investment Agreement, upon the closing, the Company will issue to the Investors, for $75,000,000 in cash, (i) an aggregate of 75,000 shares of Preferred Stock and (ii) Warrants to purchase 42,857,143 shares of common stock of the Company (subject to adjustment in connection with the contemplated Reverse Stock Split).

Investor Representative

In the Investment Agreement, JPE is empowered to act on behalf of the other Investors in connection with the transactions contemplated thereunder. This appointment entitles JPE to, among other things:

•	exercise discretion in agreeing to amendments to the Investment Agreement;

•	exercise discretion in executing and delivering waivers in connection with the transactions contemplated by the Investment Agreement;

•	exercise discretion in making necessary agreements in connection with the Investment Agreement; and

•	communicate to, and receive communications from, the Company on behalf of the Investors.

Closing of the Equity Investment

Unless the Company and JPE agree otherwise, the Equity Investment will close on a date to be specified by the Company and JPE not later than two days after the satisfaction or waiver of all the conditions in the Investment Agreement. The parties expect to close the Equity Investment in the third quarter of 2011.

In the event that any Investor (other than JPE) breaches its obligation to pay to the Company at the closing its portion of the purchase price for the Securities in accordance with the Investment Agreement, JPE is obligated to purchase such Securities from the Company. In that event, JPE has the right, in its sole discretion, to delay the closing for a period of up to five business days.

Representations and Warranties of the Company and the Investors

The representations and warranties of the Company contained in the Investment Agreement have been made solely for the benefit of the Investors. In addition, such representations and warranties (a) have been made only for purposes of the Investment Agreement, (b) have been qualified by confidential disclosures made to the Investors in connection with the Investment Agreement, (c) are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by investors generally, (d) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement and (e) have been included in the Investment Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the summary of the representations and warranties set forth below and the Investment Agreement annexed hereto are included in this filing only to provide stockholders with information regarding the terms of the Investment Agreement and not to provide investors with any other factual information regarding the Company or its business. The Company’s stockholders should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and corporate power to operate our businesses;

•	our certificate of incorporation and by-laws and those of our subsidiaries;

•	the absence of encumbrances on our capital stock;

•	the due issuance of the Preferred Stock;

•	our capitalization, including in particular the number of shares of preferred stock, common stock and stock options outstanding and the status of our indebtedness;

•	our corporate power and authority to enter into the Investment Agreement and to consummate the transactions contemplated thereby;

•	the absence of any violation of or conflict with our organizational documents, applicable law or certain agreements as a result of entering into the Investment Agreement and consummating the transactions contemplated thereby;

•	required consents and approvals of governmental entities as a result of the transactions contemplated by the Investment Agreement;

•	our SEC filings since January 1, 2009 and the financial statements contained therein;

•	our implementation of certain internal controls over financial reporting and a system of disclosure controls as required by the Exchange Act and the Sarbanes-Oxley Act;

•	the accuracy and completeness of information supplied by us in this proxy statement;

•	the absence of certain changes and events, including any “material adverse effect”, since January 1, 2011;

•	the absence of litigation or outstanding court orders against us;

•	material and certain other specified contracts;

•	our possession of all licenses and permits necessary to operate our properties and carry on our business;

•	employment and labor matters affecting us, including matters relating to our employee benefit plans;

•	tax matters;

•	environmental matters;

•	real property owned and leased by us and title to assets;

•	our intellectual property;

•	our compliance with the Foreign Corrupt Practices Act of 1977, as amended;

•	the absence of any application of Section 203 of the DGCL or other state takeover laws;

•	the required vote of our stockholders in connection with the approval of the transactions contemplated by the Investment Agreement;

•	the absence of undisclosed broker’s fees;

•	receipt by us of a fairness opinion from Ladenburg Thalmann & Co. Inc.;

•	our insurance arrangements; and

•	our compliance with applicable securities laws in conjunction with the offer and sale of the Securities (including applicable exemptions from registration under the Securities Act of 1933, as amended, and the rules promulgated by the SEC thereunder).

For purposes of the Investment Agreement, “material adverse effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, alone or together with any other state of facts, change, development, event, effect, condition, occurrence, action or omission, (i) materially adversely affects the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents, materially impedes or materially delays the consummation by the Company of the Equity Investment or the other transactions contemplated by the Investment Agreement.

However, none of the following will be deemed either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been or would be, a “material adverse effect” on the Company:

•	general legal, market, economic or political conditions affecting the industry in which the Company operates, provided that such conditions do not disproportionately affect the Company and its subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates;

•	changes affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such changes do not disproportionately affect the Company and its subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates;

•	the pendency or announcement of the Investment Agreement or the anticipated consummation of the Equity Investment, including any reaction of any customer, employee, supplier, service provider, partner or other constituency to the identity of the Investors or any of the transactions contemplated by the Investment Agreement;

•	any decrease in the market price or trading volume of the Company common stock (except that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a “material adverse effect” and may be taken into consideration when determining whether there has occurred a “material adverse effect”);

•	the Company’s failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (except that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself or themselves, a “material adverse effect” and may be taken into consideration when determining whether there has occurred a “material adverse effect”);

•	any change in GAAP which occurs or becomes effective after the date of the Investment Agreement;

•	actions or omissions of the Company or any of its subsidiaries taken with the prior written consent of JPE; and

•	any natural disaster, any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world to the extent they do not disproportionately affect the Company and its subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates.

In the Investment Agreement, the Investors make various customary representations and warranties. Their representations and warranties relate to, among other things:

•	their proper organization and good standing;

•	their corporate or other power and authority to enter into the Investment Agreement and to consummate the transactions contemplated by the Investment Agreement;

•	the accuracy and completeness of information supplied by them in this proxy statement;

•	the sufficiency of their available funds at closing to consummate the Equity Investment;

•	matters relating to the absence of any application of Section 203 of the DGCL;

•	their status as “accredited investors”;

•	the appropriate advice obtained and the due diligence investigation made with respect to the Investment Agreement and the transactions contemplated thereby; and

•	their understanding of the limitations on transfers and other restrictions on the Securities they will receive pursuant to the Equity Investment.

Conduct of Our Business Pending the Closing

Under the Investment Agreement, we have agreed that, subject to certain exceptions set forth in the Investment Agreement, between June 13, 2011 and the closing we and our subsidiaries will:

•	conduct our business in the ordinary course in all material respects; and

•	use commercially reasonable efforts to keep available the services of our and our subsidiaries’ current officers and employees, and preserve our assets, technology and current relationships with customers, suppliers and other persons with whom we have material business dealings.

We have also agreed that during the same period, subject to certain exceptions set forth in the Investment Agreement, neither we nor our subsidiaries will:

•	declare or pay any dividends or make other distributions with respect to our or our subsidiaries’ capital stock;

•	split, combine, reclassify, redeem, purchase or otherwise acquire any of our or our subsidiaries’ capital stock;

•	modify any term of our or our subsidiaries’ indebtedness;

•	issue, deliver, sell, pledge or otherwise encumber any of our or our subsidiaries’ equity interests, or securities convertible into, exchangeable for or exercisable for, or any options, warrants, calls or other rights to acquire, any of our or our subsidiaries’ equity interests;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	amend or propose to amend our or our subsidiaries’ organizational documents;

•	acquire any business or business entity or any division thereof, or any other assets other than immaterial assets acquired in the ordinary course of business;

•	sell, lease, license, sell and lease back, mortgage or encumber or otherwise dispose of any of our or our subsidiaries’ material properties or assets, except in the ordinary course of business;

•	repurchase, prepay or incur any indebtedness, or make loans, advances or capital contributions to or investments in any other person;

•	incur or commit to incur any capital expenditures that are individually in excess of $200,000 or in the aggregate are in excess of $500,000;

•	settle or satisfy any claims, actions or proceedings, other than in the ordinary course of business, for amounts not in excess of $200,000 or waive any material benefits of, or modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar contract;

•	enter into any lease or sublease of real property or modify in any material respect or exercise any right to renew any lease or sublease of real property, or acquire any interest in real property;

•	modify or amend in any material respect or terminate any material contracts or waive any right to enforce rights or claims thereunder;

•	increase, adopt, terminate or amend compensation, retention, severance or benefit plan arrangements, or grant any award thereunder;

•	form any subsidiary;

•	enter into any contract which will conflict with the Proposed Transaction or otherwise result in any violation or breach under such contract upon consummation of the Proposed Transaction or give rise to any loss or the creation of any material encumbrance as a result of the Proposed Transaction;

•	take any action or fail to take any action which would be expected to result in any representation or warranty becoming untrue;

•	adopt or enter into any collective bargaining agreement or other labor union contract;

•	write down the book value of any material assets or make changes to financial or tax accounting practices except as required by GAAP or applicable law;

•	engage in any trade loading practices or other promotional sales or discount activity with the effect of accelerating to prior fiscal quarters sales to the trade that would otherwise be expected to occur in subsequent fiscal quarters;

•	engage in any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its subsidiaries that would otherwise be expected to be made in prior fiscal quarters;

•	engage in any promotional sales otherwise outside the ordinary course of business or inconsistent with past practice;

•	enter into, extend or renew any contract pursuant to which the Company or any of its subsidiaries agrees not to compete with any person in any area or to engage in any activity or business that is material to the Company and its subsidiaries, or containing any provisions contemplating a “change in control” or similar event with respect to the Company or one or more of its subsidiaries, including provisions requiring consent or approval of any person in the event of a change in control or otherwise having the effect of providing that the consummation of the transactions contemplated by the Investment Agreement will materially conflict with such contract or give rise under such contract to any right of termination or other adverse right; or

•	authorize or commit, resolve or agree to take any of the foregoing actions.

Stockholders Meeting

We have agreed to, as promptly as reasonably practicable after the date of the Investment Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders, and have agreed to cause such meeting to occur by the 45th calendar day following the mailing of this proxy statement, for the purpose of obtaining stockholder approval of the Proposals, regardless of whether our Board of Directors has determined at any time that the Investment Agreement is no longer advisable or recommends that the stockholders of the Company vote against the Proposals (subject to our right to terminate the Investment Agreement in certain circumstances), subject to certain exceptions specified in the Investment Agreement. As of the date of this proxy statement, we have established a record date of August 1, 2011 and duly called such a meeting to be convened and held on September 1, 2011.

In addition, we have agreed, subject to the exceptions set forth in the following section, that our Board of Directors will recommend to our stockholders that they vote in favor of the Proposals and include such recommendation in this proxy statement, and to use our reasonable best efforts to solicit stockholder approval of the Proposals.

No Solicitation of Transactions

We have agreed that neither we nor any of our subsidiaries, directors, officers, employees, investment bankers or other representatives will, directly or indirectly:

•	solicit, initiate, knowingly encourage or take any action to knowingly facilitate any takeover proposal or inquiry or the making of any proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to any person or otherwise cooperate with any person with respect to, any takeover proposal.

However, prior to the receipt of stockholder approval of Proposals 1 through 5, if we receive an unsolicited bona fide written takeover proposal from a third party that our Board of Directors (acting upon the affirmative recommendation of the special committee), after consultation with our financial advisor and outside legal counsel, determines in good faith constitutes or could reasonably be expected to lead to a superior proposal, we may, and we may permit our subsidiaries and representatives to, furnish information with respect to the Company and our subsidiaries to the person making such takeover proposal pursuant to a nondisclosure agreement which contains terms that are no less restrictive than those contained in the nondisclosure agreement with JPE (provided that all such information has been or is provided to JPE), and participate in discussions or negotiations with the person making such takeover proposal.

For purposes of the Investment Agreement, “takeover proposal” means any inquiry, proposal or offer from any person or group relating to, or that could reasonably be expected to lead to, any merger, consolidation, business combination, recapitalization, merger, consolidation, liquidation or dissolution involving the Company, or the direct or indirect acquisition (including by way of any tender offer, exchange offer, liquidation, joint venture or other similar transaction), of:

•	assets or businesses representing 15% or more of the total revenue, net income, EBITDA or assets of the Company and its subsidiaries, taken as a whole; or

•	15% or more of the outstanding shares of Company common stock or of any class of capital stock of, or other equity or voting interests in, one or more subsidiaries of the Company which, in the aggregate, directly or indirectly hold assets or businesses representing 15% or more of the total revenue, net income, EBITDA or assets of the Company and its subsidiaries, taken as a whole.

For purposes of the Investment Agreement, “superior proposal” means any binding bona fide written offer which did not result from a breach of the above restrictions, and which:

•	if consummated, would result in the offering person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, 50% or more of the voting power of the capital stock of the Company or 50% or more of the assets of the Company and its subsidiaries, taken as a whole; and

•	in the good faith judgment of the Board of Directors (acting upon the affirmative recommendation of the special committee) (after consultation with its financial advisor and outside legal counsel), (i) is more favorable to the holders of Company common stock than the Equity Investment from a financial point of view (taking into account all of the terms and conditions of such proposal and the Investment Agreement (including any changes to the terms of the Investment Agreement proposed by the Investors in response to such superior proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

We have agreed that neither the Board of Directors nor any committee thereof will (or will agree or resolve to):

•	withdraw or modify in a manner adverse to the Investors, or propose publicly to withdraw or modify in a manner adverse to the Investors, the approval, recommendation or declaration of advisability by the Board of Directors or any such committee of the transactions contemplated by the Investment Agreement; or

•	approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any takeover proposal.

We refer to any action described in the foregoing bullets as an “adverse recommendation change”.

In addition, we have agreed that neither the Board of Directors nor any committee thereof will (or will agree or resolve to) cause or permit the Company to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or other agreement (each of which we refer to as an “acquisition agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal (other than a permitted nondisclosure agreement).

Notwithstanding the foregoing two paragraphs, at any time prior to stockholder approval of Proposals 1 through 5, the Board of Directors may:

•	in response to a “superior proposal” or an “intervening event”, effect an adverse recommendation change; or

•	in response to a “superior acquisition proposal”, cause the Company to enter into a definitive agreement to consummate such superior acquisition proposal and concurrently terminate the Investment Agreement;

in each case, if the Board of Directors determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law. However, the Board of Directors and the committees thereof may not, and will cause the Company not to, take any of the actions described in the foregoing two bullets unless:

•	the Board of Directors has first provided prior written notice to JPE that it is prepared to take such action, which notice must, in the case of a superior proposal, attach the most current version of any written agreement relating to the superior proposal, and, in the case of an intervening event, attach information describing the intervening event; and

•	JPE does not make, within three business days after the receipt of such notice, a proposal that would, in the good faith judgment of the Board of Directors (acting upon the affirmative recommendation of the special committee) (after consultation with its financial advisor and outside legal counsel), cause the offer previously constituting a superior proposal to no longer constitute a superior proposal, or obviate the need for an adverse recommendation change as a result of an intervening event (and any amendment or modification of such superior proposal requires a new notice and a new three business day period).

During the three business day period described above, the Company is obligated to negotiate in good faith with JPE regarding any revisions to the terms of the Investment Agreement proposed by JPE.

For purposes of the Investment Agreement, the term “superior acquisition proposal” means a superior proposal that, if consummated, would result in the offering person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, all or substantially all of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

For purposes of the Investment Agreement, the term “intervening event” means an event or other information (other than any related to a takeover proposal), unknown to the Board of Directors as of the date of the Investment Agreement, which becomes known prior to stockholder approval of Proposals 1 through 5 and which causes the Board of Directors to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that its failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law.

In addition, we have agreed to, as promptly as possible and in any event within 24 hours after the receipt thereof, advise JPE of any takeover proposal and the terms and conditions of, and other facts regarding, such takeover proposal, and to keep JPE informed on a reasonably current basis of the status and other developments with respect to such takeover proposal and promptly provide JPE with copies of all documentation relating to such takeover proposal.

Re-Audit Engagement

We have agreed to engage (and have as of the date of this proxy statement engaged) an independent registered public accounting firm of national reputation designated by JPE for the purpose of re-auditing the historical consolidated financial statements of the Company for fiscal years 2009 and 2010. In the event that the closing does not occur (other than as a result of the termination of the Investment Agreement by the Company in connection with a “superior acquisition proposal”, or by JPE as a result of a breach by the Company or an “adverse recommendation change”) and the engagement of the new auditor is terminated in connection with the termination of the Investment Agreement, JPE is obligated to reimburse the Company for the fees and expenses of the accounting firm.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the Investment Agreement, each party has agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to consummate and to make effective the transactions contemplated by the Investment Agreement. Among other things, each party has committed to use such efforts to cooperate with each other to obtain all necessary consents, approvals and authorizations from governmental authorities and third parties.

The Company and JPE have determined that no filing under the HSR Act, or any similar antitrust approval, is required in connection with the Equity Investment.

Composition of Board of Directors

Upon the closing of the Equity Investment, the Board will be reconstituted such that: (1) there will be eight Board members, (2) one of such directors will be James Martell (or a replacement acceptable to JPE), (3) seven of such directors will be designated by JPE (including Bradley Jacobs), (4) each standing committee of the Board will be reconstituted in a manner reasonably acceptable to JPE and (5) Bradley Jacobs will become the Chairman of the Board.

In connection with each meeting of stockholders of the Company at which directors are to be elected to serve on the Board of Directors, the Company has agreed to take all necessary steps to nominate the candidates appointed by JPE and to use its reasonable best efforts to cause the Board of Directors to unanimously recommend that the stockholders of the Company vote in favor of each such person for election to the Board of Directors. If, for any reason, a candidate appointed by JPE is determined to be unqualified to serve on the Board of Directors because such appointment would constitute a breach of the fiduciary duties of the Board of Directors or applicable law or stock exchange requirements, JPE will have the right to designate an alternative person. Each person so appointed will hold office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified. If any such appointee ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board of Directors to fill the vacancy with a replacement designated by JPE.

Subject to applicable law and stock exchange requirements, JPE will have the right to designate:

•	no less than a majority of the members of the Board of Directors for so long as JPE owns Preferred Stock, Company common stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, no less than 33% of the total voting power of the capital stock of the Company, calculated on a fully-diluted basis; and

•	no less than 25% of the members of the Board of Directors for so long as JPE owns Preferred Stock, Company common stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, less than 33% but greater than or equal to 20% of the total voting power of the capital stock of the Company, calculated on a fully-diluted basis.

None of the foregoing will prevent the Board of Directors from acting in accordance with its fiduciary duties or applicable law or stock exchange requirements or from acting in good faith in accordance with the Company’s constituent documents, while giving due consideration to the intent of the Investment Agreement.

The board representation rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of the Company.

Mr. James Martell, who is currently Chairman of the Board of the Company, and who will continue as a director on the reconstituted Board of Directors as described above and will be an Investor in the Equity Investment, recused himself from Board of Directors approval of the Investment Agreement and related recommendations.

Conditions to Closing

The respective obligations of the Investors and the Company to complete the Equity Investment are subject to the satisfaction or waiver of the following conditions:

•	Proposals 1 through 5 shall have been approved by the stockholders;

•	any waiting period applicable to the transactions contemplated by the Investment Agreement under the HSR Act shall have been terminated or shall have expired, and any other approval under any other applicable antitrust or similar law shall have been obtained or terminated or shall have expired (the Company has determined that no antitrust approval is necessary in connection with the Equity Investment); and

•	no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing, prohibiting or making illegal the consummation of the Equity Investment shall be in effect.

The obligations of the Investors to complete the Equity Investment are further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties made by the Company in the Investment Agreement that are qualified by materiality or material adverse effect must be true and correct and the representations and warranties which are not so qualified must be true and correct in all material respects, in each case as of the date of the Investment Agreement and on the date of the closing with the same effect as though made on the closing date (except that those representations and warranties that speak as of a specified date will be determined as of such date);

•	the Company has performed in all material respects all obligations required to be performed by it under the Investment Agreement at or prior to the closing;

•	there being no litigation brought or threatened by any governmental entity challenging or seeking to restrain the consummation of the transactions contemplated by the Investment Agreement or seeking to obtain damages in relation thereto, or seeking to limit the Investors’ ability to acquire and exercise full ownership rights of any Warrants, shares of Preferred Stock or Company common stock, or any legal restraint in effect that could reasonably be expected to result in any such effects;

•	all material governmental consents and approvals required to effect the Equity Investment have been obtained;

•	since the date of the Investment Agreement, no material adverse effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that is reasonably likely to have a material adverse effect has occurred;

•	the Certificate of Designation has been duly adopted by us and duly filed with the Secretary of State of the State of Delaware;

•	we have executed and delivered the Registration Rights Agreement in a form reasonably acceptable to JPE; and

•	there being no stop order or suspension of trading in effect with respect to our common stock.

The obligation of the Company to complete the Equity Investment is further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of each Investor in the Investment Agreement that are qualified by materiality must be true and correct and the representations and warranties which are not so qualified must be true and correct in all material respects, in each case as of the date of the Investment Agreement and on the date of the closing with the same effect as though made on the closing date (except that those representations and warranties that speak as of a specified date will be determined as of such date); and

•	each Investor has performed in all material respects all obligations required to be performed by it under the Investment Agreement at or prior to closing.

In the event of any breach by any Investor (other than JPE) that would result in the failure of a closing condition, JPE will be entitled, in its sole discretion, to purchase the shares of Preferred Stock and Warrants otherwise allocable to the breaching Investor on the terms set forth in the Investment Agreement and, in such event, the breach by such Investor that would otherwise result in the failure of a closing condition will be deemed cured for purposes of the closing.

Termination

The Company and JPE may agree in writing to terminate the Investment Agreement at any time prior to completing the Equity Investment, even after the stockholders of the Company have voted on the Proposals. The Investment Agreement may also be terminated in certain other circumstances, including:

•	by either JPE or the Company if:

•	the closing has not occurred on or before December 13, 2011, provided that such right to terminate will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Equity Investment to occur on or before such date and such action or failure to act constitutes a breach of the Investment Agreement;

•	certain legal restraints shall be in effect and shall have become final and nonappealable; or

•	the stockholders meeting in respect of the Proposed Transaction shall have been held and the stockholders shall not have approved Proposals 1 through 5 at such meeting or at any adjournment or postponement of such meeting;

•	by JPE prior to the receipt of approval by the stockholders of Proposals 1 through 5 if an adverse recommendation change has occurred;

•	by JPE if:

•	there is a breach by the Company of its representations, warranties, covenants or agreements in the Investment Agreement such that the closing conditions would not be satisfied, and that is incapable of being cured within 30 business days of such breach, or if capable of being cured, the Company does not commence to cure such breach within 10 business days after its receipt of written notice of such breach; or

•	certain legal restraints shall be in effect and shall have become final and nonappealable;

•	by the Company if there is a breach by any Investor of its representations, warranties, covenants or agreements in the Investment Agreement such that the closing conditions would not be satisfied, and that is incapable of being cured by the Investor or JPE within 30 business days of such breach, or if capable of being cured, the Investor or JPE does not commence to cure such breach within 10 business days after receipt of written notice of such breach; or

•	by the Company prior to the receipt of approval by the stockholders of Proposals 1 through 5 in order to enter into a definitive agreement to consummate a “superior acquisition proposal”.

Termination Fees and Expenses

A termination fee equal to $2,774,000 (determined in accordance with the Investment Agreement) is payable by the Company to JPE if the Investment Agreement is terminated:

•	by JPE due to an adverse recommendation change made in connection with a “superior proposal”; or

•	by the Company in order to enter into a definitive agreement to consummate a “superior acquisition proposal”.

A termination fee of $2,249,000 is payable by the Company to JPE if the Investment Agreement is terminated:

•	by JPE due to an adverse recommendation change made other than in connection with a “superior proposal”; or

•	by either JPE or the Company due to the failure of the closing to occur on or prior to December 13, 2011 or because the stockholders meeting was held and Proposals 1 through 5 were not approved at such meeting, or by JPE due to a breach of the Investment Agreement by the Company, in each case in circumstances in which:

•	prior to such termination, a takeover proposal was made to the Company or its stockholders or any person publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a takeover proposal or a takeover proposal otherwise became publicly known; and

•	prior to the date that is nine months after such termination, the Company or any of its subsidiaries enters into any definitive contract to consummate any takeover proposal or any takeover proposal is consummated (solely for purposes of this bullet, the term “takeover proposal” has the meaning set forth above, except that all references to 15% are deemed references to 50%).

In addition, whether or not the closing occurs, the Company is obligated to reimburse JPE for up to $1,000,000 of the expenses incurred by JPE in connection with the transactions contemplated by the Investment Agreement. However, such expenses are not reimbursable by the Company if the Investment Agreement is terminated:

•	by the mutual written consent of the Company and JPE;

•	by either JPE or the Company due to the failure of the closing to occur on or prior to December 13, 2011 or because the stockholders meeting was held and Proposals 1 through 5 were not approved at such meeting (in each case, other than in circumstances involving a takeover proposal in which the termination fee described above is payable), or due to certain legal restraints having come into effect and becoming final and nonappealable; or

•	by the Company as a result of an Investor breach.

The reimbursement of JPE’s expenses as provided above does not relieve the Company of any obligation to pay any applicable termination fee.

THE PREFERRED STOCK CERTIFICATE OF DESIGNATION

The following is a summary of the material terms of the Preferred Stock as contained in the Certificate of Designation of Series A Convertible Perpetual Preferred Stock, which will be filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation is set forth in Exhibit A to the Investment Agreement, which is filed herewith as Annex A to this proxy statement and is incorporated by reference herein. Stockholders are urged to carefully read the Certificate of Designation in its entirety.

Authorized Shares and Liquidation Preference

We will designate 75,000 authorized preferred shares as “Series A Convertible Perpetual Preferred Stock”, with a par value of $0.001 per share and an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $75,000,000.

Ranking

The Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding-up or dissolution, senior to Company common stock and each other class or series of capital stock outstanding or established after the date of issuance of the Preferred Stock the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. The Preferred Stock will rank on a parity with or junior to each class or series of capital stock the terms of which expressly provide for a pari passu or senior ranking relative to the Preferred Stock, respectively.

Dividends

Dividends on the Preferred Stock will be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee, out of the assets of the Company legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 4% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that dividends are paid on shares of Company common stock in any dividend period with respect to the Preferred Stock, then the dividend payable in respect of each share of Preferred Stock for such period will be equal to the greater of (1) the amount otherwise payable in respect of such share of Preferred Stock in accordance with the foregoing paragraph and (2) the product of (A) the aggregate dividends payable per share of Company common stock in such dividend period times (B) the number of shares of Company common stock into which such share of Preferred Stock is then convertible.

A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Preferred Stock in cash.

Accretion

If the Company is unable to, or otherwise fails to, pay dividends in full on the Preferred Stock on any dividend payment date, the then-applicable liquidation preference will be increased as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date or any other date fixed by the Board of Directors or a duly authorized committee.

Payment Restrictions

No dividends may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Preferred Stock (including the Company common stock), and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Preferred Stock and any capital stock of the Company ranking on a parity with the Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any parity stock, dividends may be declared and paid on the Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.

Liquidation

In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Preferred Stock will be entitled, before any distribution to the holders of our common stock or any other junior capital stock, and subject to the rights of our creditors, to receive an amount equal to the greater of (i) the aggregate accreted liquidation preference plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (ii) the payment or distribution to which such holders would have been entitled if the Preferred Stock were converted into Company common stock immediately before such liquidation, dissolution or winding-up.

Voting Rights

The Preferred Stock will vote together with the Company common stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of outstanding shares of the Preferred Stock, voting separately as a single class, will be required (1) for any amendment of the Company Certificate if the amendment would alter the powers, preferences, privileges or rights of the holders of Preferred Stock so as to affect them adversely, (2) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Preferred Stock, or (3) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into or evidencing a right to purchase any parity stock or senior stock.

Conversion

The Preferred Stock will be convertible at any time, in whole or in part and from time to time, at the option of the holder thereof into a number of shares of Company common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which shall initially be $1.75 per share of Company common stock, for an effective initial aggregate conversion rate of 42,857,143 shares of Company common stock (before giving effect to the Reverse Stock Split).

After giving effect to the Reverse Stock Split, the Preferred Stock will have a conversion price of $7.00 per share of Company common stock.

The Preferred Stock will have the benefit of customary anti-dilution adjustments.

Transfer of Securities

The Preferred Stock and the shares of Company common stock issuable upon conversion thereof will initially not be registered under the Securities Act and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws. The above mentioned securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement to be entered into by the Company as described below.

Redemption

The Preferred Stock is not redeemable or subject to any required offer to purchase.

THE WARRANTS

The summary of the material terms of the Warrants below and elsewhere in this proxy statement is qualified in its entirety by reference to the Warrant Certificate, a copy of which is set forth as Exhibit B to the Investment Agreement, which is filed herewith as Annex A to this proxy statement and incorporated by reference into this document. This summary may not contain all of the information about the Warrants that is important to you. We encourage you to read carefully the Warrant Certificate in its entirety.

The Warrants will initially grant the holders the right to purchase an aggregate of 42,857,143 shares of Company common stock at an exercise price of $1.75 per share of Company common stock, in each case subject to customary anti-dilution adjustments and before giving effect to the Reverse Stock Split. The Warrants will be exercisable at the option of the holder at any time from the closing date until the tenth anniversary of the closing date.

After giving effect to the Reverse Stock Split, the Warrants will have an exercise price of $7.00 per share of Company common stock, and the aggregate number of shares of Company common stock subject to the Warrants will be 10,714,286 shares.

Transfer of Securities

The Warrants and the shares of Company common stock issuable upon exercise thereof will initially not be registered under the Securities Act and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws. The above mentioned securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement to be entered into by the Company as described below.

Voting Rights and Dividends

Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter, or to receive dividends, prior to exercising their Warrants.

THE REGISTRATION RIGHTS AGREEMENT

Pursuant to the Investment Agreement, the Company has agreed to enter into a Registration Rights Agreement concurrently with the closing. The summary of the material terms of the Registration Rights Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Summary of Principal Registration Rights Provisions, a copy of which is set forth in Exhibit C to the Investment Agreement, which is filed herewith as Annex A to this proxy statement and incorporated by reference into this document. This summary may not contain all of the information about the Summary of Principal Registration Rights Provisions that is important to you. We encourage you to read carefully the Summary of Principal Registration Rights Provisions in its entirety. In addition, the complete terms of the Registration Rights Agreement are not yet final.

The Registration Rights Agreement will provide the holders of the Securities with certain rights to cause the Company to register the sale of shares of Preferred Stock, Warrants and shares of Company common stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. We refer to the securities that are subject to registration under the Registration Rights Agreement as provided above as “Registrable Securities”.

Demand Registrations

At any time on or after the closing of the Equity Investment, holders of Registrable Securities representing no less than a majority of the Company common stock constituting Registrable Securities or issuable upon conversion of Preferred Stock or exercise of Warrants constituting Registrable Securities may request registration of the sale of such securities by giving the Company written notice thereof. The Company must then use reasonable best efforts to (1) file a registration statement registering such Registrable Securities as promptly as reasonably practicable and in any event within 30 days (if on Form S-3) or 45 days (if on Form S-1) and (2) have such registration statement declared effective as promptly as reasonably practicable thereafter (subject to customary exceptions to be agreed). Such majority holders may request a total of three demand registrations.

Piggyback Registrations

If the Company registers its securities on a registration statement that permits the inclusion of the Registrable Securities, the Company must give JPE prompt written notice thereof (subject to certain exceptions to be agreed). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions to be agreed).

Expenses of Registration and Selling

Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.

THE VOTING AGREEMENTS

Concurrently with the execution of the Investment Agreement, certain stockholders of the Company entered into Voting Agreements with JPE. The summary of the material terms of the Voting Agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the two Voting Agreements, copies of which are filed herewith as Annex C and Annex D to this proxy statement and which we incorporate by reference into this document. This summary may not contain all of the information about the Voting Agreements that is important to you. We encourage you to read carefully the Voting Agreements in their entirety.

Pursuant to the Voting Agreements, each of Michael Welch, Chief Executive Officer and a director of the Company, and Daniel Para, an officer and director of the Company (the “Stockholders”), have agreed in their capacities as stockholders of the Company to vote their shares of Company common stock in favor of the Equity Investment and related approvals, and have granted JPE a proxy in respect of their shares of Company common stock in connection therewith.

Voting

The Stockholders unconditionally agree to vote all of their respective shares of Company common stock to approve the Proposals. They further agree to vote their shares against and not consent to the approval of any (1) takeover proposal, (2) reorganization, recapitalization, liquidation or winding-up of the Company or (3) other extraordinary transaction involving the Company or corporate action the consummation of which would prevent, impede or delay the consummation of the transactions contemplated by the Investment Agreement.

Irrevocable Proxy

The Stockholders have granted an irrevocable proxy appointing JPE as their attorney-in-fact and proxy, with full power of substitution, for and in Stockholders’ names, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner described above. The proxies so granted will be automatically revoked upon termination of the Voting Agreements in accordance with their terms.

Covenants of Stockholders

Except as provided above, the Stockholders agree not to enter into any voting trust or other arrangement with respect to the voting of any shares of Company common stock. Nor will they sell, assign or otherwise dispose of or encumber any shares of Company common stock during the term of the agreements. They similarly agree not to seek or solicit any such sale, assignment or disposition of their shares of Company common stock, and must provide prompt notice to JPE if they are approached by any person for that purpose.

Subsequent Acquisitions of Shares

In the event that either Stockholder acquires ownership of, or the power to vote or direct the voting of, any shares of Company common stock following the date of his respective Voting Agreement, such shares will, without further action of the parties, be subject to the provisions of such Voting Agreement.

Termination

The Voting Agreements automatically terminate upon the earliest of (1) the termination of the Investment Agreement, (2) the consummation of the Equity Investment and (3) the date of any amendment, modification, change or waiver of the Investment Agreement that results in a change to the terms of the Securities that is material and adverse to the Company and that is not consented to in writing by the Stockholder in his sole discretion prior to such amendment, modification, change or waiver of the Investment Agreement.

MARKET PRICE OF THE COMPANY COMMON STOCK

The Company common stock is traded on the NYSE Amex under the symbol “XPO”. The following table sets forth the high and low daily closing sales prices per share of Company common stock on the NYSE Amex for the periods indicated.

Market Information

	Company Common Stock
	High	Low

Fiscal Year 2009:
1st Quarter	$1.15	$0.67
2nd Quarter	$0.95	$0.77
3rd Quarter	$0.96	$0.81
4th Quarter	$1.29	$0.91

Fiscal Year 2010:
1st Quarter	$1.65	$1.22
2nd Quarter	$1.56	$1.26
3rd Quarter	$1.88	$1.24
4th Quarter	$2.82	$1.99

Fiscal Year 2011:
1st Quarter	$3.03	$2.12
2nd Quarter	$3.32	$2.07
3rd Quarter (through August 3, 2011)	$4.25	$3.09

On June 13, 2011, which was the last trading day before we entered into the Investment Agreement, the closing price of the Company common stock was $2.19 per share. On August 3, 2011, which was the last trading day before this proxy statement was mailed, the closing price of the Company common stock was $3.36 per share.

PROPOSAL 1 – ISSUANCE OF PREFERRED STOCK AND WARRANTS

General

The Board of Directors has unanimously approved (excluding James Martell, who recused himself from approval), subject to stockholder approval, the issuance to JPE and the other Investors of 75,000 shares of Preferred Stock and of 42,857,143 Warrants exercisable into one share each of Company common stock.

The Preferred Stock will have an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $75,000,000. The Preferred Stock will be convertible at any time, in whole or in part and from time to time, at the option of the holder thereof, into a number of shares of Company common stock equal to the then-applicable liquidation preference divided by the conversion price, which shall initially be $1.75 per share of Company common stock (before giving effect to the contemplated Reverse Stock Split, and subject to customary anti-dilution adjustments), for an effective initial aggregate conversion rate of 42,857,143 shares of Company common stock. The Preferred Stock will pay quarterly cash dividends equal to the greater of (1) the “as-converted” dividends on the underlying Company common stock for the relevant quarter and (2) 4% of the then-applicable liquidation preference per annum. Accrued and unpaid dividends for any quarter will accrete to liquidation preference for all purposes. The Preferred Stock is not redeemable or subject to any required offer to purchase, and will vote together with the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of the Preferred Stock. The terms of the Preferred Stock are more fully set forth in Exhibit A to the Investment Agreement, which is filed herewith as Annex A and incorporated by reference herein.

Each Warrant will initially be exercisable at any time and from time to time from the closing date until the tenth anniversary of the closing date, at the option of the holder thereof, into one share of Company common stock at an initial exercise price of $1.75 in cash per share of Company common stock (before giving effect to the contemplated Reverse Stock Split, and subject to customary anti-dilution adjustments). The initial aggregate number of shares of Company common stock subject to Warrants will be 42,857,143 shares (before giving effect to the contemplated Reverse Stock Split). The terms of the Warrants are more fully set forth in Exhibit B to the Investment Agreement, which is filed herewith as Annex A and incorporated by reference herein.

Section 713 of the NYSE Amex Company Guide requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions involving the issuance of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding common stock for less than the greater of book or market value of the common stock.

Purpose of the Equity Issuance

The purpose of Proposal 1 is to permit the Equity Investment, which will result in JPE becoming our controlling stockholder and Bradley Jacobs becoming our Chairman of the Board, and provide an opportunity for our existing stockholders to participate in JPE’s plans to grow the Company and create value for our stockholders. The Equity Investment will also provide initial capital to support JPE’s plans to cause the Company to pursue strategic acquisitions.

Under the Investment Agreement, receipt of stockholder approval for the issuance of the Securities is a condition to closing the Equity Investment. If such approval is not obtained, the investment by the Investors will not be made, JPE will not become majority stockholder of the Company and Bradley Jacobs will not become Chairman of our Board of Directors and Chief Executive Officer of the Company. You should read “The Proposed Transaction—Background of the Proposed Transaction” and “The Proposed Transaction—Reasons for the Proposed Transaction” on pages 17 and 25, respectively, for a discussion of the factors that our special committee and Board of Directors considered in deciding to recommend the approval of Proposal 1.

Effect of Proposal

If our stockholders approve this Proposal and the Equity Investment is consummated, the Company could raise up to $150,000,000 in additional capital and the Investors will receive 75,000 shares of Preferred Stock and 42,857,143 Warrants (before giving effect to the contemplated Reverse Stock Split). Based upon the number of outstanding shares of Company common stock on the record date, and excluding any shares issuable upon the exercise of currently outstanding options, upon the closing, the Investors will own approximately 56.5% of the total voting power of the capital stock of the Company outstanding upon closing, and JPE would own approximately 50.8% of the total voting power of the capital stock of the Company, making JPE the largest stockholder of the Company. If the Investors were to exercise their Warrants in full at the closing, the Investors would own approximately 72.2% of the total voting power of the capital stock of the Company and JPE would own approximately 65.0% of the total voting power of the capital stock of the Company. Additionally, the issuance of the Preferred Stock and the Warrants (when the Warrants are exercised) will have the effect of diluting the aggregate interest owned by our existing stockholders from 100% of the total voting power of the capital stock of the Company prior to the transaction to approximately 27.8% of the total voting power of the capital stock of the Company immediately following consummation of the Equity Investment, assuming the Investors exercise their Warrants in full immediately following the consummation of the issuance. Also, our pro forma book value per share as of December 31, 2010, after giving effect to the issuance and payment of transaction costs, will increase from approximately $1.05 per share to (x) approximately $1.53 per share assuming the Investors exercise their Warrants in full immediately following the consummation of the issuance and (y) approximately $1.41 per share assuming the Investors do not exercise any Warrants immediately following the consummation of the issuance.

Relationship to Other Proposals

Implementation of Proposal 1 is contingent upon obtaining stockholder approval of Proposals 2 through 5.

Vote Required

The affirmative vote of holders of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present is required to approve Proposal 1 pursuant to NYSE Amex Company Guide Rule 713. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 1.

PROPOSAL 2 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK TO 150,000,000 SHARES

General

The Board of Directors has unanimously approved and declared advisable (excluding Mr. Martell, who recused himself from approval), subject to stockholder approval, an amendment to the Company Certificate to increase the number of authorized shares of our common stock, $0.001 par value, to 150,000,000 shares.

The following table summarizes the shares of Company common stock outstanding, the shares held by the Company as treasury shares and the shares reserved for issuance pursuant to the Amended and Restated 2001 Stock Option Plan of the Company, as well as the shares of Company common stock that must be reserved for issuance upon conversion of the Preferred Stock and the shares of Company common stock that must be reserved for issuance upon exercise of the Warrants, in each case both before and after the implementation of the Reverse Stock Split.

		Before
		Reverse Stock	After Reverse
		Split (But	Stock Split
Company Common		After Increase	and Increase
Stock – Shares:	August 1, 2011	in Authorized)	in Authorized

Outstanding	33,011,561	33,011,561	8,252,762
Treasury Shares	180,000	180,000	45,000
Reserved for 2001 Stock Option Plan	4,626,238	4,626,238	1,156,560
Underlying the Preferred Stock	—	42,857,143	10,714,286
Underlying the Warrants	—	42,857,143	10,714,286

Potential outstanding	37,817,799	123,532,085	30,882,894
Available for future issuance	62,182,201	26,467,915	119,117,106

Total authorized	100,000,000	150,000,000	150,000,000

Shares available for issuance as a percentage of potential shares outstanding	164%	21%	386%

The increase in the number of authorized shares of Company common stock would become effective upon the filing of the certificate of amendment to the Company Certificate with the Secretary of State of the State of Delaware.

Purpose of Increasing Authorized Shares of Company Common Stock

The purpose of increasing the authorized number of shares of Company common stock is to provide for a sufficient number of authorized shares to permit the full conversion of the Preferred Stock and the full exercise of the Warrants, as well as to provide the Company with sufficient common share capacity to allow the flexibility for future equity financings to raise funds to support the intended growth of the Company’s business, including through strategic acquisitions.

Effect of Proposal

If this Proposal is approved, there will be a sufficient number of shares of Company common stock to permit the full conversion of the Preferred Stock and the full exercise of the Warrants and to provide adequate financing flexibility to support JPE’s plan to grow the Company’s business for the foreseeable future. We do not currently have any material commitments which would require the issuance of additional shares of Company common stock, other than as described in this proxy statement and the documents attached hereto.

The Board of Directors does not believe that an increase in the number of authorized shares of Company common stock, without more, will have a significant impact on the market price of our common stock. The availability of significant authorized but unissued shares of Company common stock will however (in addition to enabling the consummation of the Equity Investment) give the Company the flexibility to issue additional common equity and cause additional dilution without further approval of stockholders. The Board of Directors believes, however, that this additional flexibility is warranted and in the best interests of stockholders, as it would facilitate execution of future financings and strategic acquisitions and thereby facilitate the growth of the Company’s business.

Relationship to Other Proposals

Implementation of Proposal 2 is contingent upon obtaining stockholder approval of Proposal 1 and Proposals 3 through 5.

Vote Required

The affirmative vote of holders of a majority of the shares of Company common stock outstanding at the close of business on the record date is required to approve Proposal 2. Accordingly, the failure to vote with respect to Proposal 2 will have the same effect as a vote against Proposal 2. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 2.

PROPOSAL 3 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A 4:1
REVERSE STOCK SPLIT OF COMPANY COMMON STOCK

General

The Board of Directors has unanimously approved and declared advisable (excluding Mr. Martell, who recused himself from approval), subject to stockholder approval, an amendment to the Company Certificate to effect the Reverse Stock Split.

In connection with the Reverse Stock Split, every four shares of Company common stock will be combined into one share of Company common stock. The amendment to the Company Certificate would not proportionately reduce the number of shares of our authorized preferred stock. In addition, Proposal 2 would be effected after giving effect to the Reverse Stock Split, and thus our authorized shares of Company common stock would not, after giving effect to both Proposals 2 and 3, proportionately reduce our authorized common stock (which will be 150,000,000 after giving effect to the implementation of both Proposals).

To avoid the existence of fractional shares of Company common stock, stockholders of record who would otherwise hold fractional shares of Company common stock as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, according to the fractional shares that they would otherwise own (without interest and subject to applicable withholding taxes).

The Reverse Stock Split, if approved by the Company’s stockholders, would become effective upon the filing of the certificate of amendment to the Company Certificate with the Secretary of State of the State of Delaware.

Purpose of the Reverse Stock Split

The Board of Directors is submitting this Proposal 3 to stockholders for approval with the intent of increasing the market price of shares of Company common stock after giving effect to the Equity Investment to make the Company common stock more attractive to a broader range of investors and thereby increase the Company’s flexibility for future equity financings to support JPE’s intended growth of the Company’s business, including through strategic acquisitions, as well as to provide additional liquidity to the Company’s stockholders. We believe that the Reverse Stock Split will make the Company common stock more attractive as the current market price of the Company common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.

It should be noted, however, that although the Reverse Stock Split is being proposed for the purpose of increasing the market price of the Company’s common stock, there can be no assurance that such price increase can be achieved or maintained. A number of factors will influence the future trading price of the Company common stock, many of which are not within the Company’s control. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including that the market price of the Company common stock will increase following the Reverse Stock Split (either at all or in proportion to the reduction in the number of shares of Company common stock outstanding before the Reverse Stock Split), or that the market price of the Company common stock will not decrease in the future.

Effect of Proposal

The Reverse Stock Split would affect all of the holders of Company common stock and would not affect any stockholder’s percentage ownership interest or proportionate voting power, except as described below under “Fractional Shares”. The principal effect of the Reverse Stock Split would be that every four shares of Company common stock would be reclassified and combined into one share of Company common stock.

The following table summarizes the shares of Company common stock outstanding, the shares held by the Company as treasury shares and the shares reserved for issuance pursuant to the Amended and Restated 2001 Stock Option Plan of the Company, as well as the shares of Company common stock that must be reserved for issuance upon conversion of the Preferred Stock and the shares of Company common stock that must be reserved for issuance upon exercise of the Warrants, in each case both before and after the implementation of the Reverse Stock Split.

		Before
		Reverse Stock	After Reverse
		Split (But	Stock Split
Company Common		After Increase	and Increase
Stock – Shares:	August 1, 2011	in Authorized)	in Authorized

Outstanding	33,011,561	33,011,561	8,252,762
Treasury Shares	180,000	180,000	45,000
Reserved for 2001 Stock Option Plan	4,626,238	4,626,238	1,156,560
Underlying the Preferred Stock	—	42,857,143	10,714,286
Underlying the Warrants	—	42,857,143	10,714,286

Potential outstanding	37,817,799	123,532,085	30,882,894
Available for future issuance	62,182,201	26,467,915	119,117,106

Total authorized	100,000,000	150,000,000	150,000,000

Shares available for issuance as a percentage of potential shares outstanding	164%	21%	386%

The number of shares subject to our outstanding stock options will automatically be reduced in the same ratio as the 4:1 Reverse Stock Split ratio. Accordingly, the per share exercise price of those options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares of Company common stock subject to the options will remain unchanged. In connection with the Reverse Stock Split, the number of shares of Company common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

After giving effect to the Reverse Stock Split, the Preferred Stock will have a conversion price of $7.00 per share of Company common stock. Also after giving effect to the Reverse Stock Split, the Warrants will have an exercise price of $7.00 per share of Company common stock, and the aggregate number of shares of Company common stock subject to the Warrants will be 10,714,286 shares.

The Reverse Stock Split may increase the number of our stockholders who own “odd lots” of less than 100 shares of Company common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Company common stock.

The Reverse Stock Split would not affect the par value, nor any of the terms, of the Company common stock. After the Reverse Stock Split, all shares of Company common stock would have the same voting rights and rights to dividends and other distributions (if any). All shares of Company common stock other than fractional shares would be reclassified and combined, automatically and without further action on the stockholders’ part, into the number of shares determined according to the 4:1 Reverse Stock Split ratio.

After the Reverse Stock Split is consummated, Company common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Company Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Company common stock held by stockholders through a broker, dealer, commercial bank, trust company or other nominee in the same manner as registered stockholders whose shares are registered in their names. Brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Company common stock in street name. However, these brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Company common stock with a broker or other nominee and who have any questions in this regard are encouraged to contact their broker or other nominee.

Registered “Book-Entry” Holders of Company Common Stock

Certain of our registered holders of Company common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Company common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares that may be payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares

Stockholders holding shares of Company common stock in certificated form will be sent a transmittal letter by the transfer agent after the Reverse Stock Split is consummated. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of Company common stock (the “Old Shares”) to the transfer agent in exchange for a book-entry with the Company’s transfer agent representing the appropriate number of shares of post-Reverse Stock Split Company common stock (the “New Shares”). No New Shares will be issued to a stockholder until such stockholder has surrendered all Old Shares, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange Old Shares. Stockholders will then receive confirmation from the transfer agent that a book entry has been made for the New Shares, representing the number of shares of Company common stock to which such stockholder is entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Shares held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Company common stock to which these stockholders are entitled. Any Old Shares submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Shares. If Old Shares contain a restrictive legend, the New Shares will be restricted. Upon request to the transfer agent, stockholders may elect for the transfer agent to deliver physical stock certificates representing the New Shares in lieu of the book entry described above.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not intend to issue fractional shares of Company common stock in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will receive a cash payment in lieu of any fractional shares as a result of the Reverse Stock Split. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Specifically, the transfer agent will act on account of the holders of those entitled to receive fractional shares and will accumulate such fractional shares, sell the shares and distribute the cash proceeds directly to the stockholders entitled to receive the fractional shares (without interest and subject to applicable withholding taxes).

Accounting Matters

The proposed certificate of amendment will not affect the par value of Company common stock and preferred stock per share, which will each continue to have $0.001 par value per share. As a result, the stated capital attributable to Company common stock will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Company common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes the material U.S. Federal income tax consequences of the Reverse Stock Split to holders of Company common stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and judicial decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the validity of this summary.

Each holder should consult its own tax advisor regarding the U.S. Federal, state, local and foreign income tax consequences of the Reverse Stock Split. This summary is included for general information purposes only and does not purport to address all aspects of U.S. Federal income tax law that may be relevant to holders of Company common stock in light of their particular circumstances. This summary also does not address the tax consequences of the Reverse Stock Split to holders subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary assumes that the holders hold the Company common stock as “capital assets” (as defined in Section 1221 of the Code).

As used herein, the term “U.S. Holder” means a holder that is, for U.S. Federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxed as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. Federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. person” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

If a partnership (or other entity classified as a partnership for U.S. Federal income tax purposes) is the holder of Company common stock, the U.S. Federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Company common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to qualify as a “reorganization” (within the meaning of Section 368 of the Code) for U.S. Federal income tax purposes. If it qualifies as such, except as provided in the following paragraph, (i) no gain or loss should be recognized by U.S. Holders, (ii) the aggregate tax basis in the Company common stock received in the Reverse Stock Split should equal the aggregate tax basis in Company common stock surrendered therefor and (iii) the holding period of the Company common stock received in the Reverse Stock Split should include the holding period of the Company common stock surrendered therefor.

If a U.S. Holder of Company common stock receives cash in lieu of fractional shares, such holder generally will be treated as if it received the fractional shares in the Reverse Stock Split and then received the cash in redemption of the fractional shares. The U.S. Holder generally should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of such holder’s tax basis allocable to those fractional shares.

Relationship to Other Proposals

Implementation of Proposal 3 is contingent upon obtaining stockholder approval of Proposals 1 through 2 and Proposals 4 through 5.

Vote Required

The affirmative vote of holders of a majority of the shares of Company common stock outstanding at the close of business on the record date is required to approve Proposal 3. Accordingly, the failure to vote with respect to Proposal 3 will have the same effect as a vote against Proposal 3. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 3.

PROPOSAL 4 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PERMIT
VACANCIES ON THE BOARD OF DIRECTORS TO BE FILLED BY THE REMAINING DIRECTORS

General

The Board of Directors has unanimously approved and declared advisable (excluding Mr. Martell, who recused himself from approval), subject to stockholder approval, an amendment to the Company Certificate to provide that any vacancy on our Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or a sole remaining director (consistent with Section 5 of Article III of the Company’s existing by-laws). Furthermore, the amendment will provide that any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

The ability of the remaining Board members to fill vacancies on the Board of Directors would become effective upon the filing of the certificate of amendment to the Company Certificate with the Secretary of State of the State of Delaware.

Purpose of Amendment

The purpose of this amendment to the Company Certificate is to carry out the intent of the Investment Agreement regarding the rights of JPE to fill vacancies on the Board of Directors. Pursuant to the Investment Agreement, JPE is entitled to nominate for election to the Board of Directors, in connection with each meeting of stockholders at which directors are elected, a number of directors tied to JPE’s equity interest in the Company. If any JPE appointee ceases to serve as a director of the Company for any reason during his or her term, the Company is required to use its reasonable best efforts to cause the Board of Directors to fill the vacancy created thereby with a replacement designated by JPE. In order to ensure that such replacement rights are not superseded without the approval of the Board of Directors, and to effectuate the intent of the Investment Agreement, the current provision in the Company’s by-laws regarding the filling of vacancies by the Board of Directors is proposed to be added to the Company Certificate.

Although the Proposal is intended to effectuate the arrangements set forth in the Investment Agreement, it may also discourage or increase the cost of some takeover bids in the future, especially where the stockholders wish to “pack the board”, including some bids that a majority of the independent stockholders believe would be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management.

Effect of Proposal

The amendment to the Company Certificate will provide that, consistent with the Company’s existing by-law provision, any vacancy on our Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or a sole remaining director. Furthermore, such newly appointed director (unless the vacancy was a result of an increase in the size of the Board of Directors) will serve for the full term of his or her predecessor.

Relationship to Other Proposals

Implementation of Proposal 4 is contingent upon obtaining stockholder approval of Proposals 1 through 3 and Proposal 5.

Vote Required

The affirmative vote of holders of a majority of the shares of Company common stock outstanding at the close of business on the record date is required to approve Proposal 4. Accordingly, the failure to vote with respect to Proposal 4 will have the same effect as a vote against Proposal 4. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 4.

PROPOSAL 5 – ADOPTION OF THE 2011 OMNIBUS INCENTIVE COMPENSATION PLAN

General

The Board of Directors has unanimously approved (excluding Mr. Martell, who recused himself from approval), subject to stockholder approval and the consummation of the Equity Investment, the Plan. Our Board of Directors has approved the Plan as a flexible omnibus incentive compensation plan that would allow us to use different forms of compensation awards following the consummation of the Equity Investment to attract, retain and reward eligible participants under the Plan and strengthen the mutuality of interests between management and our stockholders. The purpose of the Plan would be to promote the interests of the Company and our stockholders by (1) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (2) enabling such individuals to participate in our long-term growth and financial success. The Plan is intended to replace the Express-1 Expedited Solutions, Inc., Amended and Restated 2001 Stock Option Plan (the “Stock Option Plan”), which would be automatically terminated, replaced and superseded by the Plan on the date on which the Plan is approved by our stockholders. Any stock options granted under the Stock Option Plan would remain in effect pursuant to their terms. If stockholder approval is not received or if the Proposed Transaction is not consummated, the Stock Option Plan will not be terminated, replaced and superseded and will remain in place pursuant to its current terms.

Set forth below is a summary of the Plan, which is qualified in its entirety by the specific language of the Plan set forth in Exhibit D to the Investment Agreement, which is filed herewith as Annex A to this proxy statement and incorporated by reference herein.

Summary of the Plan

Types of Awards

The Plan would provide for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards, as well as cash-based awards.

Plan Administration

The Plan would be administered by the Compensation Committee of our Board of Directors or such other committee our Board of Directors designates to administer the Plan (the ‘‘Committee”). Subject to the terms of the Plan and applicable law, the Committee would have sole authority to administer the Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the Plan.

Shares Available For Awards

Subject to adjustment for changes in capitalization and without giving effect to the Reverse Stock Split, the aggregate number of shares of the Company’s common stock that would be available to be delivered pursuant to awards granted under the Plan (which will include any shares delivered pursuant to awards granted under the Stock Option Plan prior to the approval of the Plan by our stockholders) would be equal to the sum of (i) 2,000,000, (ii) any shares remaining available for future grants of options under the Stock Option Plan as of the date the Plan is approved by our stockholders (as of August 1, 2011, 1,358,488 shares remained available for future grants of options under the Stock Option Plan) plus (iii) any shares with respect to options granted under the Stock Option Plan that are forfeited following the date that the Plan is approved by our stockholders (as of August 1, 2011, options with respect to 3,267,750 shares were outstanding under the Stock Option Plan), of which 2,000,000 shares could be granted pursuant to incentive stock options, provided that any shares with respect to options that are forfeited pursuant to clause (iii), will only become available to be delivered under the Plan pursuant to stock options and no other type of award. Upon exercise of a stock-settled SAR, the maximum aggregate number of shares available under the Plan would be reduced by the actual number of shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash would not reduce the number of shares available for delivery under the Plan. If, after the effective date of the Plan, any award granted under the Plan or the Stock Option Plan were forfeited, or otherwise expired, terminated or were canceled without the delivery of all shares subject thereto, or were settled other than by the delivery of shares (including cash settlement), then the number of shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of shares that may be delivered pursuant the Plan. In addition, shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would become available again to be delivered pursuant to awards under the Plan, provided that such surrendered or tendered shares would not increase the number of shares that may be delivered pursuant to ISOs under the Plan. Subject to adjustment for changes in capitalization and without giving effect to the Reverse Stock Split, the maximum number of shares of our common stock that would be available to be granted pursuant to awards to any participant in the Plan in any fiscal year would be 1,000,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted to any participant in the Plan in any fiscal year would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted, as described above. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered pursuant to awards under the Plan (other than as described in the two immediately preceding sentences) to any participant in any fiscal year would be $3,000,000.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee would make equitable adjustments and other substitutions to awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our common stock or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the Plan and awards under the Plan as it deemed appropriate or desirable.

Upon consummation of the Reverse Stock Split, the Committee would make equitable adjustments to the aggregate number of shares of Company common stock that would be available to be delivered pursuant to awards granted under the Plan, such that the aggregate number would be equal to the sum of (i) 500,000, (ii) any shares remaining available for future grants of options under the Stock Option Plan as of the date the Plan is approved by our stockholders (as of August 1, 2011, 339,662 shares remained available for future grants of options under the Stock Option Plan after giving effect to the Reverse Stock Split) plus (iii) any shares with respect to options granted under the Stock Option Plan that are forfeited following the date that the Plan is approved by our stockholders (as of August 1, 2011, options with respect to 816,938 shares were outstanding under the Stock Option Plan after giving effect to the Reverse Stock Split), of which 500,000 shares could be granted pursuant to incentive stock options after giving effect to the Reverse Stock Split, provided that any shares with respect to options that are forfeited pursuant to clause (iii), will only become available to be delivered under the Plan pursuant to stock options and no other type of award. After giving effect to the

Reverse Stock Split, the maximum number of shares of our common stock that would be available to be granted pursuant to awards to any participant in the Plan in any fiscal year would be 250,000.

Substitute Awards

The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of shares of our common stock available for awards under the Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our common stock available for ISOs under the Plan.

Source of Shares

Any shares of our common stock issued under the Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of us or our affiliates would be eligible to participate in the Plan. The Company currently expects that awards will be generally limited to approximately 218 employees and non-employee directors (of whom there are currently five eligible directors).

Stock Options

The Committee would be permitted to grant both ISOs and NSOs under the Plan. The exercise price for options would not be less than the fair market value (as defined in the Plan) of the Company’s common stock on the grant date. The Committee would not reprice any option granted under the Plan without the approval of our stockholders. All options granted under the Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Under the proposed Plan, all ISOs and NSOs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Plan and the applicable award agreement, the Committee would determine, at or after the grant of an option, the vesting criteria, term, methods of exercise and any other terms and conditions of any option. Unless otherwise set forth in the applicable award agreement, each option would expire upon the earlier of (i) the tenth anniversary of the date the option was granted and (ii) three months after the participant who was holding the option ceased to be a director, officer, employee or consultant for us or one of our affiliates. The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to an option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights

The Committee would be permitted to grant SARs under the Plan. The exercise price for SARs would not be less than the fair market value (as defined in the Plan) of our common stock on the grant date. The Committee would not reprice any SAR granted under the Plan without the approval of our stockholders. Upon exercise of a SAR, the holder would receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. Under the Plan, all SARs would be intended to qualify as

“performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR would expire upon the earlier of (i) the tenth anniversary of the date the SAR was granted and (ii) three months after the participant who was holding the SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates. Under certain circumstances, the Committee would have the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs. No SAR granted under the Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units

Subject to the provisions of the Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one share of the Company’s common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest.

Performance Units

Subject to the provisions of the Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant cash incentive awards to participants. In its discretion, the Committee would determine the number of cash incentive awards to be awarded, the duration of the period which, and any condition under which, the cash incentive awards would vest or be forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the Plan, the holder of a cash incentive award would receive payment based on the number and value of the cash incentive award earned, which would be determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards

The Committee would be permitted to designate any award granted under the Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•	Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any objective performance formula used to determine whether a performance compensation award had been earned for the performance period.

•	Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be limited to the following: (1) share price, (2) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share (including specified types or categories thereof), (5) cash flow (including specified types or categories thereof), (6) cash flow return on capital, (7) revenues (including specified types or categories thereof), (8) return on shareholders’ equity, (9) return on investment or capital, (10) return on assets, (11) gross or net profitability/profit margins, (12) objective measures of productivity or operating efficiency, (13) costs (including specified types or categories thereof), (14) budgeted expenses (operating and capital), (15) market share (in the aggregate or by segment), (16) level of amount of acquisitions, (17) economic value-added, (18), enterprise value, (19) book value, (20) working capital, (21) safety and accident rates and (22) days sales outstanding. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

•	Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting the Company, any of its affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or its financial statements or the financial statements of any of its affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

•	Requirements to Receive Payment for 162(m) Awards. Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•	Negative Discretion. The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

•	Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•	Form of Payment. Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted stock, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any shares of restricted stock or RSUs would be subject to the terms of the Plan or any successor equity compensation plan and any applicable award agreement. The number of shares of restricted stock, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the Plan

Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan were intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the applicable national stock exchange or quotation system on which the shares may be listed or quoted, the Plan would be permitted to be amended, modified or terminated by our Board of Directors without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Plan or increase the maximum number of shares of the Company’s common stock that could be delivered pursuant to ISOs granted under the Plan, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) amend or decrease the exercise price of any option or SAR, (iv) cancel or exchange any option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares or (v) allow repricing of any option or SAR without stockholder approval. Under these provisions, stockholder approval would not be required for all possible amendments that might increase the cost of the Plan. No modification, amendment or termination of the Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the Company) affecting the Company, any of its affiliates or its financial statements or the financial statements of any of its affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control

The Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•	all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•	all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•	during any period of 12 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•	consummation of certain mergers or consolidations of the Company with any other corporation following which the Company’s stockholders hold 50% or less of the combined voting power of the surviving entity;

•	the stockholders approve a plan of complete liquidation or dissolution of the Company; or

•	an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 50%.

Although award agreements may provide for a different definition of change of control than is provided for in the Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement would provide that a change of control would not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company.

Term of the Plan

No award would be permitted to be granted under the Plan after the tenth anniversary of the date the Plan was approved by the stockholders. The Plan would not become effective until the consummation of the Proposed Transaction.

Certain Federal Tax Aspects of the Plan

The following summary describes the U.S. Federal income tax treatment associated with options awarded under the Plan. The summary is based on the law as in effect on August 1, 2011. The summary does not discuss state, local and foreign tax consequences.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m)

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (currently excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. Stock options that would be awarded under the Plan are intended to be eligible for this performance-based exception.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the Plan are intended to be eligible for this exception.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about equity-based awards outstanding and shares of the Company’s common stock available for future awards under all of our equity compensation plans as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION(1)

			Number of Securities
			Remaining
			Available for Future
			Issuance
			Under Equity
	Number of Securities to be	Weighted-Average	Compensation
	Issued Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,005,250	$1.18	2,122,446
Equity compensation plans not approved by security holders	0	0	0
Total	3,005,250	$1.18	2,122,446

(1)	Share numbers and exercise prices in this table do not give effect to the Reverse Stock Split.

The following New Plan Benefits table lists each person named in the Summary Compensation Table, all current executive officers as a group, all current directors (other than executive officers) as a group and all current employees of the Company (other than executive officers) as a group, indicating the aggregate number of determinable awards to be granted under the Plan to each of the foregoing.

NEW PLAN BENEFITS
Express-1 Expedited Solutions, Inc., 2011 Omnibus Incentive Compensation Plan

Number of
Name and Principal Position	Dollar Value ($)(1)	Units(2)
Michael R. Welch, Chief Executive Officer	N/A	—

John D. Welch, Chief Financial Officer	N/A	—

All Current Executive Officers as a Group (two persons)	N/A	—

All Current Directors (other than Executive Officers) as a Group (six persons)	N/A	—

All Current Employees (other than Executive Officers) as a Group (211 persons)	$—	150,000	(3)

(1)	Dollar value will be based upon the fair market value, as defined in the Plan, of the Company’s common stock on the date of grant.

(2)	Share numbers in this column do not give effect to the Reverse Stock Split.

(3)	Amount represents stock options to purchase 25,000 shares that will be granted to each of two employees in January 2012 pursuant to their respective employment agreements, and stock options to purchase 100,000 shares that will be granted to one employee upon consummation of the Equity Investment pursuant to his employment agreement. The stock options will have an exercise price per share equal to the closing price of a share of the Company’s common stock as reported by the applicable national stock exchange or quotation system on which the shares may be listed or quoted on the business day immediately preceding the date of grant, with respect to the 25,000 stock options that will be granted to each of the two employees in January 2012, and on the date of grant, with respect to the 100,000 options that will be granted to the one employee upon consummation of the Equity Investment.

Relationship to Other Proposals

Implementation of Proposal 5 is contingent upon obtaining stockholder approval of Proposals 1 through 4.

Required Vote

The affirmative vote of holders of a majority of the shares of Company common stock voting thereon at a meeting at which a quorum is present is required to approve Proposal 5. The failure of the Company’s stockholders to approve any of Proposals 1 through 5 will prevent the Company from consummating the Proposed Transaction.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 5.

PROPOSAL 6 – AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY TO XPO LOGISTICS, INC.

General

The Board of Directors has unanimously approved and declared advisable (excluding Mr. Martell, who recused himself from approval), subject to stockholder approval, an amendment to the Company Certificate changing the name of the Company from Express-1 Expedited Solutions, Inc. to XPO Logistics, Inc.

The change of the name of the Company to XPO Logistics, Inc. would become effective upon the filing of the certificate of amendment to the Company Certificate with the Secretary of State of the State of Delaware.

Purpose of the Name Change

The purpose of the Company name change is to align our corporate identity more closely with the focus of our operations and to rebrand the Company commencing with JPE’s acquisition of control.

Relationship to Other Proposals

Implementation of Proposal 6 is contingent upon obtaining stockholder approval of Proposals 1 through 5. Approval of Proposal 6 is not a condition to the closing of the Proposed Transaction.

Vote Required

The affirmative vote of holders of a majority of the shares of Company common stock outstanding at the close of business on the record date is required to approve Proposal 6. Accordingly, the failure to vote with respect to Proposal 6 will have the same effect as a vote against Proposal 6.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting upon the affirmative recommendation of the special committee, unanimously recommends that you vote “FOR” Proposal 6.

PROPOSAL 7 – PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

General

The special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposals 1 through 5.

Purpose

If, at the special meeting, the number of shares of Company common stock present in person or represented by proxy and voting in favor of Proposals 1 through 5 is insufficient to approve such Proposals, the Company intends to move to adjourn the special meeting in order to enable our Board of Directors to solicit additional proxies in favor of approval of Proposals 1 through 5. In such event, the Company will ask its stockholders to vote only on the adjournment Proposal, and not on the other Proposals. If the adjournment Proposal is approved, the Company may elect to move to adjourn the special meeting in order to enable the Board of Directors to solicit additional proxies in favor of approval of Proposals 1 through 5.

Effect of Proposal

In this Proposal, the Company is asking its stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the special meeting to another time or place for the purpose of soliciting additional proxies. If the stockholders approve this Proposal 7, the Company could adjourn the special meeting and use the additional time to solicit additional proxies, including from stockholders who have previously voted.

Required Vote

The affirmative vote of a majority of the shares of Company common stock present and entitled to vote at the special meeting, whether or not a quorum is present, is required to approve Proposal 7.

Recommendation

The Board of Directors (excluding Mr. Martell, who recused himself), acting on the affirmative recommendation of the special committee, unanimously recommends a vote “FOR” Proposal 7 to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning the compensation of our directors for fiscal 2010.

2010 DIRECTOR COMPENSATION(1)

	Fees Earned or	Options
Name	Paid in Cash	Awards(2)	Total

Daniel Para	$0	$0	$0
James J. Martell	$30,000	$11,950	$41,950
Jay N. Taylor	$5,500	$15,910	$21,410
Calvin (Pete) R. Whitehead	$40,000	$11,950	$51,950
Jennifer H. Dorris	$22,000	$11,640	$33,640
John F. Affleck–Graves	$6,000	$11,950	$17,950

(1)	Compensation information for those members of the Board of Directors who are also considered named executive officers of the Company is disclosed in the section “Executive Compensation — Summary Compensation Table”.

(2)	Amounts shown are the aggregate grant date fair value of option awards computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 “Compensation-Stock Compensation”. For a further discussion of the assumptions used in the calculation of the 2010 grant date fair values for option awards pursuant to ASC 718, please see “Financial Statements—Notes to Consolidated Financial Statements—Footnote No. 1 Stock Option Plan” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. As of December 31, 2010, the number of outstanding option awards held by each of our directors (other than our named executive officers) was as follows: Mr. Martell—300,000 option awards; Mr. Taylor—200,000 option awards; Mr. Whitehead—200,000 option awards; Ms. Dorris—200,000 option awards; Mr. Affleck-Graves—175,000 option awards; and Mr. Para—125,000 option awards, 25,000 of which were granted to Mr. Para in connection with his service on our Board of Directors.

Narrative to Director Compensation

The Company’s Board of Directors appoints the executive officers to serve on the Board at the discretion of the Board. For individual directors who are employees or those who are not classified as independent, no additional cash compensation is provided for service on the Board of Directors. The Company’s non-employee director compensation plan was last modified this year to eliminate an annual grant of stock options that was previously made to each non-employee director on his or her anniversary of joining the Board. In the first quarter of each year, the Board of Directors reviews the Company’s results and market comparisons for board compensation. Based upon this review, a determination is made as to whether modifications to the existing board compensation plan should be considered. Under the current plan, new independent board members are awarded a one-time grant of up to 100,000 options at the then current market price at the time they join the Board of Directors. All grants of options to board members vest monthly over a three-year term and have a maturity date determined at the time of grant, not to exceed 10 years. In addition to stock option awards, each independent director also receives:

(i) $2,500 per fiscal quarter
(ii) $2,000 per day for each board meeting attended in person;
(iii) $500 for participation in board or audit committee conference calls; and

(iv) reasonable reimbursement of expenses associated with attendance and participation at board meetings.

The following remuneration is also paid to the chairpersons of the various committees. The chairperson of the Board of Directors receives an annual fee of $25,000. The chairperson of the Compensation Committee receives an annual fee of $10,000. The chairperson of the Audit Committee receives an annual fee of $15,000. The chairperson of the Nominating Committee receives an annual fee of $5,000. Each of the chairperson fees is remitted in four equal installments, throughout the year.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning the total compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer (the “named executive officers”) for the years ended December 31, 2010 and December 31, 2009. This Summary Compensation Table is accompanied by an “All Other Compensation” Table and an additional narrative discussion as necessary to assist in the understanding of the information presented in each of the tables.

SUMMARY COMPENSATION TABLE

				Nonequity
				Incentive Plan	Option	All Other	Total
		Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Compensation(5)	Compensation
Name and Position	Year	$	$	$	$	$	$

Michael R. Welch	2010	205,000	30,000	151,900	27,900	4,000	418,800
Chief Executive Officer	2009	200,000	—	—	—	5,800	205,800
John D. Welch(6)	2010	130,000	20,000	76,000	27,500	1,000	254,500
Chief Financial Officer	2009	122,000		—	—	2,900	124,900

(1)	Included in this column is the base salary paid to the named executive officers during each year.
(2)	Included in this column is a discretionary cash bonus paid to the named executive officers for 2010. For Mr. Michael Welch, the $30,000 discretionary bonus was in lieu of $30,000 that was historically paid into a non-qualified deferred compensation plan, which the Company decided to terminate. For Mr. John Welch, the $20,000 discretionary bonus was made to compensate him for the additional duties and responsibilities he performed during 2010 when he became our Interim Chief Financial Officer.
(3)	Included in this column is the performance-based annual cash bonus awards earned in 2009 and 2010. The Company’s annual bonus plan is further detailed in the narrative following the Summary Compensation Table.
(4)	Included in this column are the awards of stock options based upon the Company’s performance. In 2009, the named executive officers did not receive any option awards. Amounts shown are the aggregate grant date fair value of option awards computed in accordance with ASC 718 and represent 60,000 and 50,000 option awards granted to Mr. Michael Welch and Mr. John Welch, respectively. For a further discussion of the assumptions used in the calculation of the 2010 grant date fair values for option awards pursuant to ASC 718, please see “Financial Statements—Notes to Consolidated Financial Statements—Footnote No. 1 Stock Option Plan” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
(5)	Included in this column is other compensation items paid to the named executive officers. Components of the other compensation are further detailed in the subsequent table titled “All Other Compensation”.
(6)	John Welch was appointed as the Chief Financial Officer of the Company on January 1, 2011. Prior to the appointment, he held the position of Interim Chief Financial Officer from April 19, 2010 to December 31, 2010. He served as the Corporate Controller prior to that appointment.

All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table for our named executive officers in 2010 and 2009.

			Matching
			Contributions
		Perquisites and	to Retirement
		Other Personal	and 401(k)
		Benefits(1)	Plans(2)	Total
Name	Year	$	$	$

Michael R. Welch	2010	4,000	—	4,000
Chief Executive Officer	2009	4,000	1,800	5,800
John D. Welch	2010	1,000	—	1,000
Chief Financial Officer	2009	1,000	1,900	2,900

(1)	Included in this column are primarily amounts for cell phone reimbursements, automobile allowances and club dues.

(2)	Included in this column are matching contributions to the Company’s 401(k) plan. Only amounts contributed directly by the employee are eligible for matching contributions and these matches are identical to those available to other employees.

Narrative to Executive Compensation

Employment Agreements with the Named Executive Officers—General Provisions

Although we have amended the employment agreements with our named executive officers, unless otherwise noted, the following description does not include the changes effected by the amendments and describes such employment agreements as in effect on December 31, 2010. For a description of the amended employment agreements with our named executive officers, see “The Proposed Transaction—Interests of the Company’s Directors and Executive Officers in the Proposed Transaction—Employment Agreements with Executive Officers” on page 36.

The term of the employment agreement with Mr. Michael Welch commenced on July 1, 2005 and was extended on July 1, 2008 to July 1, 2011. On June 10, 2011, the term of Mr. Michael Welch’s employment agreement was further extended to July 1, 2012. During the term of the agreement, Mr. Michael Welch will serve as the Chief Executive Officer of the Company and, since January 1, 2011, is paid a base salary at an annual rate of $240,000.

The term of the employment agreement with Mr. John Welch commenced on January 1, 2011 and will continue for a period of three years thereafter. Mr. John Welch’s employment agreement renews automatically for a two-year period unless either party gives notice of non-renewal at least 60 days prior to the end of the initial three-year term. During the term of the agreement, Mr. John Welch will serve as the Chief Financial Officer of the Company and will be paid a base salary at an annual rate of $160,000, subject to annual review and increase as determined by the Compensation Committee.

Messrs. Michael Welch and John Welch are also entitled to receive annual cash bonuses during the term of their respective employment agreements under the Company’s executive bonus plan, which is described in more detail under “—Executive Annual Bonus Plan” on page 89.

The employment agreements of Messrs. Michael Welch and John Welch provide that each executive officer’s employment may be terminated by the Company upon death or disability, for cause (as defined in the employment agreements) and by the Company other than for cause. In addition, Mr. Michael Welch may terminate his employment for good reason (as defined in the employment agreements) either before or after a change of control (as defined in the employment agreements) of the Company, and Mr. John Welch may terminate his employment for good reason within one year following a change of control of the Company. See

“—Change-of-Control Provisions” on page 88 for a detailed discussion of the payment and benefits payable to the named executive officer in connection with a change of control of the Company. If an executive officer’s employment is terminated due to death or by the Company for cause, the executive officer is entitled to payment of base salary through the date of death or termination of employment. If an executive officer’s employment is terminated due to disability, the executive officer will be continue to receive the executive officer’s base salary for 90 days from the date on which the disability has been deemed to occur. If, prior to a change of control of the Company, Mr. Michael Welch’s employment is terminated by the Company other than for cause or by Mr. Welch for good reason, he will continue to receive his base salary and any earned bonus for the one-year period following such termination and all of Mr. Welch’s options will immediately vest and become exercisable. If, prior to a change of control of the Company, Mr. John Welch’s employment is terminated by the Company other than for cause, he will continue to receive his base salary for the one-year period following such termination.

Under their respective employment agreements with the Company, Messrs. Michael Welch and John Welch are subject to certain restrictive covenants regarding competition, solicitation and confidentiality. The non-competition and non-solicitation covenants apply during their employment and for the one-year period following the termination of their employment, and the confidentiality covenant applies during the term of their respective employment agreements and at all times thereafter.

Mr. Michael Welch’s employment agreement also provides for certain limited perquisites, including a $1,000 monthly car allowance and up to $750 per month towards the cost of country club dues.

Employment Agreements with the Named Executive Officers—Change-of-Control Provisions

Further, if the employment of Messrs. Michael Welch or John Welch is terminated by the Company without cause or by such executive officer with good reason within one year following a change of control of the Company, such executive officer is entitled to (i) lump-sum severance equal to the sum of (a) the executive officer’s annual base salary and (b) an amount equal to the greater of (i) the executive officer’s bonus payments for the year preceding the date of termination, and (ii) the annual average of the executive officer’s bonus payments during the two years immediately preceding the date of termination. In addition, any options held by the executive officer that are not yet exercisable will immediately vest and become exercisable upon termination.

Employment Agreements with the Named Executive Officers—Defined Terms

‘‘Cause”, for purposes of the employment agreements, generally means (i) the executive officer’s material violation of any of the provisions of their employment agreement, or the rules, policies, and/or procedures of the Company, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Company, (ii) the executive officer’s violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Company or the executive officer relative to the conduct of the executive officer in connection with the Company’s business or its securities or (iii) the conviction of the executive officer of a felony under the laws of the United States of America or any state therein. In the event the executive officer engages in conduct described in clauses (i) or (ii) of the definition of cause, the executive officer will have an opportunity to cure such conduct within 30 days after the Company provides written notice to the executive officer. If the executive officer fails to cure such conduct within the 30-day period or, if the executive officer commits the same violation within 12 months of receiving notice from the Company, then the Company may terminate the executive officer’s employment for cause.

‘‘Change of control”, for purposes of the employment agreements, generally means any of the following: (i) the acquisition by any person or group of 50% or more of the Company’s voting securities; (ii) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the Company’s voting securities immediately prior to such merger hold less than 80% of the voting securities of the surviving or resulting corporation; (iii) a transfer of all or substantially all the property of the Company other than to an entity of which the Company owns at least 80% of the voting securities; or (iv) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of

Directors of the Company, of the lesser of (a) three independent directors or (b) directors constituting a majority of the number of directors of the Company then in office.

‘‘Good reason”, for purposes of the employment agreements, will exist if, without the executive officer’s express written consent (i) the Company assigns to the executive officer duties of a non-executive nature or for which the executive officer is not reasonably equipped by his skills and experience, (ii) the Company reduces the salary of the executive officer, or materially reduces the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites, (iii) the Company requires the executive officer to relocate his principal business office or his principal place of residence greater than 50 miles outside of St. Joseph, Michigan, or assigns to the executive officer duties that would reasonably require such relocation, (iv) the Company requires the executive officer, or assigns duties to the executive officer that would reasonably require him, to spend more than 60 normal working days away from the St. Joseph, Michigan, area during any consecutive 12-month period, (v) the Company fails to provide office facilities, secretarial services and other administrative services to the executive officer, which are substantially equivalent to the facilities and services provided to executive officer on the date the executive officer entered into the employment agreement or (vi) the Company terminates incentive plans and benefit plans or arrangements, or reduces or limits the executive officer’s participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of the executive officer’s incentive compensation and benefits below their aggregate value as of the date the executive officer entered into the employment agreement.

Option Awards

During 2010, Messrs. Michael Welch and John Welch received 60,000 stock options and 50,000 stock options, respectively, which were granted under the Company’s Stock Option Plan. The options vest monthly over a three-year period beginning on the first of the month following the date of grant and have an exercise price per share equal to the closing price of a share of Company common stock on the date of grant.

Executive Annual Bonus Plan

In addition to a base salary, each named executive officer was eligible for a performance-based annual bonus for fiscal years 2010 and 2009. The annual bonus is designed to motivate individual and team performance in attaining the current year’s performance goals and business objectives. Annual bonus payouts for the named executive officers are based on the achievement of performance targets established by the Compensation Committee. The targets are set in accordance with and based on the Company’s annual financial goals. The Compensation Committee considers revenue and net income as appropriate performance metrics because they reflect Company-wide performance and align performance-based annual bonuses with the interests of stockholders. For fiscal year 2010, each of Messrs. Michael Welch and John Welch was eligible for a target bonus of 50% and 40% of base salary, respectively, (or, $105,000 and $52,000, respectively) with the opportunity to earn up to 200% of the target bonus if the maximum performance level was reached for both equally-weighted performance metrics. Based on achievement of performance goals during 2010, Messrs. Michael Welch and John Welch earned bonuses of $151,900 and $76,000, respectively, for fiscal year 2010. In fiscal year 2009, each of Messrs. Michael Welch and John Welch were eligible for a target bonus of 50% and 30% of base salary, respectively, (or, $100,000 and $36,600, respectively) with the opportunity to earn up to 200% of the target bonus if the maximum performance level was reached for both equally-weighted performance metrics. Based on achievement of performance goals during 2009, neither Mr. Michael Welch nor Mr. John Welch earned a bonus for fiscal year 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all stock option grants held by our named executive officers as of December 31, 2010. All outstanding equity awards are options to purchase shares of our common stock.

	Option Awards(1)
			Number of	Number of
			Securities	Securities
			Underlying	Underlying	Option
			Unexercised	Unexercised	Exercise	Option
	Option Grant	Number	Options (#)	Options (#)	Price	Expiration
Name	Date	Granted	Exercisable	Unexercisable	($)	Date

Michael R. Welch	8/9/2004	500,000	500,000	—	1.45	8/9/2014
Chief Executive Officer	7/1/2005	100,000	100,000	—	0.57	7/1/2015
	2/28/2006	50,000	50,000	—	0.79	2/28/2016
	2/7/2007	60,000	60,000	—	1.48	2/7/2017
	1/16/2008	60,000	58,333	1,667	0.98	1/16/2018
	12/12/2008	150,000	100,000	50,000	0.92	12/13/2018
	7/1/2010	60,000	8,333	51,667	1.26	7/1/2020
John D. Welch	2/7/2007	10,000	10,000	—	1.48	2/7/2017
Chief Financial Officer	1/16/2008	11,500	11,181	319	0.98	1/16/2018
	3/2/2010	50,000	12,500	37,500	1.45	3/2/2020

(1)	All stock option awards vest monthly over a three-year period following the date of the grant, except for the stock options granted to Mr. Michael Welch in 2004, which vested monthly over a five-year period following the date of grant.

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria, and the matches available to the named executive officers are identical to those available to other employees. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Code of 1986, as amended, the contribution of any participating employee is limited to the lesser of 100% of annual salary before taxes or a maximum dollar amount ($16,500 for 2010), subject to a $5,500 increase for participants who are age 50 or older. The amount of the Company’s matching payments for each of the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us, as of August 1, 2011, relating to the beneficial ownership of shares of Company common stock by:

(i) Each person who is known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

(ii) Each director;

(iii) Each executive officer; and

(iv) All executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) or securities that can be acquired by him within 60 days, including upon the exercise of options, warrants or convertible securities. The Company determines a beneficial owner’s percentage ownership by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable within 60 days, have been exercised or converted.

Except with respect to the Voting Agreements entered into by JPE with certain stockholders, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Company common stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085.

Included within the table are all beneficial owners of more than 5% of the outstanding common stock of the Company as of August 1, 2011, based upon the public filings available to the Company. Except with respect to the Voting Agreements, the Company has no additional knowledge of any beneficial owner of more than 5% of the Company’s common stock, outside of the records available through the SEC’s website.

Security Ownership of Certain Beneficial Owners and Management

	Amount and
	Nature of
	Beneficial	Percentage
Name/Address of Beneficial Owner	Ownership	of Class

5% Stockholders:
Archon Capital Management, LLC(1)	1,709,173	5.2%
Federated Investors, Inc.(2)	4,333,194	13.1%
Jacobs Private Equity, LLC(3)	4,363,634	13.0%
Bradley Jacobs(4)	4,363,634	13.0%
Named Executive Officers:
Michael R. Welch(5)	1,300,622	3.9%
John D. Welch(6)	220,767	*
Employee Director:
Daniel Para(7)	3,063,012	9.3%
Non-Employee Directors:
James J. Martell(8)	324,271	*
Jay N. Taylor(9)	349,133	1.1%
Calvin R. (Pete) Whitehead(10)	211,111	*
Jennifer H. Dorris(11)	184,861	*
John F. Affleck-Graves(12)	171,806	*
Executive Officers and Directors as a Group	5,825,583	16.9%
(8 People)

*	Less than 1%

(1)	Archon Capital Management LLC is located at 1301 Fifth Avenue, Suite 3008, Seattle, WA 98101.

(2)	Federated Investors, Inc. is located at Federated Investors Tower, 5800 Corporate Dr., Pittsburgh, PA 15222.

(3)	Pursuant to the Voting Agreements, JPE was granted a proxy with respect to the shares of Company common stock owned by Michael Welch and Daniel Para. Therefore, JPE and Bradley Jacobs (JPE’s Managing Member) have shared voting power with respect to the shares of Company common stock subject to such Voting Agreements. Furthermore, JPE may be deemed to be the beneficial owner of, and Mr. Jacobs may be deemed to be the indirect beneficial owner of, the shares subject to such Voting Agreements. Both JPE and Bradley Jacobs expressly disclaim beneficial ownership of such shares subject to the Voting Agreements. Such amount excludes unvested options that will become subject to the Voting Agreements as they vest in Mr. Daniel Para and Mr. Michael R. Welch. The address for JPE and Bradley Jacobs is 350 Round Hill Road, Greenwich, CT 06831.

(4)	See footnote 3.

(5)	Includes 430,833 shares underlying options to purchase common stock exercisable from $0.57 to $1.48 per share and expiring at dates between July 1, 2015 and July 1, 2020. Pursuant to the Voting Agreement between JPE and Michael R. Welch, JPE has the right to vote Michael Welch’s shares of Company common stock with respect to the Proposals.

(6)	Includes 46,500 shares underlying options to purchase common stock exercisable from $0.98 to $1.48 per share and expiring at dates between February 7, 2017 and March 2, 2020.

(7)	Includes 61,111 shares underlying options to purchase common stock exercisable from $0.97 to $1.26 per share and expiring at dates between January 29, 2019 and July 1, 2020. Pursuant to the Voting Agreement between JPE and Daniel Para, JPE has the right to vote Daniel Para’s shares of Company common stock with respect to the Proposals.

(8)	Includes 286,111 shares underlying options to purchase common stock exercisable from $0.74 to $1.35 per share and expiring at dates between July 15, 2015 and January 29, 2020.

(9)	Includes 183,333 shares underlying options to purchase common stock exercisable from $0.67 to $1.65 per share and expiring at dates between December 12, 2015 and March 26, 2020

(10)	Includes 186,111 shares underlying options to purchase common stock exercisable from $0.74 to $1.35 per share and expiring at dates between December 12, 2015 and January 29, 2020.

(11)	Includes 179,861 shares underlying options to purchase common stock exercisable from $0.74 to $1.42 per share and expiring at dates between December 12, 2015 and July 1, 2020

(12)	Includes 161,806 shares underlying options to purchase common stock exercisable from $1.00 to $1.34 per share and expiring at dates between November 25, 2016 and January 29, 2020.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, Attention: Chief Executive Officer. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s annual proxy statement, any proposal of an eligible stockholder must be in writing and received by the Chief Executive Officer of the Company at its principal executive offices located at 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085.

A notice of recommendation for nomination or proposed item of business at the Company’s 2012 annual meeting must be received by the Company not less than ninety nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year’s annual meeting of stockholders was held. The Company currently expects to hold its annual meeting in June 2012.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20459. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website, located at www.sec.gov, which contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You may also obtain free copies of the documents the Company files with the SEC by written request directed to us at Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, Attention: Chief Executive Officer, or by telephonic request at (269) 429-9761. If you would like to request documents, please do so by August 18, 2011, in order to receive them before the special meeting.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

•	our Current Reports on Form 8-K filed on June 13, 2011, June 14, 2011, June 22, 2011 and July 22, 2011.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

ANNEX A

EXECUTION COPY

INVESTMENT AGREEMENT
Among
JACOBS PRIVATE EQUITY, LLC,
THE OTHER INVESTORS PARTY HERETO
and
EXPRESS-1 EXPEDITED SOLUTIONS, INC.
Dated as of June 13, 2011

A-i

A-ii

GLOSSARY

Term	Section

409A Authorities	3.01(o	)(viii)
Acquisition Agreement	4.02(b	)
Adverse Recommendation Change	4.02(b	)
Affiliate	8.03(a	)
Agreement	Preamble
Average Equity Value	8.03(b	)
Bankruptcy and Equity Exception	3.01(f	)
Baseline Financials	3.01(g	)(i)
Benefit Agreements	3.01(i	)(i)
Benefit Plans	3.01(m	)(i)
Certificate of Amendment	8.03(c	)
Certificate of Designation	3.01(c	)
Change Notice	4.02(b	)
Closing	2.01
Closing Date	2.01
Code	8.03(d	)
Commonly Controlled Entity	3.01(m	)(i)
Company	Preamble
Company Bylaws	3.01(a	)
Company Certificate	3.01(a	)
Company Common Stock	Preamble
Company Indemnitees	5.11(a	)
Company Letter	3.01
Company Personnel	3.01(i	)(i)
Company Preferred Stock	3.01(d	)(i)
Company SEC Documents	3.01(g	)(i)
Company Stock Plan	3.01(d	)(i)
Contract	3.01(f	)
DGCL	1.01
Environmental Claims	3.01(n	)
Environmental Law	3.01(n	)
Environmental Permits	3.01(n	)
Equity Equivalents	3.01(d	)(iii)
Equity Investment	1.01
ERISA	3.01(o	)(i)
Exchange Act	3.01(f	)
FCPA	3.01(s	)
Filed SEC Documents	3.01
GAAP	3.01(g	)(i)
Governmental Entity	3.01(f	)

A-iii

Term	Section

Grant Date	3.01(d	)(iii)
Hazardous Materials	3.01(n	)
HSR Act	3.01(f	)
indebtedness	3.01(d	)(iv)
Intellectual Property	3.01(r	)(iv)
Intervening Event	4.02(b	)
Investor	Preamble
Investor Representative	Preamble
Investor Representative Appointee	5.06(a	)
Investor Representative Expenses	5.04(a	)
Investors	Preamble
IRS	3.01(o	)(i)
Judgment	3.01(f	)
knowledge	8.03(e	)
Law	3.01(f	)
Legal Restraints	6.01(c	)
Liens	3.01(b	)
Material Adverse Effect	8.03(f	)
Material Contract	3.01(k	)(ii)
Nondisclosure Agreement	4.02(a	)
Nonqualified Deferred Compensation Plan	3.01(o	)(viii)
Omnibus ICP	3.01(f	)
Pension Plan	3.01(o	)(i)
Permits	3.01(l	)
Permitted Liens	3.01(k	)(i)(E)
person	8.03(g	)
Preferred Stock	Preamble
Proxy Statement	3.01(f	)
Purchase Price	2.02
Re-Audit Engagement	5.08
Release	3.01(n	)
Releasee	1.02(b	)
Releasees	1.02(b	)
SEC	3.01(f	)
Securities	Preamble
Securities Act	Preamble
SOX	3.01(g	)(ii)
Special Committee	Preamble
Specified Contracts	3.01(k	)(i)
Stock Options	3.01(d	)(i)
Stockholder Approvals	3.01(u	)

A-iv

Term	Section

Stockholders Meeting	5.01(c	)
Subsidiary	8.03(h	)
Superior Acquisition Proposal	4.02(a	)
Superior Proposal	4.02(a	)
Takeover Proposal	4.02(a	)
Tax	8.03(i	)
Tax Return	8.03(j	)
Taxing Authority	8.03(k	)
Termination Date	7.01(b	)(i)
Termination Fee	5.04(b	)
Voting Agreements	Preamble
Warrants	Preamble

A-v

INVESTMENT AGREEMENT dated as of June 13, 2011 (this “Agreement”), by and among JACOBS PRIVATE EQUITY, LLC (the “Investor Representative”), each of the other Investors listed on Schedule I hereto (including by joinder pursuant to Section 8.08) (including the Investor Representative, each an “Investor”, and together, the “Investors”) and EXPRESS-1 EXPEDITED SOLUTIONS, INC., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee of the Board of Directors of the Company (the “Special Committee”), deems it in the best interests of the stockholders of the Company to enter into this Agreement and to consummate the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement, and such Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has approved this Agreement and declared the advisability of the transactions contemplated by this Agreement;

WHEREAS, each Investor wishes to purchase, and the Company wishes to sell to each Investor, (i) that number of shares of the Company’s convertible preferred stock having the terms set forth in Exhibit A to this Agreement (the “Preferred Stock”) set forth opposite such Investor’s name in Schedule I to this Agreement, and (ii) warrants in the form of Exhibit B to this Agreement (the “Warrants”) representing the right to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), set forth opposite such Investor’s name in Schedule I to this Agreement, in each case for the price and upon the terms and conditions set forth in this Agreement (the Preferred Stock and the Warrants, collectively, the “Securities”);

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated by the SEC thereunder (collectively, the “Securities Act”);

WHEREAS, concurrently with the Closing, the parties hereto will execute and deliver a Registration Rights Agreement containing the terms set forth in Exhibit C to this Agreement, pursuant to which the Company will agree to provide certain registration rights under the Securities Act with respect to the Securities and the securities issuable upon conversion or exercise thereof; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Investors’ willingness to enter into this Agreement, certain stockholders of the Company are entering into voting agreements with the Investor Representative (the “Voting Agreements”) whereby, among other things, such stockholders undertake, subject to certain terms and conditions, to vote all of their shares of Company Common Stock in favor of the Stockholder Approvals at the Stockholders Meeting.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

The Equity Investment

Section 1.01.  Purchase.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Closing, the Company shall issue and sell to each Investor, and each of the Investors, severally and not jointly (subject to Section 2.04), shall purchase from the Company, the shares of Preferred Stock and the Warrants in the respective amounts set forth opposite such Investor’s name on Schedule I hereto (such sale and purchase, the “Equity Investment”).

Section 1.02.  Investor Representative.  (a) The Investor Representative hereby is appointed, authorized and empowered to act, on behalf of each of the other Investors, during the period from and including the date of this Agreement through and including the Closing, in connection with and to facilitate this Agreement, the Equity Investment and the other transactions contemplated by this Agreement, and in connection with the activities to be performed on behalf of the Investors under this Agreement, for the purposes and with the powers and authority hereinafter set forth in this Section 1.02, which shall include the power and authority:

(i) to agree to such amendments or modifications hereto as the Investor Representative, in its sole discretion, may deem necessary or desirable (other than any amendment or modification increasing the purchase obligation of any other Investor with respect to the Equity Investment or modifying in any material respect the terms of the Securities as contemplated hereby, or adversely affecting the terms of this Agreement as they apply to another Investor in a manner disproportionate to the effect on the Investors generally), and each Investor hereby agrees to any such amendment or modification;

(ii) to execute and deliver such waivers and consents in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement as the Investor Representative, in its sole discretion, may deem necessary or desirable, and each Investor hereby agrees to any such waiver or consent (subject to the parenthetical in clause (i) above);

(iii) to make, execute, acknowledge and deliver, on behalf of itself and the other Investors, all such other agreements, and, in general, to do any and all things and to take any and all actions that the Investor Representative, in its sole discretion, may consider necessary, proper or convenient in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement (subject to the parenthetical in clause (i) above);

(iv) to communicate to, and receive communications from, the Company on behalf of the Investors; and

(v) to take such other actions as may be expressly provided in this Agreement.

(b) Each Investor, on behalf of itself and its Affiliates, releases and forever discharges the Investor Representative and its Affiliates and each of their respective officers, directors, agents, employees, attorneys, predecessors, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which such Investor or its Affiliates has or may hereafter have against any of the Releasees, arising out of or relating to any action or failure to act of the Investor Representative (in its capacity as such) in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement.

(c) Except as otherwise expressly set forth in Section 2.04, the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible for the performance of the obligations of any other Investor under this Agreement.

ARTICLE II

The Closing

Section 2.01.  Closing.  The closing of the Equity Investment (the “Closing”) will take place (subject to Section 2.04) at 10:00 a.m., New York time, on a date to be specified by the Company and the Investor Representative, which shall be not later than the second business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the Company and the Investor Representative; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by Law) waived on such second business day, then the Closing shall take place (subject to Section 2.04) on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.02.  Issuance of and Payment for Securities.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) the Company shall issue and sell to each Investor, free and clear of any and all Liens (except for transfer restrictions imposed by applicable securities Laws), the shares of Preferred Stock and Warrants set forth opposite the name of such Investor on Schedule I hereto, and (b) each Investor shall pay to the Company, in respect of the shares of Preferred Stock and Warrants set forth opposite the name of such Investor on Schedule I hereto, such Investor’s pro rata portion, as set forth on Schedule I hereto, of the aggregate purchase price (the “Purchase Price”) in respect of the Preferred Stock and Warrants to be paid to the Company pursuant to this Agreement.

Section 2.03.  Actions to be Taken at the Closing.  To effect the purchase and sale of Securities as set forth in Section 2.02 and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) The Company shall duly file the Certificate of Amendment with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware.

(b) The Company shall issue and deliver to each Investor a certificate or certificates, registered in such names as the applicable Investor may designate in writing to the Company (through the Investor Representative) no less than five business days prior to the Closing, representing the shares of Preferred Stock and the Warrants to be issued and delivered to such Investor as set forth in Schedule I hereto, against payment in full of such Investor’s pro rata portion of the Purchase Price as set forth on Schedule I hereto.

(c) Each Investor shall cause a wire transfer in same day funds to an account of the Company, which account shall be designated in writing by the Company to the Investor Representative no less than five business days prior to the Closing, in an amount equal to such Investor’s pro rata portion of the Purchase Price as set forth in Schedule I hereto.

(d) The Board of Directors of the Company shall be reconstituted as provided in Section 5.06, and such reconstituted Board of Directors of the Company shall appoint Bradley S. Jacobs as the Chairman of the Board of Directors of the Company.

(e) Each of the Company and the Investors shall take all such other actions required hereby to be performed and deliver all other documents, certificates and other items required to be delivered on its part, prior to or on the Closing Date, including delivering the documents and satisfying the conditions set forth in Article VI. All such documents and instruments delivered to any party pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such party and its counsel.

Section 2.04.  Defaulting Investor.  Notwithstanding anything to the contrary (but subject to the satisfaction or (to the extent permitted by Law) waiver of the conditions to Closing set forth in this Agreement), in the event that any Investor (other than the Investor Representative) shall breach its obligation to pay to the Company at the Closing its pro rata portion of the Purchase Price in accordance with Section 2.03, the Investor Representative shall purchase from the Company, and the Company shall issue and deliver to the Investor Representative, the shares of Preferred Stock and the Warrants otherwise allocable to such defaulting Investor in accordance with this Agreement. In the event that the Investor Representative shall become obligated to purchase shares of Preferred Stock and Warrants otherwise allocable to a defaulting Investor in accordance with the foregoing sentence, the Investor Representative shall have the right, in its sole discretion, upon written notice to the Company, to delay the Closing for a period of up to five business days. This Section 2.04 shall be without prejudice to any rights or remedies that the Company, the Investor Representative or any other person may have against the defaulting Investor in respect of such breach.

ARTICLE III

Representations and Warranties

Section 3.01.  Representations and Warranties of the Company.  Except as (A) set forth in the disclosure letter delivered by the Company to the Investor Representative on the date hereof (the “Company Letter”) (it being understood that any information set forth on one section or subsection of the Company Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available prior to the date hereof (the “Filed SEC Documents”), other than any disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof, the Company represents and warrants to each Investor as follows:

(a) Organization, Standing and Corporate Power.  Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The Company has made available to the Investors (or the same are available to the Investors on the SEC’s EDGAR system) complete and correct copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the “Company Certificate”), and the bylaws of the Company, as amended to the date of this Agreement (the “Company Bylaws”). The Company has made available to the Investor Representative complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors of the Company and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2009 (other than portions of any minutes (or drafts thereof) related to the transactions contemplated by this Agreement or any Takeover Proposal). The Company has made available to the Investor Representative complete and correct copies of all resolutions of the Board of Directors of the Company, and each committee thereof, in respect of this Agreement and the transactions contemplated hereby.

(b) Subsidiaries.  Section 3.01(b) of the Company Letter sets forth a complete and correct list of each Subsidiary of the Company and its place and form of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, options, security interests or other encumbrances of any kind or nature whatsoever (collectively, “Liens”), except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

(c) Preferred Stock Certificate of Designation.  The Certificate of Designation with respect to the Preferred Stock (the “Certificate of Designation”) has been duly adopted by the Company and will be duly filed with the Secretary of State of the State of Delaware in accordance with the Laws of the State of Delaware on or prior to the Closing Date. The Preferred Stock, when issued, will have the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

(d) Capital Structure.  (i) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). At the close of business on June 10, 2011, (A) 33,011,561 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were subject to vesting restrictions and/or subject to forfeiture back to the Company or repurchase by the Company, (B) 180,000 shares of Company Common Stock were held by the Company as treasury shares and (C) 4,626,238 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to the Amended and Restated 2001 Stock Option Plan of the Company (the “Company Stock Plan”), of which 2,542,750 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock from the Company (such options, together with any other stock options granted after June 10, 2011 under the Company Stock Plan or otherwise, the “Stock Options”). All outstanding Stock Options have been granted under the Company Stock Plan. Other than the Company Stock Plan, there is no plan, Contract or arrangement providing for the grant of Stock Options. No shares of Company Preferred Stock are issued or outstanding (excluding, for avoidance of doubt, the shares of Preferred Stock to be issued on the Closing Date pursuant to this Agreement). No shares of Company Common Stock are owned by any Subsidiary of the Company. The Company has made available to the Investor Representative a complete and correct list, as of the close of business on June 10, 2011, of all outstanding Stock Options, the number of shares of Company Common Stock subject to each such Stock Option, the grant date, exercise price per share and expiration date of each such Stock Option, the name of the holder thereof and whether or not such Stock Option (or any portion thereof) is intended to qualify as an “incentive stock option” under Section 422 of the Code. As of the date of this Agreement, other than the outstanding Stock Options, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plan or otherwise, on a deferred basis or otherwise.

(ii) Except as set forth in Section 3.01(d)(i), as of the close of business on June 10, 2011, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. From the close of business on June 10, 2011 to the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding as of June 10, 2011, and only if and to the extent required by their respective terms as in effect on such date and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards, other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof.

(iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(d), there are no (A) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries and (B) securities or other instruments or rights (including stock appreciation rights, phantom stock awards, stock-based performance units or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote (the items referred to in clauses (A) and (B) collectively, “Equity Equivalents”). Except for this Agreement and except as set forth in this Section 3.01(d), there are no securities, options, warrants, calls, stock-based performance units, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, stock-based performance unit, right or Contract. With respect to the Stock Options, (1) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (2) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action and (3) the per share exercise price of each Stock Option was not less than the fair market value (within the meaning of Section 422 of the Code, in the case of each Stock Option intended to qualify as an “incentive stock option”, and within the meaning of Section 409A of the Code, in the case of each other Stock Option) of a share of Company Common Stock on the applicable Grant Date. Except pursuant to the forfeiture conditions of the Stock Options outstanding as of the date of this Agreement and except pursuant to the cashless exercise or Tax withholding provisions of such Stock Options, in each case as in effect on the date of this Agreement, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company is not a party to any voting agreement with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements (other than the Voting Agreements) with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company has not knowingly granted, and there is no and has been no Company policy or practice to grant, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(iv) Neither the Company nor any of its Subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business, (D) amounts owing as deferred purchase price for the purchase of any property, (E) capital lease obligations or (F) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (E) above of any other person (other than, in the case of clauses (A), (B) and (D), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business) (collectively, “indebtedness”), other than indebtedness disclosed in the unaudited financial statements (including the notes thereto) included in the Company’s Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 13, 2011, or incurred in the ordinary course of business consistent with past practice after the date of such financial statements but prior to the date of this Agreement.

(e) Valid Issuance.  The shares of Preferred Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens (other than Liens created by the Investors), except for restrictions on transfer imposed by applicable securities Laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants or conversion of the shares of Preferred Stock, the shares of the Company Common Stock issuable or issued upon exercise of the Warrants or conversion of the shares of Preferred Stock, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws and except for Liens created by the Investors. The Company will as of the Closing Date have reserved a sufficient number of shares of Company Common Stock for issuance upon the exercise of the Warrants and conversion of the shares of Preferred Stock.

(f) Authority; Noncontravention.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Equity Investment and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement, subject, in the case of (i) the Equity Investment, (ii) the amendment to the Company Certificate pursuant to the Certificate of Amendment, and (iii) the implementation of the 2011 Omnibus Incentive Compensation Plan (substantially in the form set forth in Exhibit D) (the “Omnibus ICP”), to obtaining the Stockholder Approvals. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Equity Investment and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Equity Investment and the other transactions contemplated by this Agreement, subject, in the case of the matters set forth in clauses (i) through (iii) of the foregoing sentence, to obtaining the Stockholder Approvals. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by each Investor, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a meeting duly called and held, acting upon the unanimous recommendation of the Special Committee, duly and unanimously adopted resolutions (1) approving this Agreement, the Equity Investment and the other transactions contemplated by this Agreement, (2) declaring that this Agreement, the Equity Investment and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company’s stockholders, (3) directing that the Equity Investment, the amendment to the Company Certificate pursuant to the Certificate of Amendment and the Omnibus ICP be submitted to a vote at a meeting of the Company’s stockholders to be held as set forth in Section 5.01(c) and (4) recommending that the Company’s stockholders approve the Equity Investment, the amendment to the Company Certificate pursuant to the Certificate of Amendment and the Omnibus ICP, which resolutions, except to the extent expressly permitted by Section 4.02, have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement, the consummation of the Equity Investment and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (A) the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, binding arrangement or understanding, obligation, undertaking or license, whether oral or written (each, including all amendments thereto, a “Contract”), or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or (C) subject to the governmental filings and other matters referred to in the following sentence, any (1) Federal, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Entity (each, a “Law”), assuming receipt of the Stockholder Approvals, or (2) Federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a “Judgment”), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Equity Investment and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (I) the filing of a notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the termination or expiration of the applicable waiting period thereunder, (II) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Stockholder Approvals (as amended or supplemented from time to time, the “Proxy Statement”) and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as may be required in connection with this Agreement and the Equity Investment and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Amendment and Certificate of Designation with the Secretary of State of the State of Delaware, (IV) any filings required under the rules and regulations of the NYSE Amex LLC and (V) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(g) SEC Documents.  (i) The Company has filed or furnished with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2009 (collectively, the “Company SEC Documents”) at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective dates, each of the SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, in each case, applicable to such SEC Document, and none of the SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed SEC Document has been revised or superseded by a later filed or furnished Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent complete and correct copies are not available on the SEC’s website, the Company has made available to the Investors copies of all comment letters received by the Company from the SEC since January 1, 2009 and relating to the SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents (the “Baseline Financials”), the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than such liabilities or obligations (A) with respect to or arising from the transactions contemplated by this Agreement, (B) incurred in the ordinary course of business consistent with past practice after the date of the Baseline Financials but prior to the date of this Agreement, (C) incurred on or after the date of this Agreement that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (D) disclosed in the unaudited financial statements (including the notes thereto) included in the Company’s Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 13, 2011.

(ii) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, “SOX”) applicable to it. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company’s Code of Business Conduct and Ethics, as required by Section 406(b) of SOX. To the knowledge of the Company, there have been no violations of provisions of the Company’s Code of Business Conduct and Ethics since the adoption of such Code of Business Conduct and Ethics, including any minor violations not material to the Company’s business.

(iii) The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iv) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or other SEC Documents.

(v) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the Exchange Act.

(vi) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in compliance with the Exchange Act.

(h) Information Supplied.  None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Investors specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(i) Absence of Certain Changes or Events.  (i) From January 1, 2011 to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent in all material respects with past practice and there has not been (A) any Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that is reasonably likely to have a Material Adverse Effect (including any Material Adverse Effect resulting from an occurrence prior to January 1, 2011), (B) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (C) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (D) any grant or payment by the Company or any of its Subsidiaries to any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries (collectively, “Company Personnel”) of any increase in any type of compensation or benefits, except in the ordinary course of business consistent with past practice, (E) any adoption or establishment of or entry by the Company or any of its Subsidiaries into, any amendment of, modification to or termination of, or agreement to amend, modify or terminate, or any termination of (or announcement of an intention to amend, modify or terminate), (1) any employment, deferred compensation, change in control, severance, termination, employee benefit, loan, indemnification, retention, equity or equity-based compensation, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, (2) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel (all such Contracts under this clause (E), including any such Contract that is entered into on or after the date of this Agreement, collectively, “Benefit Agreements”), except in the ordinary course of business consistent with past practice with respect to Company Personnel who are not directors or officers of the Company or any of its Subsidiaries, (F) the taking of any action to accelerate, or that is reasonably likely to result in the acceleration of, the time of vesting or payment of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise, (G) any material change in financial or Tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by GAAP or applicable Law, (H) any material Tax election or change in any material Tax election or any settlement or compromise of any material Tax liability or (I) any material write-down by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries.

(ii) Since January 1, 2011, each of the Company and its Subsidiaries has continued all pricing, sales, receivables and payables practices in accordance with the ordinary course of business consistent with past practice and has not engaged, except in the ordinary course of business consistent with past practice, in (A) any trade loading practices or any other promotional sales or discount activity with any customers with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice that would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice that would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity.

(j) Litigation.  Section 3.01(j) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of each claim, action, suit or judicial, administrative or regulatory proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries (i) for money damages (other than for immaterial amounts), (ii) that seeks injunctive relief, (iii) that may give rise to any legal restraint on or prohibition against or limit the material benefits to the Investors of the Equity Investment or the other transactions contemplated by this Agreement or (iv) that, if resolved in accordance with plaintiff’s demands, is reasonably likely to have a Material Adverse Effect. There is no Judgment of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(k) Contracts.  (i) Section 3.01(k) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of:

(A) each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any area or to engage in any activity or business that is material to the Company and its Subsidiaries, or pursuant to which any material benefit or right is required to be given or lost, or any material penalty or detriment is incurred, as a result of so competing or engaging;

(B) each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for any material exclusivity or similar requirement, or pursuant to which any material benefit or right is required to be given or lost, or any material penalty or detriment is incurred, as a result of non-compliance with any such exclusive requirements;

(C) each Contract to or by which the Company or any of its Subsidiaries is a party or bound or with respect to which the Company or any of its Subsidiaries has any material obligation with (1) any Affiliate of the Company or any of its Subsidiaries, (2) any Company Personnel, (3) any union or other labor organization or (4) any Affiliate of any such person (other than, in each case, (I) offer letters or employment agreements that are terminable at will by the Company or any of its Subsidiaries both without any penalty and without any obligation of the Company or any of its Subsidiaries to pay severance or other compensation or benefits (other than accrued base salary, accrued commissions, accrued bonuses, accrued vacation pay, accrued floating holidays and legally mandated benefits) and (II) Benefit Plans and Benefit Agreements other than offer letters or employment agreements);

(D) each Contract under which the Company or any of its Subsidiaries has incurred any indebtedness having an aggregate principal amount in excess of $200,000;

(E) each material Contract to or by which the Company or any of its Subsidiaries is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, “Permitted Liens”);

(F) each Contract to or by which the Company or any of its Subsidiaries is a party or bound (other than Benefit Plans and Benefit Agreements) containing any provisions contemplating or relating in any way to a “change in control” or similar event with respect to the Company or one or more of its Subsidiaries, including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company or one or more of its Subsidiaries, or otherwise having the effect of providing that the consummation of the Equity Investment or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancellation or material acceleration of any obligation, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company or any of its Affiliates, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person;

(G) each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any joint venture (whether in partnership, limited liability company or other organizational form) or alliance or similar arrangement;

(H) each Contract to or by which the Company or any of its Subsidiaries is a party or bound entered into in the last three years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding that has any material continuing obligations, liabilities or restrictions;

(I) except for the Contracts disclosed above, each Contract (other than Benefit Plans and Benefit Agreements) which has aggregate future sums due to or from the Company or any of its Subsidiaries, taken as a whole, (i) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $200,000 or (ii) in aggregate more than $500,000 during the life of the Contract; and

(J) except for the Contracts disclosed above, each Contract to or by which the Company or any of its Subsidiaries is a party or bound not made in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole.

The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (J) of this subsection (i) are collectively referred to in this Agreement as “Specified Contracts”. The Company has made available to the Investor Representative a complete and correct copy of each of the Specified Contracts, including all amendments thereto.

(ii) Each Contract of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries (a “Material Contract”), as well as each Specified Contract, is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Company and its Subsidiaries has performed or is performing in all material respects, all obligations required to be performed by it under the Material Contracts and Specified Contracts and is not (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, and has not knowingly waived or failed to enforce any material rights or benefits thereunder (other than in the ordinary course of business consistent with past practice), and, to the knowledge of the Company, no other party to any of the Material Contracts or Specified Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder. To the knowledge of the Company, as of the date of this Agreement, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancellation of any Material Contract or Specified Contract.

(l) Permits; Compliance with Laws.  Except for matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, (i) the Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses as currently conducted, and (ii) each of the Company and its Subsidiaries is in compliance with all applicable Laws and Judgments, and no condition or state of facts exists that is reasonably likely to give rise to a violation of, or a liability or default under, any such applicable Law or Judgment. The execution and delivery of this Agreement by the Company does not, and the consummation of the Equity Investment and the other transactions contemplated by this Agreement and compliance with the terms hereof are not reasonably likely to, cause the revocation or cancellation of any material Permit.

(m) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations.  (i) Since January 1, 2011, none of the Company or any of its Subsidiaries has adopted, entered into, established, terminated, amended or modified or agreed to adopt, enter into, establish, terminate, amend or modify (or announced an intention to adopt, enter into, establish, terminate, amend or modify) any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law (each, a “Commonly Controlled Entity”), in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plan, but not including the Benefit Agreements (all such plans, programs, policies, arrangements and understandings, including any such plan, program, policy, arrangement or understanding entered into, adopted or established on or after the date of this Agreement, collectively, “Benefit Plans”), or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

(ii) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are not, to the knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries. There are no labor strikes, slowdowns, work stoppages or lockouts pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity.

(n) Environmental Matters.  (i) Except for matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, each of the Company and its Subsidiaries is, and has been, in compliance with all Environmental Laws, and neither the Company nor any of its Subsidiaries has received any (A) communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law or (B) currently outstanding written request by any Governmental

Entity for information pursuant to any Environmental Law; (ii) (A) each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all Permits required under Environmental Laws (“Environmental Permits”) for the conduct of its operations, (B) all such Environmental Permits are valid and in good standing and (C) neither the Company nor any of its Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in any material respect in the status or terms and conditions of any such Environmental Permit; (iii) there are no material Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) there has been no Release of or actual or alleged exposure to any Hazardous Material that is reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that are reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (vi) there are no underground or aboveground storage tanks, generators or known or suspected asbestos-containing materials on, at, under or about any property owned, operated or leased by the Company or any of its Subsidiaries; (vii) neither the Company nor any of its Subsidiaries stores, generates or disposes of Hazardous Materials (excluding office, cleaning or similar supplies used in the ordinary course of the Company’s or any of its Subsidiaries’ operations) at, on, under, about or from property owned or leased by the Company or any of its Subsidiaries; and (viii) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that are reasonably likely to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries.

For all purposes of this Agreement, (A) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law; (B) “Environmental Law” means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health and safety or the protection of endangered or threatened species; (C) “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and (D) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

(o) Employee Benefits Matters.  (i) Section 3.01(o)(i) of the Company Letter sets forth a complete and correct list of each material Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), each material Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other material Benefit Plans and Benefit Agreements that, in each case, are in effect as of the date of this Agreement. The Company has made available to the Investor Representative complete and correct copies of (A) each material Benefit Plan and each material Benefit Agreement, (B) the most recent annual report on Form 5500 (if any) filed with the U.S. Internal Revenue Service (the “IRS”) with respect to each such Benefit Plan, (C) the most recent summary plan description (if any), and any summary of material modifications, prepared for each such Benefit Plan for which a summary plan description is required under applicable Law and (D) the most recent actuarial valuations for each such Benefit Plan (if any). To the Company’s knowledge, each Benefit Plan and Benefit Agreement has been administered, funded and invested in all material respects in accordance with its terms and applicable Laws. To the Company’s knowledge, the Company and its Subsidiaries and each Benefit Plan and Benefit Agreement are in compliance in all material respects with applicable Law, including ERISA and the Code, and the terms of any collective bargaining agreements or other labor union Contracts.

(ii) Each Pension Plan intended to be tax qualified under the Code has been the subject of a favorable determination, qualification or opinion letter from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked (nor, to the knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent such letter or application therefor relating to any such Pension Plan that is reasonably likely to adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA.

(iii) Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or that provides for the payment of termination indemnities, other than any such plan that is sponsored by a Governmental Entity, and neither the Company nor any Commonly Controlled Entity could incur any liability with respect to any such plan (under Title IV of ERISA or otherwise).

(iv) Other than Stock Options held by members of the Board of Directors as of the Closing, none of the execution and delivery of this Agreement, the obtaining of Stockholder Approvals or the consummation of the Equity Investment or any other transaction contemplated by this Agreement alone will, except as expressly contemplated by this Agreement, accelerate the time of payment or vesting of any Stock Option. None of the execution and delivery of this Agreement, the obtaining of Stockholder Approvals or the consummation of the Equity Investment or any other transaction contemplated by this Agreement (whether alone or as a result of any termination of employment on or following the Closing) will, except as expressly contemplated by this Agreement, (A) entitle any Company Personnel to severance, termination, retention, change in control or similar compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to any Benefit Plan or Benefit Agreement or (C) result in any breach or violation of, or a default under, any Benefit Plan or Benefit Agreement.

(v) No Benefit Plan provides health, medical or other welfare benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage or benefits required to be provided under Part 6 of Subtitle B of Title I of ERISA or any other similar applicable Law).

(vi) No Benefit Plan is maintained outside the jurisdiction of the United States, is by its terms governed by the Laws of any jurisdiction other than the United States or provides compensation or benefits to Company Personnel providing services primarily outside the United States.

(vii) As of the date of this Agreement, no employee listed on Section 3.01(o)(vii) of the Company Letter has given notice to the Company that such employee intends to terminate his or her employment, and no such employee has given any indication to the Company that such employee intends to terminate his or her employment within the one-year period following the date of this Agreement.

(viii) Each Benefit Plan and each Benefit Agreement that is a “nonqualified deferred compensation plan” within the meaning of Treas. Reg. Section 1.409A 1(a)(1)(a) (a “Nonqualified Deferred Compensation Plan”) (A) was operated in compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of (1) Section 409A of the Code and (2) the final Treasury Regulations and other guidance issued by the IRS thereunder, to the extent applicable (clauses (1) and (2), together, the “409A Authorities”) and (B) has been operated in compliance with the 409A Authorities since January  1, 2009. Each Nonqualified Deferred Compensation Plan has been in documentary compliance with the 409A Authorities since January 1, 2009.

(p) Taxes.  (i) Each of the Company and its Subsidiaries has timely filed all material Tax Returns required to have be filed and paid all material Taxes required to have been paid (whether or not shown as due on any Tax Return).

(ii) None of the Company or any of its Subsidiaries has received notice from any Taxing Authority of any proposed or asserted deficiency with respect to a material amount of Taxes owed by the Company or any of its Subsidiaries, except for any proposed or asserted deficiency being contested in good faith by appropriate proceedings and for which reserves have been established and maintained in accordance with GAAP.

(iii) There are no material liens on any of the assets of the Company or any of its Subsidiaries with respect to Taxes, except for liens with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(iv) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Equity Investment or any of the other transactions contemplated by this Agreement.

(v) Neither the Company nor any of its Subsidiaries has ever participated in any “listed transaction” (as defined in Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2)).

(vi) The Company and its Subsidiaries have no net operating losses or net unrealized built-in losses that could become subject to limitation under Section 382 of the Code as a result of the Equity Investment or any of the other transactions contemplated by this Agreement.

(vii) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Equity Investment and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) by any person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including Federal, state, local and foreign income, excise and other Taxes (including Taxes imposed under Section 4999 or 409A of the Code) or interest or penalty related thereto.

(q) Properties.  (i) Each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets, has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all Liens, except for Permitted Liens.

(ii) The material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted. The assets of the Company and each of its Subsidiaries are each in good working order, and have been maintained in accordance with prudent industry practice.

(r) Intellectual Property.  (i) The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens), all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party.

(ii) To the knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any person.

(iii) To the knowledge of the Company, no person or any product or service of any person is infringing upon or otherwise violating in any material respect any Intellectual Property rights of the Company or any of its Subsidiaries.

(iv) For purposes of this Agreement, “Intellectual Property” means software, trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets, know-how, formulae, processes, procedures, research records, records of invention, test information, market surveys and software, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing.

(s) Unlawful Payments.  Neither the Company nor any of its Subsidiaries, nor any of the directors, officers, agents, employees, representatives, franchisees or distributors of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that: (A) violated the FCPA or (B) would have violated the FCPA (in any case where the Company, any of its Subsidiaries, or any other person referenced above may not have been subject to the FCPA). There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the FCPA prohibits, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments. As used in this Agreement, the “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time.

(t) State Takeover Statutes.  Assuming the accuracy of Section 3.02(e), the approval of the Equity Investment by the Board of Directors of the Company referred to in Section 3.01(f) constitutes the only action necessary to render inapplicable to this Agreement, the Equity Investment, the other transactions contemplated by this Agreement, including transactions under the Voting Agreements, and compliance with the terms of this Agreement, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Voting Agreements, the Equity Investment, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation is applicable to this Agreement, the Equity Investment, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(u) Voting Requirements.  The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of (i) the holders of a majority of the shares of Company Common Stock voting with respect to the Equity Issuance in favor of approving the Equity Issuance as required by NYSE Amex Rule 713, (ii) the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in favor of approving the Certificate of Amendment and (iii) the holders of a majority of the shares of Company Common Stock voting with respect to the Omnibus ICP in favor of approving the Omnibus ICP (collectively, the “Stockholder Approvals”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement, or to consummate the Equity Investment and the other transactions contemplated by this Agreement.

(v) Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person, other than BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and Ladenburg Thalmann & Co. Inc., the fees and expenses of each of which will be paid by the Company or one or more of its Subsidiaries, has provided any financial advisory services to the Company or the Board of Directors of the Company or any committee thereof in connection with the Equity Investment or the other transactions contemplated by this Agreement or is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Equity Investment and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries or the Board of Directors of the Company or any committee thereof. The Company has delivered to the Investor Representative complete and correct copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company or any of its Subsidiaries in connection with this Agreement or the Equity Investment and the other transactions contemplated by this Agreement incurred or to be incurred by the Company or any of its Subsidiaries in connection with this Agreement or the Equity Investment and the other transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(v) of the Company Letter.

(w) Opinion of Financial Advisor.  The Special Committee has received the written opinion of Ladenburg Thalmann & Co. Inc. to the effect that, as of the date of this Agreement, and based upon and subject to the factors and assumptions set forth therein, the Equity Investment is fair, from a financial point of view, to the Company’s stockholders, a copy of which opinion will be delivered to the Investor Representative solely for informational purposes as promptly as practicable after the date of this Agreement.

(x) Insurance Coverage.  The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and its Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

(y) No Reliance.  Except for the representations and warranties of the Investor Representative expressly set forth in Section 3.02, the Company hereby acknowledges that the Investor Representative has not made and is not making any express or implied representation or warranty with respect to the Equity Investment or the Company or its prospects, including with respect to any information provided or made available to the Company or its representatives by the Investor Representative or its representatives, or will have or be subject to any liability to the Company or any other person resulting from the delivery to or use by the Company or any of its representatives of any projections, forecasts or other forward-looking information, business plans or other similar material developed by or provided or made available to the Company.

(z) Securities Law Compliance.  Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration under the Securities Act of the offer or sale of the Securities as contemplated hereby. Assuming the accuracy of the representations and warranties set forth in Sections 3.02(f), (g) and (h), the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

Section 3.02.  Representations and Warranties of the Investors.  Each Investor, severally (as to itself) and not jointly, represents and warrants to the Company and to the other Investors that:

(a) Organization.  Such Investor, other than any individual, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to carry on its business as currently conducted.

(b) Authority; Noncontravention.  Such Investor has the requisite corporate or other power and authority to execute and deliver this Agreement (including, as applicable, by joinder hereto in accordance with Section 8.08), to consummate the Equity Investment and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by such Investor (including, as applicable, by joinder hereto in accordance with Section 8.08), the consummation by such Investor of the Equity Investment and the other transactions contemplated by this Agreement and the compliance by such Investor with the provisions of this Agreement have been duly authorized by all necessary action (corporate or otherwise) on the part of such Investor, and no other corporate or other proceedings on the part of such Investor are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Equity Investment and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Investor (including, as applicable, by joinder hereto in accordance with Section 8.08), and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement (including, as applicable, by joinder hereto in accordance with Section 8.08), the consummation of the Equity Investment and the other transactions contemplated by this Agreement and the compliance by such Investor with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Investor under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or bylaws or comparable organizational documents of such Investor, other than any individual, (ii) any Contract or Permit to or by which such Investor is a party or bound or to or by which its properties or assets are subject or bound or otherwise under which such Investor has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law (assuming receipt of the Stockholder Approvals) or Judgment, in each case, applicable to such Investor or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of such Investor to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Equity Investment or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to such Investor in connection with the execution and delivery of this Agreement by such Investor (including, as applicable, by joinder hereto in accordance with Section 8.08), the consummation by such Investor of the Equity Investment and the other transactions contemplated by this Agreement or the compliance by such Investor with the provisions of this Agreement, except for (A) the filing of a notification and report form under the HSR Act and the termination or expiration of the applicable waiting period thereunder and (B) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of such Investor to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Equity Investment or the other transactions contemplated by this Agreement.

(c) Information Supplied.  None of the information supplied or to be supplied by such Investor specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereto, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Financing.  Such Investor has, and will have available to it upon the Closing, sufficient funds to consummate the Equity Investment as contemplated hereby with respect to such Investor, including payment in full of its pro rata portion of the Purchase Price.

(e) State Takeover Statutes.  Such Investor has not been an “interested stockholder” with respect to the Company at any time within three years of the date of this Agreement, as such term is used in Section 203 of DGCL.

(f) Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Such Investor is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Securities and fully understands the limitations on transfer and the restrictions on sales of such Securities. Such Investor is able to bear the economic risk of its investment and is currently able to afford the complete loss of such investment. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable Federal and state securities Laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(g) Advisors.  Such Investor acknowledges that prior to entering into this Agreement, it was advised by persons deemed appropriate by such Investor concerning this Agreement, the Equity Investment and the transactions contemplated by this Agreement, and conducted its own due diligence investigation and made its own investment decision with respect to such transactions.

(h) No Reliance.  Except for the representations and warranties expressly set forth in this Agreement, such Investor is not relying on any statements, representations or warranties by the Company, the Investor Representative or any other person in connection with this Agreement or the transactions contemplated hereby. Such Investor represents and warrants that it has had an opportunity to receive all information related to the Company and the terms and conditions of the Equity Investment and the Securities deemed necessary by it for purposes of making its investment decision with respect to the Securities. Such Investor acknowledges receipt of and/or free access to the Filed SEC Documents. The decision of such Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor. Such Investor acknowledges that no other Investor (including the Investor Representative) or its representatives has acted as agent or representative for such Investor in connection with making its investment decision with respect to the Securities.

(i) Private Placement Considerations.  Such Investor understands and acknowledges that: (i) the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from the registration requirements of the Securities Act; (ii) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Securities under the Securities Act, under the securities Laws of all applicable states and for other purposes; (iii) no state or Federal agency has made any finding or determination as to the fairness of the terms of the sale of the Securities or any recommendation or endorsement thereof; and (iv) the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Securities (and the securities issuable upon conversion or exercise thereof) may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE IV

Covenants

Section 4.01.  Conduct of Business.  (a) Conduct of Business by the Company.  During the period from the date of this Agreement to the Closing, except with the prior written consent of the Investor Representative (which shall not be unreasonably withheld) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course in all material respects and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers and employees and to preserve their assets and technology and their relationships with customers, suppliers and others having material business dealings with them. Without in any way limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except with the prior written consent of the Investor Representative (which shall not be unreasonably withheld) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests,

(C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls, stock-based performance rights or rights to acquire any such shares or other securities (including any Stock Options, except pursuant to the forfeiture conditions of such Stock Options or the cashless exercise or tax withholding provisions of such Stock Options, in each case only if and to the extent required by the terms of such awards as in effect on the date of this Agreement) or (D) take any action that would result in any amendment, modification or change of any term of any indebtedness of the Company or any of its Subsidiaries;

(ii) issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding as of the date of this Agreement and only if and to the extent required by the terms of the Company Stock Plan as in effect on the date of this Agreement), or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents, or adopt or implement any stockholder rights plan or similar arrangement that would be applicable to the Equity Investment;

(iii) amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents);

(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than immaterial assets acquired in the ordinary course of business consistent with past practice;

(v) sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except for (i) grants of nonexclusive licenses in the ordinary course of business, (ii) sales of used equipment in the ordinary course of business consistent with past practice and

(iii) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(vi) (A) repurchase, prepay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that individually are in excess of $200,000 or in the aggregate are in excess of $500,000;

(viii) (A) settle or satisfy any claims, actions or proceedings, other than the settlement or satisfaction in the ordinary course of business, or as required by their terms on the date of this Agreement, of claims, actions or proceedings for amounts not in excess of $200,000 or (B) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to or by which the Company or any of its Subsidiaries is a party or bound;

(ix) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

(x) modify or amend in any material respect, or accelerate, terminate or cancel, any material Contract or waive any right to enforce, relinquish, release, transfer or assign any rights or claims thereunder, other than any immaterial modifications or amendments made in the ordinary course of business;

(xi) except (x) as required to ensure that any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement is not then out of compliance with applicable Law, (y) as required pursuant to any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement or (z) as specifically required pursuant to this Agreement, (A) adopt, establish, enter into, terminate, amend or modify any Benefit Plan or Benefit Agreement (which, for the avoidance of doubt, includes the Omnibus ICP), (B) increase in any manner the compensation or benefits of, or pay any bonus or award to, or grant any loan to, any Company Personnel, (C) pay or provide to any Company Personnel any compensation or benefit, other than the payment of cash compensation in the ordinary course of business, (D) grant or amend any award under any Benefit Plan (including the grant or amendment of Stock Options, restricted stock units, restricted stock, stock appreciation rights, performance units, stock purchase rights or other equity or equity-based compensation) or remove or modify existing restrictions in any Benefit Plan or Benefit Agreement or awards made thereunder, (E) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Personnel, (F) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (G) take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise or (H) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

(xii) form any Subsidiary of the Company;

(xiii) enter into any Contract containing any provisions having the effect of providing that the consummation of the Equity Investment or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancellation or material acceleration, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent such conflicts, results, defaults, rights, losses or entitlements are required by applicable Law;

(xiv) take any action or fail to take any action if such action or failure to act could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(xv) except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries;

(xvi) write-down any of its material assets, including any Intellectual Property, or make any change in any financial or tax accounting principle, method or practice, other than as required by GAAP or applicable Law;

(xvii) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity, in each case in this clause (D) in a manner outside the ordinary course of business or inconsistent with past practice;

(xviii) enter into, extend or renew any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(k)(i)(A) or (F); or

(xix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(b) Transfer Taxes.  The Company shall pay all transfer, stamp and other similar Taxes due with respect to the issuance or delivery of the Preferred Stock or the Warrants or any other securities or property upon conversion of the Preferred Stock or exercise of the Warrants.

(c) Allocation of Purchase Price.  The Company and the Investor Representative acknowledge and agree that (i) the Company is issuing the Preferred Stock and Warrants solely in consideration of the Purchase Price and not in recognition of any services provided or to be provided directly or indirectly by any Investor as an employee or otherwise (which services, if any, shall be separately compensated), and (ii) the Purchase Price is equivalent to the aggregate value of the Preferred Stock and the Warrants. The Company and the Investors shall not take any position that is inconsistent with the foregoing allocation unless required by applicable Law.

Section 4.02.  No Solicitation.  (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information with respect to, or otherwise cooperate in any way with any person (or any representative thereof) with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approvals, in response to a bona fide written unsolicited Takeover Proposal that the Board of Directors of the Company (acting upon the affirmative recommendation of the Special Committee), after consultation with its financial advisor and outside legal counsel, determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 4.02, the Company may, and may permit and authorize its Subsidiaries and its representatives and its Subsidiaries’ representatives to, in each case subject to compliance with Section 4.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a nondisclosure agreement which contains terms that are no less restrictive than those contained in that certain nondisclosure letter agreement dated December 15, 2010 between the Investor Representative and the Company (as it may be amended from time to time, the “Nondisclosure Agreement”), provided that all such information had been provided, or is concurrently provided, to the Investor Representative, and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

For purposes of this Agreement, the term “Takeover Proposal” means any inquiry, proposal or offer from any person or group (other than any Investor) relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving the Company or any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) assets or businesses that constitute or represent 15% or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (i) above.

For purposes of this Agreement, the term “Superior Proposal” means any binding bona fide written offer which did not result from a breach of Section 4.02(a) made by any person (other than any Investor) that, if consummated, would result in such person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, 50% or more of the voting power of the capital stock of the Company or 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, and which offer, in the good faith judgment of the Board of Directors of the Company (acting upon the affirmative recommendations of the Special Committee) (after consultation with its financial advisor and outside legal counsel), (i) is more favorable to the holders of the Company Common Stock than the Equity Investment from a financial point of view (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by the Investors in response to such Superior Proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

For purposes of this Agreement, the term “Superior Acquisition Proposal” means a Superior Proposal that, if consummated, would result in the applicable person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, all or substantially all of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

(b) Except as set forth in the next sentence, neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) withdraw or modify in a manner adverse to the Investors, or propose publicly to withdraw or modify in a manner adverse to the Investors, the approval, recommendation or declaration of advisability by such Board of Directors or any such committee of the Equity Investment and the other transactions contemplated by this Agreement, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Takeover Proposal (any such action, resolution or agreement to take such action described in clause (i) or (ii) being referred to herein as an “Adverse Recommendation Change”), or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a nondisclosure agreement referred to in Section 4.02(a)). Notwithstanding the foregoing, at any time prior to receipt of the Stockholder Approvals, the Board of Directors of the Company may (I) in response to a Superior Proposal or an Intervening Event, effect an Adverse Recommendation Change or (II) in response to a Superior Acquisition Proposal, cause the Company to enter into a definitive agreement to consummate such Superior Acquisition Proposal and concurrently with executing such definitive agreement, upon payment of the Termination Fee, terminate this Agreement pursuant to and in accordance with Section 7.01(f); provided that, with respect to clauses (I) and (II), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and its financial advisor that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, and provided further, that the Board of Directors of the Company and the committees thereof shall not, and shall cause the Company not to, take any action described in clause (I) or (II) unless (A) the Board of Directors of the Company shall have first provided prior written notice to the Investor Representative (a “Change Notice”) that it is prepared to take such action in response to a Superior Proposal or an Intervening Event, which notice shall, in the case of a Superior Proposal, attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal, and, in the case of an Intervening Event, attach information describing such Intervening Event in reasonable detail, and (B) the Investor Representative does not make, within three business days after the receipt of such notice, a proposal that would, in the good faith judgment of the Board of Directors of the Company (acting upon the affirmative recommendation of the Special Committee) (after consultation with its financial advisor and outside legal counsel), (x) cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or (y) obviate the need for an Adverse Recommendation Change as a result of an Intervening Event (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Change Notice and a new three business day period), and provided further, that any purported termination of this Agreement pursuant to Section 7.01(f) shall be void and of no force or effect unless the Company pays to the Investor Representative the Termination Fee in accordance with Section 5.04(b) prior to or concurrently with such termination. The Company agrees that, during the three business day period prior to its effecting an Adverse Recommendation Change or taking an action described in clause (II) above, the Company and its officers, directors and representatives shall negotiate in good faith with the Investor Representative and its representatives regarding any revisions to the terms of this Agreement, the Equity Investment and the other transactions contemplated by this Agreement proposed by the Investor Representative.

For purposes of this Agreement, the term “Intervening Event” means an event, circumstance, fact or other information, unknown to the Board of Directors of the Company as of the date of this Agreement, which becomes known prior to receipt of the Stockholder Approvals and which causes the Board of Directors of the Company to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that its failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall, as promptly as possible and in any event within 24 hours after the receipt thereof, advise the Investor Representative orally and in writing of (i) any Takeover Proposal and (ii) the terms and conditions of such Takeover Proposal (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such Takeover Proposal. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall (A) advise the Investor Representative (or its outside counsel) on a reasonably current basis of the progress of negotiations concerning any Takeover Proposal, the material resolved and unresolved issues related thereto and any other material matters identified with reasonable specificity by the Investor Representative (or its outside counsel) and the material details (including material amendments or proposed amendments as to price and other material terms) of any such Takeover Proposal and (B) promptly upon receipt or delivery thereof, provide the Investor Representative (or its outside counsel) with copies of all documents and material written or electronic communications describing any terms or conditions of any such Takeover Proposal (including the financing thereof) exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making a Takeover Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand.

(d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with its outside legal counsel), failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

Section 4.03.  Legend.  Each Investor acknowledges that to the extent applicable, each certificate evidencing the Securities shall be endorsed with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable state securities Laws:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

ARTICLE V

Additional Agreements

Section 5.01.  Preparation of the Proxy Statement; Stockholders Meeting.  (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary

Proxy Statement. If the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement and is not notified by the SEC that it will receive comments, absent any Legal Restraint that has the effect of preventing such action, the Company shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the second business day after the tenth calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC. If the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, absent any Legal Restraint that has the effect of preventing such action, the Company shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the second business day immediately following clearance by the SEC with respect to such comments. Each of the Company and the Investors shall furnish all information concerning such person as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify the Investor Representative upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor Representative with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and the Investor Representative shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Investor Representative an opportunity to review and comment on such document or response, (ii) shall consider in good faith all comments reasonably proposed by the Investor Representative and (iii) if the Board of Directors of the Company shall not have made an Adverse Recommendation Change, shall not file or mail such document, or respond to the SEC, prior to receiving the approval of the Investor Representative, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, the Investors or any of their respective Affiliates, officers or directors should be discovered by the Company or the Investors which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. If the Company receives a Takeover Proposal or if an Intervening Event occurs, the ten calendar day periods referenced in this Section 5.01(a) and the two business day period referenced in the third sentence of this Section 5.01(a) will be extended until two business days after the completion of the process set forth in Sections 4.02(b)(A) and (B).

(b) The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of the Investors specifically for inclusion or incorporation for reference therein. Each Investor agrees that none of such information supplied by it will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) As promptly as reasonably practicable after the date of this Agreement, the Company shall, in compliance with applicable Law, the Company Certificate, the Company Bylaws and the rules of the NYSE Amex LLC, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall, absent any Legal Restraint that has the effect of preventing such action, cause to occur on the 45th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Stockholders Meeting”), for the purpose of obtaining the Stockholder Approvals, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time (subject to the right of the Company to terminate this Agreement in accordance with Section 7.01(f)); provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Stockholders Meeting to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company may adjourn or postpone the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such adjournment or postponement is required by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement and (iii) if the Company receives a new Takeover Proposal, the price or material terms of a previously received Takeover Proposal are modified or amended or an Intervening Event occurs, in any such case during the five calendar day period immediately prior to the day of the Stockholders Meeting, the Company may delay the Stockholders Meeting until the date that is the fifth business day after the date on which the Stockholders Meeting would otherwise have been held; provided, however, that the Company may delay the Stockholders Meeting pursuant to this clause (iii) no more than twice. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they vote in favor of the Stockholder Approvals and shall include such recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Stockholder Approvals. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal. The Company shall provide updates to the Investor Representative with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by the Investor Representative.

Section 5.02.  Access to Information; Confidentiality.  Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the Investor Representative and its representatives reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Closing or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, make available to the Investor Representative any information concerning its business as the Investor Representative may reasonably request (including the work papers of Pender Newkirk & Company LLP, subject to the customary requirements of Pender Newkirk & Company LLP). No investigation by the Investors or any of their respective representatives and no other receipt of information by the Investors or any of their respective representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Agreement. Except as required by any applicable Law or Judgment, the Investor Representative will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Nondisclosure Agreement (it being understood that the Investor Representative may share any such information with any Investor who has agreed in writing with the Company to hold such information confidential).

Section 5.03.  Reasonable Best Efforts; Consultation and Notice.  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Equity Investment and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Equity Investment or the other transactions contemplated by this

Agreement, (iv) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (v) the obtaining of all necessary consents, approvals or waivers from any third party; provided, that this clause (v) shall not limit the rights of the Company or its Board of Directors under Section 4.02(b). In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Equity Investment and the other transactions contemplated by this Agreement, including transactions under the Voting Agreements, take all actions necessary to ensure that the Equity Investment and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Voting Agreements, the Equity Investment and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the Investors be obligated to, and the Company and its Subsidiaries shall not without the prior written consent of the Investor Representative, agree or proffer to divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of the Company or any of its Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the Investors or any of their respective Affiliates be obligated to litigate or participate in the litigation of any suit, claim, action or proceeding, whether judicial or administrative, brought by any Governmental Entity (A) challenging or seeking to restrain or prohibit the consummation of the Equity Investment or the other transactions contemplated by this Agreement, including transactions under the Voting Agreements, or seeking to obtain from the Investors or any of their respective Affiliates any damages in relation therewith; (B) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, the Investors or any of their respective Affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or the Investors or their respective Affiliates, in each case as a result of or in connection with the Equity Investment or any of the other transactions contemplated by this Agreement; (C) seeking to directly or indirectly impose limitations on the ability of the Investors or any of their respective Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of the Preferred Stock or the Company Common Stock, or any Warrants, including the right to vote the Preferred Stock or Company Common Stock on all matters properly presented to the stockholders of the Company; or (D) seeking to (1) directly or indirectly prohibit the Investors or any of their respective Affiliates from effectively controlling in any respect any of the business or operations of the Company or its Subsidiaries or (2) directly or indirectly prevent the Company or its Subsidiaries from operating any of their businesses in substantially the same manner as operated by the Company and its Subsidiaries immediately prior to the date of this Agreement. The Company and the Investors shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other person or persons promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity and shall supply the other person or persons with copies of all correspondence between such person or persons or any of their respective representatives, on the one hand, and any Governmental Entity, on the other hand.

(b) (i) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Closing, subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with the Investor Representative to report material (individually or in the aggregate) operational developments, material changes in the status of relationships with customers and service providers, material changes in the status of ongoing operations and other matters reasonably requested by the Investor Representative pursuant to procedures reasonably requested by the Investor Representative; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(ii) Except as prohibited by applicable Law, the Company shall promptly notify the Investor Representative in writing of:

(A) the occurrence of any matter or event that (1) is, or that is reasonably likely to be, material (individually or in the aggregate) to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) has resulted, or is reasonably likely to result, in (I) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (II) any such representation and warranty that is not so qualified becoming untrue in any material respect or (III) any condition to the transactions contemplated hereby and set forth in Section 6.02 not being satisfied;

(B) the failure of the Company to perform in any material respect any obligation to be performed by it under this Agreement such that the condition set forth in Section 6.02(b) could not be satisfied;

(C) any notice or other communication from any person (other than a Governmental Entity) alleging that notice to or consent of such person is required in connection with the Equity Investment or the other transactions contemplated by this Agreement;

(D) any material notice or other material communication from any Governmental Entity in connection with the Equity Investment or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to the Investor Representative, together with the Company’s written notice; and

(E) any filing or notice made by the Company with any Governmental Entity in connection with the Equity Investment or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to the Investor Representative together with the Company’s written notice;

provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(iii) Each Investor shall promptly notify the Investor Representative and the Company in writing of (A) the occurrence of any matter or event that has resulted, or is reasonably likely to result, in (1) any representation and warranty of such Investor set forth in this Agreement that is qualified as to materiality becoming untrue, (2) any such representation and warranty that is not so qualified becoming untrue in any material respect or (3) any condition to the transactions contemplated hereby and set forth in Section 6.03(a) not being satisfied or (B) the failure of such Investor to perform in any material respect any obligation to be performed by such party under this Agreement such that the condition set forth in Section 6.03(b) could not be satisfied; provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(c) Without limiting the generality of the foregoing, the Company shall give the Investor Representative the opportunity to participate in the defense, at its own cost, of any litigation against the Company and/or its directors relating to the Equity Investment or the other transactions contemplated by this Agreement, including transactions under the Voting Agreements, and will obtain the prior written consent of the Investor Representative prior to settling or satisfying any such claim, it being understood and agreed that this Section 5.03(c) shall not give the Investor Representative the right to direct such defense.

Section 5.04.  Fees and Expenses.  (a) All fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company; provided that, in the event that the Closing does not occur (other than in the event that (i) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (ii) this Agreement is terminated by the Investor Representative pursuant to Section 7.01(c) or 7.01(d)(i)) and the Re-Audit Engagement is terminated in connection therewith, the Investor Representative shall reimburse the Company for the fees and expenses of the accounting firm designated in accordance with Section 5.08 payable in respect of the Re-Audit Engagement as of the time of termination of this Agreement. Whether or not the Closing occurs, the Company shall reimburse the Investor Representative, as promptly as practicable (but in any event within two business days) following the earlier of (x) the Closing and (y) the delivery by the Investor Representative of an invoice therefor following termination of this Agreement, in each case by wire transfer of same-day funds to an account or accounts designated by the Investor Representative, for up to $1,000,000 of out-of-pocket costs and expenses (including the fees and expenses of Cravath, Swaine & Moore LLP, KPMG LLP and Brunswick Group LLP) incurred by the Investor Representative and its Affiliates in connection with the transactions contemplated by this Agreement (the “Investor Representative Expenses”); provided that the Company shall not be obligated to reimburse the Investor Representative for the Investor Representative Expenses in the event that the Closing does not occur as a result of the termination of this Agreement (I) pursuant to Section 7.01(a), (II) by the Company or the Investor Representative pursuant to Section 7.01(b)(i) or (b)(iii) (in each case other than in circumstances under which the Termination Fee is payable in accordance with Section 5.04(b)(i)) or Section 7.01(b)(ii), (III) by the Investor Representative pursuant to Section 7.01(d)(ii) or (IV) by the Company pursuant to Section 7.01(e). The payment of the Investor Representative Expenses pursuant to this Section 5.04(a) shall not relieve the Company of any obligation to pay the Termination Fee pursuant to Section 5.04(b).

(b) In the event that (i) a Takeover Proposal has been made to the Company or its stockholders or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or a Takeover Proposal otherwise becomes publicly known and thereafter (A) this Agreement is terminated by either the Investor Representative or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by the Investor Representative pursuant to Section 7.01(d)(i) and (B) prior to the date that is nine months after such termination, the Company or any of its Subsidiaries enters into any definitive contract to consummate any Takeover Proposal or any Takeover Proposal is consummated (solely for purposes of this Section 5.04(b)(i)(B), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 15% shall be deemed references to 50%) or (ii) this Agreement is terminated by the Investor Representative pursuant to Section 7.01(c) or by the Company pursuant to Section 7.01(f), then the Company shall pay the Investor Representative a fee equal to (x) in the case of a termination of this Agreement by the Company pursuant to Section 7.01(f), or by the Investor Representative pursuant to Section 7.01(c) as a result of an Adverse Recommendation Change made in connection with a Superior Proposal, the greater of (1) $2,249,000 and (2) the lesser of (I) $3,373,500 and (II) 3% of the Average Equity Value, and (y) in all other cases, $2,249,000 (the fee determined and payable pursuant to this sentence, the “Termination Fee”), by wire transfer of same-day funds (A) in the case of a termination by the Investor Representative pursuant to Section 7.01(c), within two business days after such termination, (B) in the case of a termination by the Company pursuant to Section 7.01(f), prior to or concurrently with, and as a condition to the effectiveness of, such termination and (C) in the case of a payment as a result of any event referred to in Section 5.04(b)(i)(B), no later than the first to occur of such events, in each case to an account designated by the Investor Representative.

(c) The Company acknowledges that the agreements contained in this Section 5.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Investor Representative would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.04 and, in order to obtain such payment, the Investor Representative commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.04, the Company shall pay to the Investor Representative its reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.04 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Section 5.05.  Public Announcements.  The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Investors, on the one hand, and the Company, on the other hand, shall, to the extent at all reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Equity Investment and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 5.06.  Board Representation Rights.  (a) On the Closing Date, the Board of Directors of the Company shall be reconstituted such that (i) the number of seats on the Board of Directors of the Company shall be eight, (ii) one of such eight directors shall be James J. Martell (or, in the event Mr. Martell is unable or unwilling to serve as a director, another qualified person reasonably acceptable to the Investor Representative), (iii) seven of such eight directors shall be individuals designated by the Investor Representative (including Bradley S. Jacobs), (iv) each standing committee of the Board of Directors of the Company shall be reconstituted in a manner reasonably acceptable to the Investor Representative and (v) Bradley S. Jacobs shall be appointed as the Chairman of the Board of Directors of the Company. Notwithstanding anything to the contrary, the foregoing designations shall be made such that a majority of the Board of Directors of the Company and the members of each standing committee of the Board of Directors of the Company shall be independent as required in accordance with NYSE Amex Rule 803(A)(2) and applicable securities Law. In furtherance of the foregoing, the Company shall deliver to the Investor Representative prior to the Closing evidence reasonably satisfactory to the Investor Representative of the resignation of any directors of the Company that are not continuing directors, effective as of the Closing. Each director designated by the Investor Representative in accordance with this Section 5.06 is referred to herein as an “Investor Representative Appointee”.

(b) Subject to Sections 5.06(d), 5.06(e) and 5.06(f), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board of Directors of the Company, the Company shall take all necessary steps to nominate each Investor Representative Appointee (or such alternative persons who are proposed by the Investor Representative and notified to the Company on or prior to any date set forth in the Company Certificate, the Company Bylaws or applicable Law) and to use its reasonable best efforts to cause the Board of Directors of the Company to unanimously recommend that the stockholders of the Company vote in favor of each Investor Representative Appointee for election to the Board of Directors of the Company. If, for any reason, a candidate designated as an Investor Representative Appointee is determined to be unqualified to serve on the Board of Directors of the Company because such appointment would constitute a breach of the fiduciary duties of the Board of Directors of the Company or applicable Law or stock exchange requirements, the Investor Representative shall have the right to designate an alternative Investor Representative Appointee to be so appointed, and the provisions of this Section 5.06(b) shall apply, mutatis mutandis, to such alternative Investor Representative Appointee.

(c) Each appointed or elected Investor Representative Appointee will hold his or her office as a director of the Company for such term as is provided in the Company Certificate and Company Bylaws or until his or her death, resignation or removal from the Board of Directors of the Company or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company Certificate, the Company Bylaws and applicable Law. If any Investor Representative Appointee ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board of Directors of the Company to fill the vacancy created thereby with a replacement designated by the Investor Representative.

(d) Subject to applicable Law and applicable stock exchange requirements, the Investor Representative shall have the right to designate (i) no less than a majority of the members of the Board of Directors of the Company pursuant to this Section 5.06 for so long as the Investor Representative owns Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, no less than 33% of the total voting power of the capital stock of the Company, calculated on a fully-diluted basis, and (ii) no less than 25% of the members of the Board of Directors of the Company pursuant to this Section 5.06 for so long as the Investor Representative owns Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, less than 33% but greater than or equal to 20% of the total voting power of the capital stock of the Company, calculated on a fully-diluted basis.

(e) Nothing in this Section 5.06 shall prevent the Board of Directors of the Company from acting in accordance with its fiduciary duties or applicable Law or stock exchange requirements or from acting in good faith in accordance with the Company Certificate or Company Bylaws, while giving due consideration to the intent of this Agreement. The Board of Directors of the Company shall have no obligation to appoint or nominate any Investor Representative Appointee if such appointment or nomination would violate applicable Law or stock exchange requirements or result in a breach by the Board of Directors of the Company of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Investor Representative to designate an alternate Investor Representative Appointee.

(f) The rights of the Investor Representative set forth in this Section 5.06 shall be in addition to, and not in limitation of, such voting rights that the Investor Representative may otherwise have as a holder of capital stock of the Company (including any shares of Preferred Stock held by the Investor Representative).

Section 5.07.  Adjustment of Stock Options.  As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to, effective as of the effective time of the reverse stock split contemplated by the Certificate of Amendment, appropriately adjust the number of Stock Options outstanding immediately prior to such effective time, and the exercise prices of such Stock Options, so as to reflect such reverse stock split. Such adjustment shall be implemented in a manner that (a) complies with the terms of the Company Stock Plan and, to the extent applicable, Section 409A or 422 of the Code (including the regulations and other guidance promulgated thereunder), (b) results in as minimal an amount of additional accounting expense as permitted pursuant to GAAP and (c) in the case of any Stock Options held by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, causes any acquisition or disposition of Stock Options in connection with such adjustment (or any deemed acquisition or disposition) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.08.  Engagement of Independent Registered Public Accounting Firm.  As soon as practicable following the date of this Agreement, the Company shall engage an independent registered public accounting firm of national reputation designated by the Investor Representative for the purpose of re-auditing the historical consolidated financial statements of the Company for fiscal years 2009 and 2010 (the “Re-Audit Engagement”), and the Company shall, commencing as soon as practicable following such engagement, provide customary assistance to such accounting firm for the purpose of completing such audits.

Section 5.09.  Listing.  The Company shall, on or prior to the Closing Date, take all action necessary to effect the listing of the shares of Company Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants on the NYSE Amex, upon official notice of issuance.

Section 5.10.  Reservation of Shares.  From and after the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock, solely for the purpose of providing for the exercise of the Warrants and the conversion of the Preferred Stock, such number of shares of Company Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants and the conversion of the shares of Preferred Stock issued pursuant to this Agreement in accordance with their respective terms. The Company covenants that all shares of Company Common Stock issuable upon exercise of the Warrants or conversion of the Preferred Stock shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

Section 5.11.  Indemnification, Exculpation and Insurance.  (a) For a period of six years after the Closing, the Company shall indemnify and hold harmless the individuals who on or prior to the Closing were officers, directors and employees of the Company or its Subsidiaries or were serving at the request of the Company as an officer, director or employee of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise (collectively, the “Company Indemnitees”) with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Closing to the extent provided under the Company Certificate or Company Bylaws or in any indemnification agreement, in each case as in effect on the date of this Agreement (including with respect to the advancement of expenses).

(b) For six years after the Closing, the Company shall procure the provision of officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Closing covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and in amounts no less than those of the policy in effect on the date of this Agreement. In lieu of such insurance, prior to the Closing, the Company may purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in which event the Company shall cease to have any obligations under the first sentence of this Section 5.11(b); provided that in no event shall the Company pay in the aggregate an amount per annum in excess of 250% of the premium amount the Company paid in its last full fiscal year, which amount is set forth in Section 5.11(b) of the Company Letter.

(c) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, the Company shall cause proper provision to be made so that the successors and assigns of the Company assume the obligations set forth in this Section 5.11.

(d) The provisions of this Section 5.11 (i) shall survive the Closing, (ii) are intended to be for the benefit of, and will be enforceable by, each Company Indemnitee, his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The Company shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Company Indemnitee in enforcing the indemnity and other obligations provided in this Section 5.11, provided that such Company Indemnitee is successful in enforcing any such enforcement claim.

ARTICLE VI

Conditions Precedent

Section 6.01.  Conditions to Each Party’s Obligation to Effect the Equity Investment.  The respective obligation of each party to effect the Equity Investment is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals.  The Stockholder Approvals shall have been obtained.

(b) Antitrust.  Any waiting period (and any extension thereof) applicable to this Agreement, the Equity Investment or other transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other applicable competition, merger control, antitrust or similar Law shall have been obtained or terminated or shall have expired.

(c) No Injunctions or Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) that has the effect of preventing, prohibiting or making illegal the consummation of the Equity Investment shall be in effect.

Section 6.02.  Conditions to Obligations of the Investors.  The obligations of the Investors to effect the Equity Investment are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct (as so qualified), and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Investor Representative shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Investor Representative shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Litigation.  There shall not be pending any claim, suit, action or proceeding brought or threatened by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Equity Investment or the other transactions contemplated by this Agreement, or seeking to obtain from the Investors or any of their Affiliates any damages in relation thereto; or (ii) seeking to impose limitations on the ability of the Investors to acquire or hold, or exercise full rights of ownership of, any Warrants or any shares of Preferred Stock or Company Common Stock, including the right to vote the Preferred Stock or the Company Common Stock on all matters properly presented to the stockholders of the Company.

(d) Legal Restraint.  No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clause (i) or (ii) of Section 6.02(c) shall be in effect.

(e) Consents.  The Investor Representative shall have received evidence, in form and substance reasonably satisfactory to it, that the Investors or the Company shall have obtained all material (individually or in the aggregate) consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required to effect the Equity Investment.

(f) No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that is reasonably likely to have a Material Adverse Effect. The Investor Representative shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(g) Certificate of Designation.  The Company shall have duly adopted the Certificate of Designation, and the Certificate of Designation shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware.

(h) Registration Rights Agreement.  The Investor Representative shall have received a counterpart of the Registration Rights Agreement, in a form reasonably acceptable to the Investor Representative and reflecting terms consistent with those set forth on Exhibit C, that shall have been executed and delivered by a duly authorized officer of the Company.

(i) Trading Halt.  No stop order or suspension of trading shall have been imposed by the NYSE Amex, the SEC or any other governmental or regulatory body with respect to public trading in the Company Common Stock.

Section 6.03.  Conditions to Obligation of the Company.  The obligation of the Company to effect the Equity Investment is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of each Investor contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of each Investor contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement (or, with respect to any Investor made a party hereto by joinder in accordance with Section 8.08, as of the date of the applicable joinder) and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations of Investors.  Each Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

Section 6.04.  Frustration of Closing Conditions.  None of the Company or any Investor may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Equity Investment and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such party’s breach of any other provision of this Agreement.

Section 6.05.  Investor Representative Cure.  In the event of any breach by any Investor (other than the Investor Representative) that would result in the failure of a closing condition pursuant to Section 6.03(a) or 6.03(b), the Investor Representative shall be entitled, in its sole discretion (subject to Section 2.04), to purchase the shares of Preferred Stock and Warrants otherwise allocable to the breaching Investor on the terms set forth in this Agreement and, in such event, the breach by such Investor that would otherwise result in the failure of a closing condition pursuant to Section 6.03(a) or 6.03(b) shall be deemed cured for purposes of Section 6.03.

ARTICLE VII

Termination, Amendment and Waiver

Section 7.01.  Termination.  This Agreement may be terminated, and the Equity Investment may be abandoned, at any time prior to the Closing, whether before or after the Stockholder Approvals have been obtained, upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:

(a) by mutual written consent of the Investor Representative and the Company;

(b) by either the Investor Representative or the Company, if:

(i) the Equity Investment shall not have been consummated by the date that is six months from the date of this Agreement (the “Termination Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Equity Investment to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(ii) any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approvals shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) prior to receipt of the Stockholder Approvals, by the Investor Representative, in the event an Adverse Recommendation Change has occurred;

(d) by the Investor Representative, if (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company by the date that is 30 business days after such breach or failure or, if capable of being cured by the Company by such date, the Company does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from the Investor Representative and diligently pursue such cure thereafter, or (ii) any Legal Restraint having any of the effects referred to in clause (i) or (ii) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

(e) by the Company, if any Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) (after giving effect to Section 6.05) and (ii) is incapable of being cured by such Investor or the Investor Representative by the date that is 30 business days after such breach or failure or, if capable of being cured by such Investor or the Investor Representative by such date, such Investor or the Investor Representative does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from the Company and diligently pursue such cure thereafter; or

(f) prior to receipt of the Stockholder Approvals, by the Company in order to concurrently enter into a definitive agreement to consummate a Superior Acquisition Proposal in accordance with Section 4.02(b).

Section 7.02.  Effect of Termination.  In the event of termination of this Agreement by either the Company or the Investor Representative as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Investors or the Company, other than the provisions of

Section 3.01(v), the last sentence of Section 5.02, Section 5.04, this Section 7.02 and Article VIII and except for any material, intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which material breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee or Investor Representative Expenses pursuant to Section 5.04).

Section 7.03.  Amendment.  This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approvals have been obtained; provided, however, that after the Stockholder Approvals have been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Except as set forth in the last sentence of Section 8.08, this Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Investors (or, if permitted by Section 1.02(a), the Company and the Investor Representative).

Section 7.04.  Extension; Waiver.  At any time prior to the Closing, the Company or the Investors (or, if permitted by Section 1.02(a), the Investor Representative) may (a) extend the time for the performance of any of the obligations or other acts of the Investors or the Company, respectively, (b) waive any inaccuracies in the representations and warranties of any Investor or the Company, respectively, contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of any Investor or the Company, respectively, or any conditions to the obligations of the Investors or the Company, respectively, contained herein; provided, however, that after the Stockholder Approvals have been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

General Provisions

Section 8.01.  Nonsurvival of Representations and Warranties.  Except for the representations and warranties set forth in Sections 3.01(e), (y) and (z) and 3.02(f) through (i), none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 8.02.  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):

if to the Investors or to the Investor Representative, to:

Jacobs Private Equity, LLC
350 Round Hill Road
Greenwich, CT 06831
Facsimile: 203-661-6684
Attention: Bradley S. Jacobs

and with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile: 212-474-3700
Attention: Eric L. Schiele, Esq.

if to the Company, to:

c/o Special Committee of the Board of Directors
Express-1 Expedited Solutions, Inc.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, MI 49085
Facsimile: 269-695-7458
Attention: Calvin “Pete” Whitehead

with a copy to:

Roetzel & Andress
350 East Las Olas Blvd.
Las Olas Centre II, Suite 1150
Fort Lauderdale, FL 33301
Facsimile: 954-462-4260

Attention:	Clint J. Gage, Esq.
Joel D. Mayersohn, Esq.

Section 8.03.  Definitions.  For purposes of this Agreement:

(a) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;

(b) “Average Equity Value” means the product of (A) the weighted average (weighted in accordance with the daily trading volume) closing price per share of Company Common Stock on the NYSE Amex for the five consecutive full trading days immediately after public announcement by the Company of its entrance into this Agreement, multiplied by (B) the number of shares of Company Common Stock issued and outstanding at the close of business on the final trading day of such five trading-day period;

(c) “Certificate of Amendment” means the certificate of amendment to the Company Certificate providing (i) for an increase in the number of authorized shares of Company Common Stock to 150,000,000, (ii) for the effectuation of a reverse stock split whereby every 4.0 shares of Company Common Stock shall be reverse split into one share of Company Common Stock and (iii) that any vacancy on the Board of Directors of the Company shall be filled by the remaining directors or director (consistent with Section 5 of Article III of the Company Bylaws);

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) as it relates to the Company, “knowledge” means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of any officer or employee of the Company identified in Section 8.03(e) of the Company Letter;

(f) “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, alone or together with any other state of facts, change, development, event, effect, condition, occurrence, action or omission, (i) materially adversely effects the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents, materially impedes or materially delays the consummation by the Company of the Equity Investment or the other transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company: (a) general legal, market, economic or political conditions affecting the industry in which the Company operates, provided that such conditions do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates, (b) changes affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such changes do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates; (c) the pendency or announcement of this Agreement or the anticipated consummation of the Equity Investment, including any reaction of any customer, employee, supplier, service provider, partner or other constituency to the identity of the Investors or any of the transactions contemplated by this Agreement; (d) any decrease in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect); (e) the Company’s failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (it being understood that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself and themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect); (f) any change in GAAP which occurs or becomes effective after the date of this Agreement; (g) actions or omissions of the Company or any of its Subsidiaries taken with the prior written consent of the Investor Representative; and (h) any natural disaster, any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company operates.

(g) “person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity;

(h) a “Subsidiary” of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists;

(i) “Tax” means all taxes, fees, duties, charges, levies or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest, penalties, additions to tax or additional amounts with respect thereto;

(j) “Tax Return” means any return, declaration, report, election, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

(k) “Taxing Authority” means any Governmental Entity exercising regulatory authority with respect to Taxes.

Section 8.04.  Exhibits; Interpretation.  The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

Section 8.05.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the Exhibits hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Nondisclosure Agreement, and (except with respect to the Company Indemnitees pursuant to Section 5.11) is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns, and including any Investor made a party hereto in accordance with Section 8.08) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

Section 8.07.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 8.08.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 8.08, the Investor Representative may assign a portion of its purchase obligation with respect to the shares of Preferred Stock and the Warrants otherwise allocable to it as set forth on Schedule I hereto to one or more additional Investors made party hereto following the date hereof pursuant to joinders in form and substance reasonably satisfactory to the Company, and, upon execution and delivery of any such joinder, Schedule I hereto shall be amended to reflect such assignment; provided that (i) in no event shall the purchase obligation of the Investor Representative as set forth on Schedule I hereto be reduced to less than $65,000,000 pursuant to this sentence and (ii) the purchase obligation of any such Investor made a party hereto in accordance with this sentence shall in all events be subject to Section 2.04.

Section 8.09.  Consent to Jurisdiction; Service of Process; Venue.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Equity Investment or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Equity Investment or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11.  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.12.  Consents and Approvals.  For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

Section 8.13.  Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JACOBS PRIVATE EQUITY, LLC,

by	/s/ Bradley S. Jacobs
Name:     Bradley S. Jacobs

Title:	Managing Member

EXPRESS-1 EXPEDITED SOLUTIONS, INC.,

by	/s/ Michael R. Welch
Name:     Michael R. Welch

Title:	Chief Executive Officer

SCHEDULE I
(as amended)

INVESTORS

	Number of	Number of Shares
	Shares of	of Common Stock
	Preferred	Subject to	Aggregate
Investor(1)	Stock(2)	Warrants(3)	Purchase Price

Jacobs Private Equity, LLC	67,500	38,571,428	$67,500,000
Theodore R. Jacobs	1,000	571,429	$1,000,000
Taha, LLC	750	428,571	$750,000
James Martell	725	414,286	$725,000
Michael G. Jesselson 12/18/80 Trust & Michael G. Jesselson 4/8/71 Trust	725	414,286	$725,000
Christopher Tsai	725	414,286	$725,000
Springer Wealth Management LLC	650	371,429	$650,000
Sharon Jacobs Brown & Ronald B. Brown	500	285,714	$500,000
Chris Andersen	350	200,000	$350,000
Adrian Kingshott	300	171,429	$300,000
Jay Novik	250	142,857	$250,000
Ben Gordon	200	114,286	$200,000
Albert J. Jacobs Trust	200	114,286	$200,000
Charlotte S. Jacobs Trust	200	114,286	$200,000
Fred Bratman	150	85,714	$150,000
Michael Kneeland	150	85,714	$150,000
William Harrison	125	71,429	$125,000
Eli Dominitz	100	57,143	$100,000
Martin Flumenbaum	100	57,143	$100,000
Tong Yu	100	57,143	$100,000
Charles Cahn III	50	28,571	$50,000
Robert Nardone	50	28,571	$50,000
Michael Nervik Trust	50	28,571	$50,000
Lucy Peterson	50	28,571	$50,000

	75,000	42,857,143	$75,000,000

(1)	Except for Jacobs Private Equity, LLC, each Investor made a party to the Investment Agreement by a Joinder dated June 13, 2011.

(2)	Shares of Preferred Stock shall have an initial conversion price of $1.75 per share of Company Common Stock, without giving effect to the 4:1 reverse stock split. Giving effect to the 4:1 reverse stock split, shares of Preferred Stock shall have an initial conversion price of $7.00 per share of Company Common Stock.

(3)	Share numbers in this column do not give effect to the 4:1 reverse stock split. The initial exercise price of the Warrants shall be $1.75 per share of Company Common Stock, without giving effect to the 4:1 reverse stock split. Giving effect to the 4:1 reverse stock split, the aggregate number of shares of Company Common Stock initially subject to the Warrants shall be 10,714,286 shares, and the initial exercise price of the Warrants shall be $7.00 per share of Company Common Stock.

EXHIBIT A

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK OF
EXPRESS-1 EXPEDITED SOLUTIONS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Express-1 Expedited Solutions, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company (the “Board of Directors”) by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL, on [ • ], 2011, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share (the “Initial Liquidation Preference”), subject to accretion and adjustment as provided in Sections 2(c) and 15(a) of this Certificate of Designation, which shall be designated as Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), consisting of 75,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Certain defined terms used in this Certificate of Designation have the meanings assigned thereto in Section 13.

Section 1.  Ranking.  The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (i) senior to the common stock, par value $0.001 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after [ • ], 2011 (the “Issue Date”) by the Board of Directors) the terms of which do not expressly provide that such class or series ranks senior to or pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”); (ii) pari passu with each class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Stock”); and (iii) junior to each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”). The Company’s ability to issue Capital Stock that ranks pari passu with or senior to the Series A Preferred Stock shall be subject to the provisions of Section 4.

Section 2.  Dividends.  (a) General. Dividends on the Series A Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the 15th calendar day (or the following Business Day if the 15th is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) at the rate per annum of 4% per share on the Accreted Liquidation Preference in effect at such time (subject to the following paragraph), which Accreted Liquidation Preference is subject to adjustment as provided in Section 15(a). The initial dividend on the Series A Preferred Stock for the dividend period commencing on the Issue Date to but excluding [ • ], 2011, will be $[ • ] per share (subject to the following paragraph), and shall be payable, when, as and if declared, on [ • ], 2011. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that dividends are paid on shares of Common Stock in any dividend period with respect to the Series A Preferred Stock, then the dividend payable in respect of each share of Series A Preferred Stock for such period shall be equal to the greater of (i) the amount otherwise payable in respect of such share of Series A Preferred Stock in accordance with the foregoing paragraph and (ii) the product of (A) the aggregate dividends payable per share of Common Stock in such dividend period times (B) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the Issue Date, and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to Holders of record on the later of (i) the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

The Company shall make each dividend payment on the Series A Preferred Stock in cash.

Holders shall not be entitled to any dividend in excess of the then-applicable full accrued dividends calculated pursuant to this Section 2(a) on shares of Series A Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears. All references in this Certificate of Designation to dividends or to a dividend rate or accretion rate shall be deemed to reflect any adjustment to the dividend rate or accretion rate pursuant to this Certificate of Designation.

(b) Payment Restrictions.  No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends (including any accrued and unpaid dividends that have accreted pursuant to Section 2(c) and are reflected in the Accreted Liquidation Preference) shall have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared in cash per share on, the Series A Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(c) Accretion.  If the Company is unable to, or otherwise fails to, pay dividends in full on the Series A Preferred Stock on any Dividend Payment Date as described above in Section 2(a), the Accreted Liquidation Preference will be increased as of the first day of the immediately succeeding dividend period by the Accretion Amount in respect of the unpaid dividends. If the Company pays a portion of the dividends payable on the Series A Preferred Stock on a Dividend Payment Date and accretes the unpaid portion, the Company will pay the current portion equally and ratably to Holders of Series A Preferred Stock. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the Accreted Liquidation Preference as of the first day of the relevant dividend period.

The Company may pay all or a portion of the amount by which the Accreted Liquidation Preference of a share of Series A Preferred Stock exceeds the Initial Liquidation Preference of a share of Series A Preferred Stock on (i) any Dividend Payment Date or (ii) any other date fixed by the Board of Directors or a duly authorized committee thereof. The Company shall make any such payment in cash and any such payment shall be made equally and ratably to Holders of Series A Preferred Stock. The Accreted Liquidation Preference of each share of Series A Preferred Stock will be reduced as of the first day following the date of such payment by the amount of such payment (the “Paydown Amount”) and the amount of dividends will be calculated on the basis of the reduced Accreted Liquidation Preference for the period of time from the date of such reduction until the applicable Dividend Payment Date.

The Company will use its reasonable best efforts to provide notice to Holders of the Series A Preferred Stock not later than ten days prior to each Dividend Payment Date if the Company determines that it will not pay dividends on that Dividend Payment Date. Such notice shall be given by issuing a press release in accordance with Section 10(a) and by notifying the Transfer Agent. If a development occurs less than ten days prior to a Dividend Payment Date that will prevent the Company from paying dividends on that Dividend Payment Date, and the Company has not already provided notice, the Company will provide prompt notice to the Holders and the Transfer Agent as set forth above. The notice will indicate whether the Company will accrete all or a portion of the dividends, as well as the amount of the dividends to be accreted. Any failure by the Company to deliver such notice will not impair the Company’s ability to accrete dividends in any respect.

Section 3.  Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the greater of (i) the aggregate Accreted Liquidation Preference attributable to shares of Series A Preferred Stock held by such Holder, subject to adjustment as provided in Section 15(a), plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current dividend period, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Series A Preferred Stock is then convertible (assuming the conversion of each share of Series A Preferred Stock and without deduction for the Accreted Liquidation Preference otherwise payable pursuant to clause (i)), multiplied by (y) the number of shares of Common Stock or such other securities into which the shares of Series A Preferred Stock held by such Holder are then convertible.

None of (i) the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the immediately preceding paragraph.

In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

Section 4.  Voting Rights.  (a) The Holders of shares of Series A Preferred Stock shall be entitled to vote along with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote. The Holders shall participate in such votes as if the shares of Series A Preferred Stock were converted into shares of Common Stock in accordance with this Certificate of Designation as of the record date for the determination of holders of Common Stock entitled to vote. In addition, each Holder shall have one vote for each share of Series A Preferred Stock held by such Holder on all matters voted upon by the holders of Series A Preferred Stock as a separate class, as well as voting rights specifically required by the DGCL from time to time.

(b) So long as any Series A Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, will be required (i) for any amendment of the Certificate of Incorporation if the amendment would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Senior Stock, or (iii) to reclassify any authorized stock of the Company into any Parity Stock or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Parity Stock or Senior Stock, provided that, for avoidance of doubt, no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Junior Stock.

Section 5.  Conversion at the Option of the Holder.  (a) Each share of Series A Preferred Stock is convertible, in whole or in part, at the option of the Holder thereof (“Optional Conversion”), into the number of shares of Common Stock (the “Conversion Rate”) obtained by dividing (i) the Accreted Liquidation Preference by (ii) the Conversion Price then in effect.

(b) Holders of shares of Series A Preferred Stock who convert their shares on a day other than a Dividend Payment Date will not be entitled to any accrued dividends for the dividend period in which they convert their shares. Accordingly, shares of Series A Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the immediately succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Such Holders will be entitled to receive the dividend payment on those shares on that Dividend Payment Date. A Holder on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Series A Preferred Stock on that date (and if the Company fails to pay such dividend, such Holder’s shares converted on such date will be converted at a Conversion Rate that reflects the Accreted Liquidation Preference after giving effect to such failure), and the converting Holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, upon any Optional Conversion of shares of Series A Preferred Stock, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Series A Preferred Stock as to which Optional Conversion has been effected or for dividends on the shares of Common Stock issued upon such Optional Conversion.

(c) The conversion right of a Holder shall be exercised by the Holder of shares of Series A Preferred Stock by the surrender to the Company of the certificates representing shares of Series A Preferred Stock to be converted at any time during usual business hours at its principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Company that the Holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates or other appropriate evidence of ownership representing shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 15(f). The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the “Conversion Date.” The Company will deliver shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) due upon conversion, together with any cash in lieu of fractional shares in accordance with Section 14 hereof, in accordance with Section 6. Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of the shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates or other appropriate evidence of ownership representing such Common Stock

(or such other class or series of securities into which the Series A Preferred Stock is then convertible) shall not then be actually delivered to such Holder. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to (a) receive certificates or other appropriate evidence of ownership representing the number of whole shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) into which such shares of Series A Preferred Stock have been converted and cash in lieu of any fractional shares, in accordance with Section 14 hereof and (b) exercise the rights to which they are entitled as holders of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible).

Section 6.  Settlement upon Conversion.  The Company shall satisfy its obligation to deliver shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) upon conversion of Series A Preferred Stock by delivering to Holders surrendering shares for conversion a number of shares of Common Stock (or such other class or series of securities into which the Series A Preferred Stock is then convertible) equal to the product of (x) the aggregate number of shares of Series A Preferred Stock to be converted multiplied by (y) the Conversion Rate then in effect (provided that the Company will deliver cash in lieu of fractional shares in accordance with Section 14), as soon as practicable after the third Trading Day (but in no event later than the fifth Business Day) following the Conversion Date.

Section 7.  Anti-dilution Adjustments.  (a) The Conversion Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends.  In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

(ii) Stock Purchase Rights.  In case the Company shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such options, warrants or other rights upon conversion at any time of shares of Series A Preferred Stock into Common Stock; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs.

(iii) Stock Splits, Reverse Splits and Combinations.  In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions.  (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 7(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 7(a) shall not be applicable.

(B) In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

(v) Tender Offers.  In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) De Minimis Adjustments.  Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Rate. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

(c) Tax-Related Adjustments.  The Company may make such reductions in the Conversion Price, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

(d) Stockholder Rights Plans.  Upon conversion of the Series A Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with Section 14, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(a)(ii) or 7(a)(iv), provided that the Company has provided for the Holders to receive such rights upon conversion.

(e) Notice of Adjustment.  Whenever the Conversion Price is adjusted in accordance with this Section 7, the Company shall (i) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(f) Reversal of Adjustment.  If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g) Exceptions to Adjustment.  The applicable Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid dividends on the Series A Preferred Stock.

Section 8.  Recapitalizations, Reclassifications and Changes in the Company’s Stock.  In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company with or into another Person (other than with a Subsidiary of the Company) or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Series A Preferred Stock, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Certificate of Designation, the Holders shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Certificate of Designation.

Section 9.  Consolidation, Merger and Sale of Assets.  (a) The Company, without the consent of the Holders (but subject, for avoidance of doubt, to the right of the Holders to vote on any such transaction in accordance with the first two sentences of Section 4(a)), may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Series A Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series A Preferred Stock had immediately prior to such transaction; and (iii) the Company delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designation.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock.

Section 10.  Notices.  (a) When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders by issuing a press release, rather than directly to Holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(b) When the Company is required, pursuant to this Certificate of Designation, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

Section 11.  Transfer of Securities.  (a) The shares of Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement entered into by the Company and the Holders on the Issue Date, a copy of which may be obtained from the Company by writing to it at Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, MI 49085, Attention: Secretary of the Board of Directors.

(b) Except in connection with a registration statement relating to the Securities, if shares of Series A Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Series A Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Series A Preferred Stock, the shares of Series A Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Series A Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Series A Preferred Stock that do not bear the Restricted Stock Legend.

(c) Shares of Common Stock issued upon a conversion of the shares of Series A Preferred Stock bearing the Restricted Stock Legend, prior to the first anniversary of the Issue Date, shall be in global form and bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

(d) The Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable, provided that the provisions of this Section 11(d) shall not be applicable to any Security that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend.

Section 12.  Tax Treatment.  The Company and the Holders acknowledge and agree that it is intended that the Series A Preferred Stock constitute stock other than “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and that neither the Company nor the Holders shall treat the Series A Preferred Stock as such.

Section 13.  Definitions.  (a) “Accretion Amount” per share of Series A Preferred Stock for any Dividend Payment Date on which accrued dividends are not paid in full, means the product of (i) the accretion rate of 4% per annum, calculated on a quarterly basis, as such may be adjusted pursuant to Section 2(a), (ii) the Accreted Liquidation Preference as of the first day of the relevant dividend period and (iii) the fraction of the accrued dividends for that dividend period that were not paid on the Dividend Payment Date.

(b) “Accreted Liquidation Preference” per share of Series A Preferred Stock means, as of any date, the Initial Liquidation Preference increased by the sum of the Accretion Amounts, if any, for all prior Dividend Payment Dates, and decreased by the sum of the Paydown Amounts, if any, for all prior Dividend Payment Dates or other dates on which Paydown Amounts were paid.

(c) “Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designation.

(d) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(e) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(f) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(g) “Certificate of Incorporation” has the meaning set forth in the first paragraph of this Certificate of Designation.

(h) The “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined in good faith by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

(i) “Common Stock” has the meaning set forth in Section 1.

(j) “Company” has the meaning set forth in the first paragraph of this Certificate of Designation.

(k) “Conversion Date” has the meaning set forth in Section 5(c).

(l) “Conversion Price” shall initially equal $[1.75]1 per share of Common Stock, and shall be subject to adjustment as set forth in Section 7.

(m) “Conversion Rate” has the meaning set forth in Section 5(a).

(n) “DGCL” has the meaning set forth in the first paragraph of this Certificate of Designation.

(o) “Dividend Payment Date” has the meaning set forth in Section 2(a).

(p) “Dividend Record Date” has the meaning set forth in Section 2(a).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Expiration Time” has the meaning set forth in Section 7(a)(v).

(s) “Holder” means the Person in whose name a share of Series A Preferred Stock is registered.

(t) “including” means “including, without limitation”.

(u) “Initial Liquidation Preference” has the meaning set forth in the first paragraph of this Certificate of Designation.

(v) “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(w) “Issue Date” has the meaning set forth in Section 1.

(x) “Junior Stock” has the meaning set forth in Section 1.

(y) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

(z) “Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

1 Before giving effect to 4:1 reverse stock split.

(aa) “Officer’s Certificate” means a certificate signed by two Officers.

(bb) “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(cc) “Optional Conversion” has the meaning set forth in Section 5(a).

(dd) “Parity Stock” has the meaning set forth in Section 1.

(ee) “Paydown Amount” has the meaning set forth in Section 2(c).

(ff) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(gg) “Purchased Shares” has the meaning set forth in Section 7(a)(v).

(hh) “Restricted Common Stock Legend” has the meaning set forth in Section 11(c).

(ii) “Restricted Stock Legend” means a legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(jj) “Securities” has the meaning set forth in Section 11(a).

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Senior Stock” has the meaning set forth in Section 1.

(mm) “Series A Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designation.

(nn) “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

(oo) “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(pp) “Trading Day” means a day during which trading in securities generally occurs on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded.

(qq) “Transaction” has the meaning set forth in Section 8.

(rr) “Transfer Agent” means Computershare Trust Company, N.A. unless and until a successor is selected by the Company, and then such successor.

(ss) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

Section 14.  Fractional Shares.  No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series A Preferred Stock surrendered by a Holder upon a conversion, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Sale Price on the Trading Day next preceding the date of conversion.

Section 15.  Miscellaneous.  (a) The Accreted Liquidation Preference and the annual dividend rate and accretion rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(b) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c) If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(d) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 15(d), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(e) The Company covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws.

(f) The Company shall pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Preferred Stock; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series A Preferred Stock to be converted, and the Holder shall be responsible for any such tax.

(g) The Series A Preferred Stock is not redeemable.

(h) The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(i) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(j) Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Preferred Stock.

(k) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(l) Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

(m) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(n) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(o) Shares of Series A Preferred Stock that (i) have not been issued on or before [ • ], 2011 or (ii) have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

(p) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by [ • ], [ • ] of the Company, and attested by [ • ], [ • ] of the Company, this [ • ] day of [ • ], 2011.

EXPRESS-1 EXPEDITED SOLUTIONS, INC.,

By
Name:
Title:

ATTEST:

By
Name:
Title:

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANTS TO PURCHASE COMMON STOCK OF
EXPRESS-1 EXPEDITED SOLUTIONS, INC.

No. 1 Certificate for 42,857,143 Warrants2

This Warrant Certificate (“Warrant Certificate”) certifies that [INSERT NAME OF HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each warrant represented hereby (a “Warrant”) entitles the holder thereof (the “Holder”), subject to the provisions contained herein, to purchase from Express-1 Expedited Solutions, Inc., a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), subject to adjustment upon the occurrence of certain events specified herein, at the exercise price of [$1.75]3 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified herein.

This Warrant Certificate is issued under and in accordance with the Investment Agreement, dated as of June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC, the other Investors party thereto and the Company, and is subject to the terms and provisions contained in the Investment Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

ARTICLE I

Exercise Price; Exercise of Warrants and Expiration of Warrants

Section 1.01.  Exercise Price.  This Warrant Certificate shall entitle the Holder hereof, subject to the provisions of this Warrant Certificate, to purchase one share of Company Common Stock for each Warrant represented hereby, at the Exercise Price, in each case subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

Section 1.02.  Exercise of Warrants.  (a) The Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the Issuance Date and ending on the Expiration Date in the manner provided for herein.

Section 1.03.  Expiration of Warrants.  Any unexercised Warrants shall expire and the rights of the Holder of such Warrants to purchase Company Common Stock shall terminate at the close of business on the Expiration Date.

Section 1.04.  Method of Exercise; Payment of Exercise Price.  (a) In order to exercise a Warrant, the Holder hereof must (i) surrender this Warrant Certificate to the Company, with the Exercise Subscription Form attached hereto as Annex I duly completed and executed, and (ii) pay in full the Exercise Price then in effect for the shares of Company Common Stock as to which this Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) of this Section 1.04.

2 Before giving effect to 4:1 reverse stock split. Total warrants to be apportioned among the Investors in accordance with Schedule I to the Investment Agreement.
3 Before giving effect to 4:1 reverse stock split.

(b) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be delivered to the Company. Such payment shall be made in cash, by bank wire transfer in immediately available funds to an account designated by the Company.

(c) If fewer than all the Warrants represented by this Warrant Certificate are surrendered, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Person or Persons as may be directed in writing by the Holder (subject to the terms hereof), and the Company shall register the new Warrant Certificate in the name of such Person or Persons. Any new Warrant Certificate shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer or Secretary, either manually or by facsimile signature printed thereon. In case any Officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such Officer of the Company before issue and delivery thereof, such Warrant Certificate may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such Officer of the Company.

(d) Upon surrender of this Warrant Certificate in accordance with the foregoing provisions, the Company shall instruct the Transfer Agent to transfer to the Holder appropriate evidence of ownership of any shares of Company Common Stock or other securities or property (including cash) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder (subject to the terms hereof), and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 2.03. Upon payment of the Exercise Price therefor, the Holder (or its designee) shall be deemed to own and have all of the rights associated with any Company Common Stock or other securities or property (including cash) to which it is entitled pursuant to this Warrant Certificate upon the surrender of this Warrant Certificate in accordance with the terms of this Warrant Certificate.

Section 1.05.  Compliance with the Securities Act.  (a) No Warrants or shares of Company Common Stock issued upon exercise thereof may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “Sale”), except (i) pursuant to an effective registration statement under the Securities Act or (ii) in accordance with an available exemption from the registration requirements of the Securities Act and applicable state securities laws. In order to effect a Sale pursuant to clause (ii) of the foregoing sentence, the Holder shall (x) give written notice to the Company of its intention to effect such Sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail and shall include a certification by the Holder to the effect that such proposed Sale may be effected without registration under the Securities Act or under applicable state securities laws, and (y) provide such additional certifications of the Holder or its transferee or Opinions of Counsel (which shall be reasonably satisfactory to the Company) as the Company may reasonably request solely in order to confirm the availability of the applicable exemption. The shares of Company Common Stock issuable upon exercise of the Warrants will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement entered into by the Company on the Issuance Date.

(b) Except for a Sale in accordance with clause (i) of Section 1.05(a), and subject to Section 6.04, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

ARTICLE II

Adjustments; Changes upon Certain Other Transactions

Section 2.01.  Anti-dilution Adjustments.  (a) The number of shares issuable upon exercise of the Warrants and the Exercise Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends.  In case the Company shall pay or make a dividend or other distribution on the Company Common Stock in Company Common Stock, the number of shares of Company Common Stock issuable upon exercise of each Warrant, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or distribution, shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or have been entitled to receive after the happening of the dividend or other distribution, had such Warrant been exercised immediately prior to the date fixed for such determination; and, in the event of any such adjustment, the Exercise Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such adjustments shall become effective immediately after the opening of business on the day following the date fixed for such determination.

(ii) Stock Purchase Rights.  In case the Company shall issue to all holders of Company Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Company Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Company Common Stock less than the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the number of shares of Company Common Stock issuable upon the exercise of each Warrant shall be adjusted by multiplying the number of shares of Company Common Stock issuable upon exercise of each Warrant, as in effect at the opening of business on the day following the date fixed for such determination, by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock so offered for subscription or purchase, either directly or indirectly, and the denominator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock so offered for subscription or purchase, either directly or indirectly. Such adjustments shall become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustments shall be made if the Holder would be entitled to receive such options, warrants or other rights upon exercise at any time of the Warrants; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then no such adjustments shall be made until such Triggering Event occurs.

(iii) Stock Splits, Reverse Splits and Combinations.  In case outstanding shares of Company Common Stock shall be subdivided, split or reclassified into a greater number of shares of Company Common Stock, then the number of shares of Company Common Stock issuable upon exercise of each Warrant in effect at the opening of business on the day following the date upon which such subdivision, split or reclassification becomes effective shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or would have been entitled to receive had such Warrant been exercised immediately prior to such subdivision, split or reclassification becoming effective; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced. Conversely, in case outstanding shares of Company Common Stock shall be combined or reclassified into a smaller number of shares of Company Common Stock, then the number of shares of Company Common Stock issuable upon exercise of each Warrant in effect at the opening of business on the day following the date upon which such combination or reclassification becomes effective shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or would have been entitled to receive had such Warrant been exercised immediately prior to such combination or reclassification becoming effective; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date upon which such combination or reclassification becomes effective shall be proportionately increased. Such adjustments shall become effective immediately after the opening of business on the day following the date upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions.  (A) In case the Company shall, by dividend or otherwise, distribute to all holders of Company Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 2.01(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 2.01(a)), then the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon the exercise of such Warrant immediately prior to the date fixed for such determination by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Company Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination; and, in the event of any such adjustment, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Company Common Stock. Such adjustments shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 2.01(a)(iv) shall not be applicable.

(B) In the case of a Spin-off, the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon the exercise of such Warrant immediately before the close of business on such date by a fraction, the numerator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Company Common Stock, and the denominator of which shall be the Market Value; and, in the event of any such adjustment, the Exercise Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Exercise Price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Company Common Stock. Any adjustments under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

(v) Tender Offers.  In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Company Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) per share of Company Common Stock that exceeds the Closing Sale Price of the Company Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the date of the Expiration Time shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon exercise of each Warrant immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time; and, in the event of any such adjustment, the Exercise Price shall be reduced by multiplying the Exercise Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of Purchased Shares plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) De Minimis Adjustments.  Notwithstanding anything herein to the contrary, no adjustment under this Section 2.01 need be made to the number of shares issuable upon exercise of a Warrant or the Exercise Price unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of the Warrants or the Exercise Price immediately prior to the making of such adjustment. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of a Warrant or the Exercise Price immediately prior to the making of such adjustment. No adjustment to the Exercise Price under this Section 2.01 shall be made if such adjustment will result in an Exercise Price that is less than the par value of the Company Common Stock. All adjustments to the number of shares issuable upon exercise of the Warrants or the Exercise Price shall be calculated to the nearest 1/10,000th of a share of Company Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share) or the nearest $0.0001 (or if there is not a nearest $0.0001 to the next lower $0.0001), as the case may be.

(c) Tax-Related Adjustments.  The Company may make such increases in the number of shares issuable upon exercise of the Warrants or reductions in the Exercise Price, in addition to those required by this Section 2.01, as the Board considers advisable in order to avoid or diminish any income tax to any holders of shares of Company Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Company elects to make such an increase in the number of shares issuable upon exercise of the Warrants or such a reduction in the Exercise Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if and to the extent that such laws and regulations are applicable in connection with the increase in the number of shares issuable upon exercise of the Warrants or the reduction in the Exercise Price.

(d) Stockholder Rights Plans.  Upon exercise of the Warrants, to the extent that the Holder receives Company Common Stock, the Holder shall receive, in addition to the shares of Company Common Stock and any cash for fractional shares in accordance with Section 2.03, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Company Common Stock prior to exercise. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the number of shares issuable upon exercise of the Warrants or the Exercise Price pursuant to Section 2.01(a)(ii) or 2.01(a)(iv), provided that the Company has provided for the Holder to receive such rights upon exercise.

(e) Reversal of Adjustment.  If the Company shall take a record of the holders of Company Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares issuable upon exercise of the Warrants or the Exercise Price then in effect shall be required by reason of the taking of such record.

(f) Exceptions to Adjustment.  The applicable number of shares issuable upon exercise of the Warrants and Exercise Price shall not be adjusted:

(i) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(ii) upon the issuance of any shares of Company Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) for a change in the par value of the Company Common Stock; or

(v) for accrued and unpaid dividends on the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.001 per share.

Section 2.02.  Recapitalizations, Reclassifications and Changes in the Company’s Stock.  In the event of any reclassification of outstanding shares of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company with or into another Person (other than with a Subsidiary of the Company) or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Company Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon exercise of the Warrants, the Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Company Common Stock issuable upon exercise of the Warrants immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Company Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of Company Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Warrant Certificate, the Holder shall become entitled upon exercise to any securities other than, or in addition to, shares of Company Common Stock, thereafter the number or amount of such other securities so receivable upon exercise and the Exercise Price therefor shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Company Common Stock set forth in this Warrant Certificate.

Section 2.03.  Fractional Shares.  No fractional shares of Company Common Stock shall be issued to the Holder upon exercise of any Warrant. In lieu of any fraction of a share of Company Common Stock that would otherwise be issuable upon exercise of the aggregate number of Warrants exercised by the Holder, the Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Sale Price on the Trading Day next preceding the date of exercise.

Section 2.04.  Notice of Adjustment.  Whenever the number of shares of Company Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall (i) compute such adjustment in accordance with this Article II and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjustment, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment pursuant to this Article II (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the holders of Warrants (including the Holder) of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment was determined and setting forth the adjusted amount.

ARTICLE III

Warrant Transfer Books

Section 3.01.  Warrant Transfer Books.  (a) The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.

(b) At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder is entitled to receive.

(c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d) Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder or his attorney duly authorized in writing.

(e) No service charge shall be payable by the Holder for any registration of transfer or exchange of this Warrant Certificate, and the Company shall pay any taxes or other governmental charges that may be imposed in connection with any registration of exchange of Warrant Certificates.

(f) This Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other Persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

ARTICLE IV

Voting

Section 4.01.  No Voting Rights.  Prior to the exercise of the Warrants, the Holder, in its capacity as such, shall not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter.

ARTICLE V

Covenants

Section 5.01.  Reservation of Company Common Stock for Issuance on Exercise of Warrants.   The Company covenants that it will at all times reserve and keep available, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants as herein provided, out of its authorized but unissued Company Common Stock, such number of shares of Company Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder and all other Warrant Certificates. The Company covenants that all shares of Company Common Stock issuable upon exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Section 5.02.  Notice of Dividends.  At any time when the Company declares any dividend or other distribution on the Company Common Stock, it shall give notice to the holders of all the then outstanding Warrants (including the Holder) of any such declaration not less than 15 days prior to the related record date for payment of the dividend or distribution so declared.

Section 5.03.  HSR Act Compliance.  If the Holder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required in connection with the exercise of the Warrants represented by this Warrant Certificate, the Company shall reasonably cooperate with the Holder by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (the “DOJ”) or any other governmental authority in connection with such notifications and other filings. For the avoidance of doubt, nothing in this Section 5.03 shall require that the Company or any of its Subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its Subsidiaries. Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act. The Company shall, to the extent legally permissible, keep the Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority. The Company shall pay the filing fees in connection with the above filings, and shall otherwise each bear its costs and expenses in connection with the preparation of such filings and responses to inquires or requests.

Section 5.04.  Certain Other Events.  If any event occurs as to which the provisions of Article II are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the Board, to protect such purchase rights as aforesaid.

ARTICLE VI

Miscellaneous

Section 6.01.  Tax Matters.  (a) The Company shall pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Company Common Stock or other securities or property upon exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Company Common Stock or other securities or property in a name other than that of the Holder, and the Holder shall be responsible for any such tax.

Section 6.02.  Surrender of Warrant Certificate.  This Warrant Certificate, if surrendered for exercise or purchase, shall be promptly canceled by the Company and shall not be reissued by the Company. The Company shall destroy such canceled Warrant Certificate.

Section 6.03.  Mutilated, Destroyed, Lost or Stolen Warrant Certificate.  (a) If (i) this Warrant Certificate is mutilated and surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of this Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that this Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for this Warrant Certificate if mutilated or in lieu of this Warrant Certificate if destroyed, lost or stolen, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

(b) Upon the issuance of any new Warrant Certificate under this Section 6.03, the Company shall pay any taxes or other governmental charges that may be imposed in relation thereto and other expenses in connection therewith.

(c) Every new Warrant Certificate executed and delivered pursuant to this Section 6.03 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone.

(d) The provisions of this Section 6.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed, lost or stolen Warrant Certificate.

Section 6.04.  Removal of Legends.  In the event (a) the shares of Company Common Stock issued upon exercise of the Warrants are registered under the Securities Act or (b) the Company is presented with an Opinion of Counsel reasonably satisfactory to the Company that transfers of the Warrants or such shares of Company Common Stock do not require registration under the Securities Act, the Company shall direct the Transfer Agent, and the Transfer Agent shall, upon surrender by the Holder of this Warrant Certificate or certificates evidencing such shares of Company Common Stock, as applicable, to the Transfer Agent, exchange such certificates for certificates without the legend set forth on the first page of this Warrant Certificate or referred to in Section 1.05(b), as applicable.

Section 6.05.  Notices.  Any notice, demand or delivery to the Company authorized by this Warrant Certificate shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company as follows:

Express-1 Expedited Solutions, Inc.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, MI 49085
Facsimile: 269-695-7458
Attention: Secretary of the Board of Directors

Section 6.06.  Applicable Law.  This Warrant Certificate and each Warrant represented hereby and all rights arising hereunder shall be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 6.07.  Persons Benefiting.  This Warrant Certificate shall be binding upon and inure to the benefit of the Company and its successors, assigns, beneficiaries, executors and administrators, and the Holder from time to time of the Warrants represented hereby. Except as otherwise expressly provided herein, nothing in this Warrant Certificate is intended or shall be construed to confer upon any Person, other than the Company and the Holder from time to time of the Warrants represented hereby, any right, remedy or claim under or by reason of this Warrant Certificate or any part hereof.

Section 6.08.  Supplements or Amendments.  This Warrant Certificate may not be supplemented or amended without the written approval of both the Holder and the Company.

Section 6.09.  Headings.  The descriptive headings of the several Articles and Sections of this Warrant Certificate are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 6.10.  Copies of Agreements.  Copies of the Investment Agreement and the Registration Rights Agreement referred to in Section 1.05(a) are on file at the principal place of business of the Company and may be obtained by writing to the Company at the address set forth in Section 6.05.

ARTICLE VII

Definitions.

As used in this Warrant Certificate, the following terms shall have the following meanings:

“Board” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

“Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

The “Closing Sale Price” of the Company Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the Company Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Company Common Stock is traded. In the absence of such a quotation, the Closing Sale Price of the Company Common Stock will be an amount determined in good faith by the Board to be the fair market value of such Company Common Stock, and such determination shall be conclusive.

“Company” has the meaning set forth in the introduction to this Warrant Certificate, and its successors and assigns.

“Company Common Stock” has the meaning set forth in the introduction to this Warrant Certificate.

“DOJ” has the meaning set forth in Section 5.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” has the meaning set forth in the introduction to this Warrant Certificate.

“Expiration Date” means the tenth anniversary of the Issuance Date.

“Expiration Time” has the meaning set forth in Section 2.01(a)(v).

“FTC” has the meaning set forth in Section 5.03.

“Holder” means the initial Holder of this Warrant Certificate and any permitted assignee or transferee thereof.

“HSR Act” has the meaning set forth in Section 5.03.

“including” means “including, without limitation”.

“Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

“Investment Agreement” has the meaning set forth in the introduction to this Warrant Certificate.

“Issuance Date” means [ • ], 2011.

“Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Company Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date”, when used with respect to any issuance or distribution, means the first date on which the Company Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Company Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Company Common Stock is traded at that time, without the right to receive the issuance or distribution.

“Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

“Purchased Shares” has the meaning set forth in Section 2.01(a)(v).

“Sale” has the meaning set forth in Section 1.05(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

“Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Trading Day” means a day during which trading in securities generally occurs on the over-the-counter “Pink Sheets” market or, if the Company Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Company Common Stock is traded.

“Transaction” has the meaning set forth in Section 2.02.

“Transfer Agent” means Computershare Trust Company, N.A. unless and until a successor is selected by the Company, and then such successor.

“Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

“Warrants” has the meaning set forth in the introduction to this Warrant Certificate.

EXPRESS-1 EXPEDITED SOLUTIONS, INC.,

by
Name:
Title:

ANNEX I

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To: Express-1 Expedited Solutions, Inc. (the “Company”)

The undersigned irrevocably exercises           of the Warrants represented by the Warrant Certificate for the purchase of one share (subject to adjustment in accordance with the Warrant Certificate) of Company Common Stock, par value $0.001 per share, for each such Warrant and herewith makes payment of $      (such payment being by bank wire transfer in immediately available funds), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Company Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

(Signature of Owner)*

(Street Address)

(City)               (State)          (Zip Code)

Date:
Securities to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

*	The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or any change whatsoever.

EXHIBIT C

SUMMARY OF PRINCIPAL REGISTRATION RIGHTS PROVISIONS

Parties:	Express-1 Expedited Solutions, Inc., Jacobs Private Equity, LLC and the other Investors listed on Schedule I to the Investment Agreement.[4]
Demand Registration Rights:	At any time on or after the Closing Date, Investors or transferees thereof (including any pledgee holding any of the following as collateral or temporarily upon foreclosure of the underlying obligation) (each, a “Holder”) holding Registrable Securities representing no less than a majority of the Company Common Stock constituting Registrable Securities or issuable upon conversion of Preferred Stock or exercise of Warrants constituting Registrable Securities (the “Majority Holders”) may request registration, by giving written notice thereof to the Company, of the sale of the Registrable Securities held by the Holders. “Registrable Securities” means shares of Preferred Stock, Warrants and shares of Company Common Stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration by the Holder thereof pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. The Company shall then use reasonable best efforts to (i) file a registration statement registering such Registrable Securities as promptly as reasonably practicable and in any event within 30 days (if on Form S-3) or 45 days (if on Form S-1) and (ii) have such registration statement declared effective as promptly as reasonably practicable thereafter (subject to customary exceptions). The Majority Holders may request a total of three demand registrations.
Piggyback Registration Rights:	If the Company registers its securities on a registration statement that permits the inclusion of the Registrable Securities, the Company shall give the Investor Representative prompt written notice thereof (subject to certain exceptions to be agreed). The Company shall then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions to be agreed).
Expenses of Registration and Selling:	All expenses incurred in connection with the registration or sale of the Registrable Securities shall be borne by the Company, with the exception of brokers’ discounts or commissions on the sale of the Registrable Securities.
Suspension of Sales:	The Holders shall discontinue selling Registrable Securities during scheduled black-out periods or upon request of the Company for the purpose of avoiding certain adverse disclosures (which requests shall not be made (i) more than three times during any one-year period or (ii) for any period exceeding 45 days individually or 90 days in the aggregate for any fiscal year). In all events the Company shall permit resumption of such sales as promptly as reasonably practicable.
Indemnification:	The Company shall indemnify the Holders against losses related to material misstatements and omissions. Each Holder shall indemnify the Company against losses related to material misstatements and omissions made in reliance on information furnished by such Holder expressly for use in a registration statement.

4 Capitalized terms used but not defined herein shall have the respective meanings set forth in the Investment Agreement.

Obligations of the Company:	The Company shall have certain other customary obligations, including requirements to file necessary amendments and supplements with the SEC, notify the Investor Representative of certain events relating to registration statements, enter into customary underwriting agreements and cause Company Common Stock to be listed on a national securities exchange.
Holder Information:	The Holders shall furnish certain information (regarding themselves, the Registrable Securities and the intended method of disposition) to the Company to effect each registered offering.
Rule 144 Reporting:	To permit the sale of Registrable Securities without registration, the Company shall use its best efforts to maintain compliance with the periodic filing requirements of the Exchange Act.

EXHIBIT D

EXPRESS-1 EXPEDITED SOLUTIONS, INC.

2011 OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.  Purpose.  The purpose of this Express-1 Expedited Solutions, Inc. 2011 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the Prior Plan, which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders; provided, that this Plan shall be null and void ab initio and of no further force or effect if the Investment Agreement is terminated and the Closing does not occur, in which case the Prior Plan shall remain in place as if never terminated. Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to their respective terms.

Section 2.  Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan or any award that is permitted under Article 6 of the Prior Plan and was granted under the Prior Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Applicable Exchange” means the NYSE Amex LLC or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) that is granted pursuant to Section 6(g), (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such

Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company and (y) any one or more Specified Stockholders) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) any one or more Specified Stockholders, including any group in which a Specified Stockholder is a member) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Closing” means the closing of the Equity Investment (as defined in the Investment Agreement) as contemplated by the Investment Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Express-1 Expedited Solutions, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or was granted under Article 6 of the Prior Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“Investment Agreement” means the Investment Agreement, dated on or around June 13, 2011, among Jacobs Private Equity LLC, certain other investors, and the Company, as amended, modified or supplemented from time to time.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or was granted under Article 6 of the Prior Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Prior Plan” means the Express-1 Expedited Solutions, Inc. Amended and Restated 2001 Stock Option Plan.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Stockholder” means Bradley S. Jacobs, Jacobs Private Equity LLC and its Affiliates, or any other entity or organization controlled, directly or indirectly, by Bradley S. Jacobs.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 3.  Administration.  (a) Composition of the Committee.  The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the Applicable Exchange.

(b) Authority of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of

Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Section 4.  Shares Available for Awards; Cash Payable Pursuant to Awards.  (a) Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (which, for purposes of clarity, shall include Shares delivered pursuant to Options granted under the Prior Plan prior to the approval of the Plan by the Company’s stockholders on [ • ], 2011) shall be equal to the sum of (i) 2,000,000, (ii) any Shares remaining available for future grants of Options under the Prior Plan as of the date the Plan is approved by the Company’s stockholders on [ • ], 2011, plus (iii) any Shares with respect to Options granted under the Prior Plan that are forfeited following the date that the Plan is approved by the Company’s stockholders on [ • ], 2011 (such sum, the “Plan Share Limit”), of which 2,000,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”); provided, however, that any Shares with respect to Options that are forfeited pursuant to clause (iii) shall only become available to be delivered pursuant to Options granted under the Plan. Upon exercise of a stock-settled SAR, the Plan Share Limit shall be reduced by the actual number of Shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash will not reduce the Plan Share Limit. If, after the effective date of the Plan, any Award is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto) or settled other than wholly by delivery of Shares (including cash settlement), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of reducing the Plan Share Limit. If Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the Plan ISO Limit. With respect to Awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 1,000,000 (such amount, the “Annual Individual Plan Share Limit”), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit. In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $3,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events.  (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit and (3) the Annual Individual Plan Share Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the Plan Share Limit, (Y) the Plan ISO Limit and (Z) the Annual Individual Plan Share Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards.  Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.  Eligibility.  Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Section 6.  Awards.  (a) Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Compensation Awards, (vii) Performance Units (viii) Cash Incentive Awards and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options.  (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price.  The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.  (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6(b)(iv) or Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration.  Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price.  The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise.  Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.

(iv) Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v) Substitution SARs.  The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi) Expiration.  Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs.  (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Transfer Restrictions.  Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions.  Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market

Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether pursuant to Section 6(e) of this Plan or any other plan), all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Compensation Awards.  (i) General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii) Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of the Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that shall be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) share price, (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization), (C) operating income, (D) earnings per share (including specified types or categories thereof), (E) cash flow (including specified types or categories thereof), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return measures (including specified types or categories thereof), (I) return on shareholders’ equity, (J) return on investment or capital, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types or categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment), (P) level or amount of acquisitions, (Q) economic value-added, (R) enterprise value, (S) book value, (T) working capital, (U) safety and accident rates and (V) days sales outstanding. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.  (A) Condition to Receipt of Payment.  A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation.  Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification.  Following the completion of a Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D) Negative Discretion.  In determining the actual amount of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E) Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Form of Payment.  In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f) Performance Units.  (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards.  (i) Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a), the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards.  Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii) Payment.  If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h) Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i) Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.

Section 7.  Amendment and Termination.  (a) Amendments to the Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) result in the amendment, cancelation or action described in clause (i), (ii) or (iii) of the second sentence of Section 7(b) being permitted without approval by the Company’s stockholders; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of Section 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any

Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

Section 8.  Change of Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date on which the Closing occurs, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

Section 9.  General Provisions.  (a) Nontransferability.  Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.  (i) Authority to Withhold.  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability.  Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A.  (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as a Stockholder.  No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.

(m) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Recoupment of Awards.  Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

Section 10.  Term of the Plan.  (a) Effective Date.  The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders; provided, that the Plan shall be null and void ab initio and of no further force or effect if the Investment Agreement is terminated and the Closing does not occur.

(b) Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

ANNEX B

June 12, 2011

Special Committee of the Board of Directors
Express-1 Expedited Solutions, Inc.
3399 South Lakeshore Drive, Suite 225
Saint Joseph, MI 49085

Gentlemen:

We have been advised that Express-1 Expedited Solutions, Inc. (the “Company”) intends to enter into an Investment Agreement by and among the Company, Jacobs Private Equity, LLC (“JPE”) and certain other investors (together with JPE, collectively referred to as “Investors”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Investment Agreement.

As described in the Investment Agreement, the Investors will be issued the following in exchange for an Investment of $75 million: (i) convertible preferred stock, with a liquidation preference of $75 million, convertible at $1.75 per share (“Preferred Stock”), or for approximately 42.9 million shares of common stock, and (ii) ten-year warrants to purchase an additional approximately 42.9 million shares of Company common stock at an exercise price of $1.75 per share (“Warrant”). The Investors will be entitled to receive a 4% annual dividend on the Preferred Stock. The terms described in this paragraph are hereinafter, the “Transaction”.

The terms and conditions of the Transaction and the other actions contemplated are more specifically set forth in the Investment Agreement.

Ladenburg is a full service investment bank providing investment banking, brokerage, equity research, institutional sales and trading, and asset management services. In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and/or their respective affiliates.

We have been retained to render an opinion as to whether, on the date of such opinion, the Transaction is fair, from a financial point of view, to the Company’s stockholders. The terms of the Transaction were determined pursuant to negotiations between the Company (including the Special Committee of the Board of Directors), the Investors, and their respective advisors, and not pursuant to recommendations of Ladenburg. We have not been retained to render an opinion as to whether the Transaction is the best price reasonably available to the Company. Further, we do not express any opinion as to the underlying valuation or future performance of the Company, or the price at which the Company’s securities might trade at anytime in the future.

We have not been requested to opine as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Company, the decision whether Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company.

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Boulevard, 14TH Floor
Miami, FL 33137
Phone 305·572·4200  ◆  Fax 305·572·4220

MEMBER NYSE, NYSE Amex, FINRA, SIPC

Special Committee of the Board of Directors
Express-1 Expedited Solutions Inc.
June 12, 2011

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed a draft of the Investment Agreement dated as of June 10, 2011.

•	Reviewed a draft of the Certificate of Designation of the Preferred Stock as of June 10, 2011.

•	Reviewed a draft of the Warrant as of June 10, 2011.

•	Reviewed publicly available financial information and other data with respect to the Company that we deemed relevant, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

•	Reviewed non-public information and other data with respect to the Company, including financial projections for the five-year period ending December 31, 2015 (the “Standalone Projections”), and other internal financial information and management reports.

•	Reviewed financial projections prepared by the Company and BB&T Capital Markets (“BB&T”), assuming one bolt-on acquisition per year starting in 2012 (“Standalone with Acquisitions Projections”).

•	Reviewed financial projections assuming the Transaction takes place (“JPE Projections”)

•	Reviewed and analyzed the Transaction’s pro forma impact on the Company’s outstanding securities and stockholder ownership.

•	Considered the historical financial results and present financial condition of the Company.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for, the Company’s common stock.

•	Reviewed and analyzed the Company’s projected unlevered free cash flows derived from the Standalone Projections and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to the Company.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company.

•	Reviewed and compared the terms of the Transaction to the terms of certain private investments in public entities (“PIPE”) and follow-on offering transactions.

•	Reviewed and discussed with the Company’s management, other Company representatives, JPE, and BB&T certain financial and operating information furnished by them, including the Standalone Projections, Standalone with Acquisitions Projections, and JPE Projections (collectively, the “Projections”).

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, with your consent, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us and we have further relied upon the assurances of Company management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the Projections reviewed, we assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates

Special Committee of the Board of Directors
Express-1 Expedited Solutions Inc.
June 12, 2011

and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion.

We assumed that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. We have assumed, with your consent, that the final executed forms of the Investment Agreement will not differ in any material respect from the drafts we have reviewed and that the Transaction will be consummated on the terms set forth in the Investment Agreement, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its stockholders in any material respect. We have also assumed that the representations and warranties of the parties thereto contained in the Investment Agreement are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Investment Agreement.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, June 12, 2011. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion may not be used by any other person or for any other purpose without our prior written consent; provided however, that a copy of our opinion may be included in a proxy statement prepared by the Company in connection with the Transaction. Our opinion is not intended to and does not constitute an opinion or recommendation to any of the Company’s stockholders as to how such stockholder should vote or act with respect to the Transaction, should a vote of such stockholders be required. Our opinion should not be construed as creating any fiduciary duty on our part to any party to the Investment Agreement or any other person.

In connection with our services, and pursuant to that certain Fairness Opinion Agreement between Ladenburg and the Special Committee of the Board of Directors of the Company dated May 24, 2011 (the “Ladenburg Engagement Agreement”), we have received a retainer and are entitled to receive the balance of our fee, which is not contingent upon the completion of the Transaction, when we notify the Company that we are prepared to deliver our opinion. Also, pursuant to the Ladenburg Engagement Agreement, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. Ladenburg has not previously provided, nor are there any pending agreements to provide, any other services to the Company.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Transaction is fair, from a financial point of view, to the Company’s stockholders.

Very truly yours,

Ladenburg Thalmann & Co. Inc.

ANNEX C

EXECUTION COPY

VOTING AGREEMENT, dated as of June 13, 2011 (this “Agreement”), between Jacobs Private Equity, LLC (the “Investor Representative”) and Michael R. Welch (“Stockholder”).

WHEREAS, as a condition to the willingness of the Investor Representative and certain other investors to enter into the Investment Agreement dated as of the date hereof (the “Investment Agreement”), with Express-1 Expedited Solutions, Inc., a Delaware corporation (the “Company”), the Investor Representative has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), that Stockholder beneficially owns (including any shares that Stockholder acquires after the date hereof, including upon exercise or conversion of any options, rights or other securities convertible into or exercisable for Company Common Stock) (the “Shares”); provided that the term Shares shall not include any options, rights or other securities convertible into or exercisable for Company Common Stock.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Grant of Irrevocable Proxy; Voting Agreement

Section 1.01.  Voting Agreement.  Stockholder hereby irrevocably and unconditionally agrees to vote or exercise its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote to approve (i) the Equity Investment, (ii) the Certificate of Amendment, (iii) the Omnibus ICP and (iv) any other transaction contemplated by the Investment Agreement submitted to the stockholders of the Company for approval (or any amendment thereof, subject to Section 5.03), at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Equity Investment, the Certificate of Amendment, the Omnibus ICP or any such other transaction is submitted for the consideration and vote of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company in respect thereof. Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Takeover Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the Investment Agreement. Except as expressly set forth in this Section 1.01, nothing in this Agreement shall limit the right of Stockholder to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to the Company’s stockholders, including in connection with the election of directors.

Section 1.02.  Irrevocable Proxy.  Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing the Investor Representative as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner permitted by Section 1.01. The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of the Investor Representative entering into this Agreement and the Investment Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms. Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.02 or in Section 5.02, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. The parties agree that this Agreement is a voting agreement created under Section 218(c) of the DGCL.

Section 1.03.  Capacity as a Stockholder.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder in his capacity as a director or officer of the Company or any designee, employee, representative or affiliate of Stockholder who is a director or officer of the Company (in all cases, to the extent applicable) from acting in such capacity or voting in such person’s sole discretion on any matter

(it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company).

ARTICLE 2

Representations and Warranties of Stockholder

Stockholder represents and warrants to the Investor Representative that:

Section 2.01.  Binding Agreement.  This Agreement has been duly executed by Stockholder and, assuming the due execution and delivery of this Agreement by the Investor Representative, constitutes a valid and binding agreement of Stockholder.

Section 2.02.  Non-Contravention.  The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or Judgment or (ii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.

Section 2.03.  Ownership of Shares.  As of the date hereof, Stockholder is the record and beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), other than any restrictions applicable to the Shares that may exist pursuant to securities Laws. None of the Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04.  Total Shares.  As of the date hereof, except as set forth on the signature page hereto, Stockholder does not beneficially own any (i) Shares entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting, (ii) securities of the Company convertible into or exchangeable for shares of the Company entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting or (iii) options or other rights to acquire from the Company any shares of the Company or securities convertible into or exchangeable for shares of the Company entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting.

Section 2.05.  Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Investor Representative or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

ARTICLE 3

Representations and Warranties of the Investor Representative

The Investor Representative represents and warrants to Stockholder that:

Section 3.01.  Authorization; Binding Agreement.  The execution, delivery and performance by the Investor Representative of this Agreement and the consummation by the Investor Representative of the transactions contemplated hereby are within the limited liability company powers of the Investor Representative and have been duly authorized by all necessary limited liability company action. This Agreement has been duly executed and delivered by the Investor Representative and, assuming the due execution and delivery of this Agreement by Stockholder, constitutes a valid and binding agreement of the Investor Representative.

ARTICLE 4

Covenants of Stockholder

Stockholder hereby covenants and agrees that:

Section 4.01.  No Proxies for or Encumbrances on Shares.  Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of the Investor Representative, directly or indirectly,

(i) grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any Shares during the term of this Agreement. Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other arrangement or understanding, and shall provide prompt notice to the Investor Representative if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

ARTICLE 5

Miscellaneous

Section 5.01.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof, including Section 5.03, and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02.  Further Assurances.  The Investor Representative and Stockholder will each use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to effectuate the rights of the Investor Representative and obligations of Stockholder set forth in this Agreement.

Section 5.03.  Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, the parties acknowledge and agree that in the event that Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Shares following the date hereof, such Shares shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares held by Stockholder set forth on the signature page hereto will be deemed automatically amended accordingly. This Agreement shall automatically terminate upon the earliest to occur of (i) the termination of the Investment Agreement in accordance with its terms, (ii) the consummation of the Equity Investment and (iii) the date of any amendment, modification, change or waiver of the Investment Agreement executed after the date hereof that results in a change to the terms of the Securities that is material and adverse to the Company and that is not consented to in writing by Stockholder in his sole discretion prior to such amendment, modification, change or waiver of the Investment Agreement.

Section 5.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in contravention of this Section 5.04 shall be null and void.

Section 5.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.06.  Jurisdiction.  (a) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby (and agrees that no such action, suit or proceeding shall be brought by it except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth herein shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

Section 5.08.  Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.09.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 5.10.  Capitalized Terms.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Investment Agreement as of the date hereof.

Section 5.11.  Communications.  Stockholder hereby (i) consents to and authorizes the publication and disclosure by the Company and the Investor Representative of Stockholder’s identity and holding of Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that the Company or the Investor Representative reasonably determines to be necessary in any SEC disclosure document in connection with the Equity Investment or any other transactions contemplated by the Investment Agreement and (ii) agrees as promptly as practicable to notify the Investor Representative of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.

Section 5.12.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) if to the Investor Representative, as provided in Section 8.02 of the Investment Agreement and (ii) if to Stockholder, to Michael R. Welch, c/o Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, MI 49085, Facsimile: 269-695-7458.

IN WITNESS WHEREOF, the Investor Representative and Stockholder have caused this Agreement to be duly executed as of the date first above written.

JACOBS PRIVATE EQUITY, LLC,

By:	/s/ Bradley S. Jacobs
Name:     Bradley S. Jacobs
Title: Managing Member

/s/  Michael R. Welch
MICHAEL R. WELCH

Shares owned by Michael R. Welch as of the date hereof:

869,789 Shares

Options, rights and other securities owned by Michael R. Welch as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

Options to purchase 480,000 Shares

ANNEX D

EXECUTION COPY

VOTING AGREEMENT, dated as of June 13, 2011 (this “Agreement”), between Jacobs Private Equity, LLC (the “Investor Representative”) and Daniel Para (“Stockholder”).

WHEREAS, as a condition to the willingness of the Investor Representative and certain other investors to enter into the Investment Agreement dated as of the date hereof (the “Investment Agreement”), with Express-1 Expedited Solutions, Inc., a Delaware corporation (the “Company”), the Investor Representative has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), that Stockholder beneficially owns (including any shares that Stockholder acquires after the date hereof, including upon exercise or conversion of any options, rights or other securities convertible into or exercisable for Company Common Stock) (the “Shares”); provided that the term Shares shall not include any options, rights or other securities convertible into or exercisable for Company Common Stock.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Grant of Irrevocable Proxy; Voting Agreement

Section 1.01.  Voting Agreement.  Stockholder hereby irrevocably and unconditionally agrees to vote or exercise its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote to approve (i) the Equity Investment, (ii) the Certificate of Amendment, (iii) the Omnibus ICP and (iv) any other transaction contemplated by the Investment Agreement submitted to the stockholders of the Company for approval (or any amendment thereof, subject to Section 5.03), at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Equity Investment, the Certificate of Amendment, the Omnibus ICP or any such other transaction is submitted for the consideration and vote of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company in respect thereof. Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Takeover Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the Investment Agreement. Except as expressly set forth in this Section 1.01, nothing in this Agreement shall limit the right of Stockholder to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to the Company’s stockholders, including in connection with the election of directors.

Section 1.02.  Irrevocable Proxy.  Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing the Investor Representative as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner permitted by Section 1.01. The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of the Investor Representative entering into this Agreement and the Investment Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms. Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.02 or in Section 5.02, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. The parties agree that this Agreement is a voting agreement created under Section 218(c) of the DGCL.

Section 1.03.  Capacity as a Stockholder.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder in his capacity as a director or officer of the Company or any designee, employee, representative or affiliate of Stockholder who is a director or officer of the Company (in all cases, to the extent applicable) from acting in such capacity or voting in such person’s sole discretion on any matter

(it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company).

ARTICLE 2

Representations and Warranties of Stockholder

Stockholder represents and warrants to the Investor Representative that:

Section 2.01.  Binding Agreement.  This Agreement has been duly executed by Stockholder and, assuming the due execution and delivery of this Agreement by the Investor Representative, constitutes a valid and binding agreement of Stockholder.

Section 2.02.  Non-Contravention.  The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or Judgment or (ii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.

Section 2.03.  Ownership of Shares.  As of the date hereof, except as set forth on the signature page hereto, Stockholder is the record and beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), other than any restrictions applicable to the Shares that may exist pursuant to securities Laws. None of the Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04.  Total Shares.  As of the date hereof, except as set forth on the signature page hereto, Stockholder does not beneficially own any (i) Shares entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting, (ii) securities of the Company convertible into or exchangeable for shares of the Company entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting or (iii) options or other rights to acquire from the Company any shares of the Company or securities convertible into or exchangeable for shares of the Company entitling Stockholder to vote at meetings of stockholders of the Company, including the Stockholders Meeting.

Section 2.05.  Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Investor Representative or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

ARTICLE 3

Representations and Warranties of the Investor Representative

The Investor Representative represents and warrants to Stockholder that:

Section 3.01.  Authorization; Binding Agreement.  The execution, delivery and performance by the Investor Representative of this Agreement and the consummation by the Investor Representative of the transactions contemplated hereby are within the limited liability company powers of the Investor Representative and have been duly authorized by all necessary limited liability company action. This Agreement has been duly executed and delivered by the Investor Representative and, assuming the due execution and delivery of this Agreement by Stockholder, constitutes a valid and binding agreement of the Investor Representative.

ARTICLE 4

Covenants of Stockholder

Stockholder hereby covenants and agrees that:

Section 4.01.  No Proxies for or Encumbrances on Shares.  Except pursuant to the terms of this Agreement or as set forth on the signature page hereto, Stockholder shall not, without the prior written consent of the Investor

Representative, directly or indirectly, (i) grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any Shares during the term of this Agreement. Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other arrangement or understanding, and shall provide prompt notice to the Investor Representative if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

ARTICLE 5

Miscellaneous

Section 5.01.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof, including Section 5.03, and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02.  Further Assurances.  The Investor Representative and Stockholder will each use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to effectuate the rights of the Investor Representative and obligations of Stockholder set forth in this Agreement.

Section 5.03.  Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, the parties acknowledge and agree that in the event that Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Shares following the date hereof, such Shares shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares held by Stockholder set forth on the signature page hereto will be deemed automatically amended accordingly. This Agreement shall automatically terminate upon the earliest to occur of (i) the termination of the Investment Agreement in accordance with its terms, (ii) the consummation of the Equity Investment and (iii) the date of any amendment, modification, change or waiver of the Investment Agreement executed after the date hereof that results in a change to the terms of the Securities that is material and adverse to the Company and that is not consented to in writing by Stockholder in his sole discretion prior to such amendment, modification, change or waiver of the Investment Agreement.

Section 5.04.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in contravention of this Section 5.04 shall be null and void.

Section 5.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.06.  Jurisdiction.  (a) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby (and agrees that no such action, suit or proceeding shall be brought by it except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth herein shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

Section 5.08.  Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.09.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 5.10.  Capitalized Terms.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Investment Agreement as of the date hereof.

Section 5.11.  Communications.  Stockholder hereby (i) consents to and authorizes the publication and disclosure by the Company and the Investor Representative of Stockholder’s identity and holding of Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that the Company or the Investor Representative reasonably determines to be necessary in any SEC disclosure document in connection with the Equity Investment or any other transactions contemplated by the Investment Agreement and (ii) agrees as promptly as practicable to notify the Investor Representative of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.

Section 5.12.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) if to the Investor Representative, as provided in Section 8.02 of the Investment Agreement and (ii) if to Stockholder, to Daniel Para, c/o Express-1 Expedited Solutions, Inc., 3399 South Lakeshore Drive, Suite 225, Saint Joseph, MI 49085, Facsimile: 269-695-7458.

IN WITNESS WHEREOF, the Investor Representative and Stockholder have caused this Agreement to be duly executed as of the date first above written.

JACOBS PRIVATE EQUITY, LLC,

By:	/s/ Bradley S. Jacobs
Name:     Bradley S. Jacobs

Title:	Managing Member

/s/  Daniel Para
DANIEL PARA

Shares owned by Daniel Para as of the date hereof:

3,001,901 Shares5

Options, rights and other securities owned by Daniel Para as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

Options to purchase 125,000 Shares

5 The record owner of such 3,001,901 Shares is Dan Para Investments, LLC, a Delaware limited liability company (“DPI”). Daniel Para is the manager of DPI and has investment and voting control over the 3,001,901 Shares held by DPI. Daniel Para, Inc., a Delaware corporation (“DP”), is the holder of 51% of the voting interests of DPI. Daniel Para is the sole owner and officer of DP. The 3,001,901 Shares held by DPI have been pledged by DPI to Burr Ridge Bank & Trust (“Bank”) to secure DPI’s obligations to Bank under that certain Business Loan Agreement dated August 18, 2009, between DPI and Bank, as amended.

EXPRESS-1 EXPEDITED SOLUTIONS, INC. MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 methods Instead of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 ADD 6 Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on September 1, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/XPO2 • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR each Proposal. Proposals 1 though 5 are conditioned on each other and Proposal 6 is conditioned on Proposals 1 through 5. If Proposals 1 through 5 are not approved by the Company’s stockholders, the proposed equity investment will not be consummated. + For Against Abstain 1. To approve the issuance to Jacobs Private Equity, LLC and the other investors party to the Investment Agreement, dated as of June 13, 2011, for $75,000,000 in cash, of (i) 75,000 shares of Series A Convertible Perpetual Preferred Stock of the Company, which are initially convertible into an aggregate of 42,857,143 shares of Company common stock at a conversion price of $1.75 per share (subject to adjustment in connection with the Reverse Stock Split (as defined below)), and (ii) warrants to purchase 42,857,143 shares of Company common stock at an exercise price of $1.75 per share (subject to adjustment in connection with the Reverse Stock Split). 2. To approve an amendment to the certificate of incorporation of the Company (the “Company Certificate”) to increase the number of authorized shares of Company common stock to 150,000,000 shares. 3. To approve an amendment to the Company Certificate to give effect to a 4-for-1 reverse stock split of the Company common stock (the “Reverse Stock Split”). 4. To approve an amendment to the Company Certificate providing that any vacancy on our Board of Directors shall be filled by the remaining directors or director. 5. To adopt the 2011 Omnibus Incentive Compensation Plan. 6. To approve an amendment to the Company Certificate to change the name of the Company to XPO Logistics, Inc. 7. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt Proposals 1 through 5. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date and sign as name appears hereon. When signing as Executor, Administrator, Trustee, Guardian or Attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 1 1 8 7 6 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01CW7G

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 PROXY/VOTING INSTRUCTION FORM — EXPRESS-1 EXPEDITED SOLUTIONS, INC. + PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 1, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXPRESS-1 EXPEDITED SOLUTIONS, INC. The undersigned holder of shares of Common Stock of EXPRESS-1 EXPEDITED SOLUTIONS, INC., a Delaware corporation, hereby appoints Michael R. Welch with full power of substitution, the proxy and attorney of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders of the Company to be held at the Express-1, Inc. Training Center located at 441 Post Road, Buchanan, Michigan 49107, on September 1, 2011 at 9:00 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy on the reverse side hereof) that the undersigned would have if personally present at the Meeting, to act in the undersigned’s discretion upon any other matter or matters that may properly be brought before the Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Meeting. IMPORTANT NOTICE TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN The undersigned, a participant in the Express-1 Expedited Solutions, Inc. Employee Stock Ownership Plan, hereby directs Horizon Trust & Investment Management as Trustee to vote in person or by proxy all Common Shares of Express-1 Expedited Solutions, Inc. credited to the undersigned’s account(s) under the Plan on the record date at the Special Meeting of Stockholders of the Company to be held on Thursday, September 1, 2011 and at any adjournment thereof, as indicated on the reverse. This proxy may be revoked at any time prior to the voting thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (TO BE SIGNED ON THE REVERSE SIDE) C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. +